UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Broadcom Limited

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Dear Shareholders of Broadcom Limited:

As we previously announced in November 2017, we have decided to restructure our corporate group to cause the parent company of the group to be a Delaware corporation. We are making this proxy statement available in connection with the solicitation by the board of directors of Broadcom Limited (“Broadcom-Singapore”) of proxies to be voted at the shareholder meeting to be convened for the purposes set forth in the accompanying Notice of Court Meeting of Broadcom Shareholders.

The board of directors of Broadcom-Singapore (the “Board”) has approved the entry by Broadcom-Singapore into an Implementation Agreement, dated as of February 28, 2018 (the “Implementation Agreement”), with a newly established Delaware corporation (also named Broadcom Limited and referred to herein as “Broadcom-Delaware”) relating to the restructuring of our corporate group. The Implementation Agreement provides for a statutory procedure known as a Scheme of Arrangement (the “Scheme of Arrangement”) to be implemented by Broadcom-Singapore and Broadcom-Delaware under Singapore law, subject to approval of the High Court of the Republic of Singapore (the “Singapore Court”). Pursuant to the Scheme of Arrangement, all issued ordinary shares in the capital of Broadcom-Singapore as of immediately prior to the effective time of the Scheme of Arrangement will be exchanged on a one-for-one basis for newly issued shares of common stock of Broadcom-Delaware, and Broadcom-Singapore will become a subsidiary of Broadcom-Delaware.

While our incorporation in Singapore has served us and our shareholders well, there are compelling reasons that support restructuring our corporate group to cause the parent company of our group to be an entity organized in the United States at this time. After considering various factors, the Board unanimously determined that restructuring our corporate group to cause the parent company of our group to be an entity incorporated in Delaware is in the best interests of the Company and its shareholders and will best help us accomplish our strategic objectives. Through our existing subsidiaries, we already have a substantial presence in the United States and it is important to note that a majority of Broadcom’s employees and a significant portion of operating assets are in the United States. We believe that the shareholder returns we can drive by continuing to execute our acquisition strategy far outweigh the additional income taxes we would expect to pay as a result of this restructuring, and the incremental tax cost of being based in the U.S. has decreased materially as a result of corporate tax reform in the United States.

For you, our shareholders, much will remain unchanged following the time the Scheme of Arrangement comes into effect. There will be some differences in your shareholder rights, given the differences in the laws between Singapore and Delaware. We have included a detailed chart outlining these differences in the attached proxy statement in the section titled “Comparison of Rights of Singapore Shareholders and Delaware Stockholders,” which begins on page 43.

Just as is the case today with our ordinary shares, the shares of common stock of Broadcom-Delaware will trade on the NASDAQ Global Select Market (“NASDAQ”), under the symbol “AVGO.” We will remain subject to the reporting requirements of the U.S. Securities and Exchange Commission (the “SEC”), the mandates of the Sarbanes-Oxley Act of 2002 and the corporate governance rules of NASDAQ. We will report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles (“U.S. GAAP”).

It is intended that holders of our ordinary shares will not recognize any gain or loss for U.S. federal income tax purposes in connection with the transaction. Under Singapore tax law, no tax is due for Broadcom-Singapore’s ordinary shareholders in the transaction unless such shareholders are residents of or ordinarily reside in Singapore for Singapore tax purposes, or hold their shares in Broadcom-Singapore in connection with a trade carried on by such holder in Singapore.

Holders of ordinary shares and special preference shares in the capital of Broadcom-Singapore will be asked to vote on a proposal to approve the Scheme of Arrangement (the “Broadcom Redomiciliation Proposal”) at a meeting of Broadcom-Singapore’s shareholders that has been directed to be convened by the Singapore Court (the “Special Meeting”) on March 23, 2018, at 8:00 a.m. The Special Meeting will be held at 1320 Ridder Park Drive, San Jose, California 95131, U.S.A. At the Special Meeting, Broadcom-Singapore shareholders will be asked to approve the Broadcom Redomiciliation Proposal. The Scheme of Arrangement will also require the approval of the Singapore Court.

This proxy statement provides you with detailed information regarding the transaction contemplated by the Broadcom Redomiciliation Proposal (the “Broadcom Scheme”). We encourage you to read this entire document carefully. You should carefully consider “Risk Factors” beginning on page 22 for a discussion of potential risks before voting.

The Board has unanimously determined that the Scheme of Arrangement is advisable and in the best interests of Broadcom-Singapore and its shareholders and recommends that Broadcom-Singapore shareholders vote “FOR” the approval of the Broadcom Redomiciliation Proposal.

Please mark, date, sign and return the enclosed proxy card in the enclosed, postage-paid envelope as promptly as possible, as described in the attached proxy statement, so that your shares may be represented at the Special Meeting and voted in accordance with your wishes. For detailed information regarding eligibility to vote at, and voting procedures for, the Special Meeting, please refer to “The Special Meeting—Record Date; Voting Rights; Votes Required for Approval” starting on page 59 of the accompanying proxy statement.

If you have any questions about the meeting, or if you require assistance, please call D.F. King & Co., Inc. our proxy solicitor, at (866) 864-4943 (toll-free in the United States) or brokers and banks may call (212) 269-5550 (call collect).

Very truly yours,

HOCK E. TAN President and Chief Executive Officer

BROADCOM LIMITED

(Incorporated in the Republic of Singapore)

(Company Registration Number 201505572G)

NOTICE OF COURT MEETING OF BROADCOM LIMITED SHAREHOLDERS

TO BE HELD MARCH 23, 2018

IN THE HIGH COURT OF THE REPUBLIC OF SINGAPORE

Originating                         )

Summons                            )

Number 262 of 2018          )

In the Matter of
Broadcom Limited
(RC No. 201505572G)

and

In the Matter of Section 210 of the Companies Act, Chapter 50

Scheme of Arrangement

under Section 210 of the Companies Act, Chapter 50

between

Broadcom Limited, a public company limited by shares incorporated under the laws of the Republic of Singapore (“Broadcom-Singapore”),

and

the Scheme Shareholders (as defined herein)

and

Broadcom Limited, a Delaware corporation (“Broadcom-Delaware”)

NOTICE OF MEETING

NOTICE IS HEREBY GIVEN that, by an Order of Court dated March 9, 2018 made in the above matter, the High Court of the Republic of Singapore (the “Singapore Court”) has directed a Meeting to be convened of the Scheme Shareholders (as defined in the Schedule below) of Broadcom-Singapore, and such Meeting shall be held at 1320 Ridder Park Drive, San Jose, California 95131, U.S.A., on March 23, 2018 at 8:00 a.m. Pacific time, for the purpose of considering and, if thought fit, approving (with or without modification) the following resolution:

“That the Scheme of Arrangement proposed to be made pursuant to Section 210 of the Companies Act, Chapter 50 of Singapore, between (i) Broadcom Limited (a public company limited by shares incorporated under the laws of the Republic of Singapore), (ii) the Scheme Shareholders and (iii) Broadcom Limited (a Delaware corporation), a copy of which has been circulated with the Notice convening this Meeting, be and is hereby approved.”

A copy of the Scheme of Arrangement and the information required to be furnished pursuant to Section 211 of the Companies Act, Chapter 50 of Singapore, are incorporated in the proxy statement of which this Notice forms a part.

A Scheme Shareholder who was a shareholder of record of Broadcom-Singapore as at March 5, 2018, being the record date for the Meeting, may vote in person at the Meeting or may appoint one (and not more than one) person, whether a member of Broadcom-Singapore or not, as his or her proxy to attend and vote in his or her stead.

NOTICE OF COURT MEETING

A form of proxy applicable for the Meeting is enclosed with the proxy statement of which this Notice forms a part.

It is requested that forms appointing proxies be lodged at Proxy Services, c/o Computershare Investor Services, P.O. Box 43101, Providence, Rhode Island 02940-5067, not less than 24 hours before the time appointed for holding the Meeting (or within such other time as may be required by the Companies Act (Chapter 50) of Singapore) or such longer period as may be specified by the procedures of the participants of The Depository Trust Company.

In the case of joint Scheme Shareholders, any one of such persons may vote, but if more than one of such persons are present at the Meeting, the person whose name stands first on the Register of Members of Broadcom-Singapore shall alone be entitled to vote.

By the said Order of Court, the Singapore Court has appointed James V. Diller, or failing him, Hock E. Tan (or failing him, any other director of Broadcom-Singapore) to act as Chairman of the said Meeting and has directed the Chairman to report the results thereof to the Singapore Court.

The Scheme of Arrangement will be subject, inter alia, to the subsequent approval of the Singapore Court.

THE SCHEDULE

Expression	Meaning
“Scheme Shareholders”

(i) Persons who are registered as holders of ordinary shares or special preference shares in the capital of Broadcom-Singapore in the Register of Members of Broadcom-Singapore, other than CEDE & Co. (“Registered Holders”); and

(ii) persons who are registered as holders of ordinary shares in the capital of Broadcom-Singapore in book-entry form on the register of The Depository Trust Company, which shares are held through CEDE & Co. as the registered holder of the said Broadcom-Singapore shares on the Register of Members of Broadcom-Singapore (“DTC Participants”).

Dated this March 9, 2018

ALLEN & GLEDHILL LLP
One Marina Boulevard #28-00
Singapore 018989

Solicitors for
Broadcom-Singapore

i

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this proxy statement and the documents incorporated by reference may include forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended), in particular, statements about our expectations regarding the change of the parent company of the group from a Singapore company to a Delaware corporation. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about the proposed redomiciliation and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside Broadcom’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Unless the context otherwise requires, references in this proxy statement to “Broadcom”, “the Company”, “our Company”, “we”, “our”, “us” and similar terms are to Broadcom-Singapore and to our predecessor, Avago Technologies Limited.

Particular uncertainties that could materially affect future results include risks associated with our proposed redomiciliation, including the timing of the proposed redomiciliation and our ability to obtain shareholder and Singapore court approvals and satisfy other closing conditions to the completion of the proposed redomiciliation; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; any acquisitions we may make, including our proposed acquisition of Qualcomm Incorporated (“Qualcomm”), such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired companies with our existing businesses and our ability to achieve the growth prospects and synergies expected by such acquisitions; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness, including the need to generate sufficient cash flows to service and repay such debt; dependence on a small number of markets and the rate of growth in these markets; dependence on and risks associated with distributors of our products; dependence on senior management; quarterly and annual fluctuations in our operating results; global economic conditions and concerns; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expense; any expense or reputational damage associated with resolving customer product warranty and indemnification claims; cyclicality in the semiconductor industry or in our target markets; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are set forth in this proxy statement, in particular in the section entitled “Risk Factors” and the documents that we file with the SEC. You may obtain copies of these documents as described under the heading “Where You Can Find More Information.”

Except as required under U.S. federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this proxy statement, whether as a result of new information, future events, changes in assumptions or otherwise.

STRUCTURE OF THE TRANSACTION

We are seeking your approval of the scheme of arrangement under Singapore law, attached as Annex A to this proxy statement (the “Scheme of Arrangement”), pursuant to which, upon effectiveness, a newly formed Delaware corporation will become the publicly traded parent of the Broadcom corporate group (the “Broadcom group”). In this proxy statement, we refer to the transactions to be effected pursuant to the Scheme of Arrangement and the related transactions (including the transactions contemplated by the Mandatory Exchange Amendment described below) as the “Transaction.” The Transaction will create a new publicly traded parent company of the Broadcom group that is incorporated in Delaware and will result in you holding shares of common stock of a Delaware corporation instead of ordinary shares of a Singapore company.

Broadcom Limited, a public company limited by shares incorporated under the laws of the Republic of Singapore, whose shares you currently own (“Broadcom-Singapore”), has formed a new Delaware corporation (also named Broadcom Limited and referred to herein “Broadcom-Delaware”). Broadcom-Delaware has formed a new Delaware subsidiary of Broadcom-Delaware named Broadcom Technologies Inc. (“Broadcom US Sub”). Each of Broadcom-Delaware and Broadcom US Sub has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the Transaction.

The Scheme of Arrangement will be effected pursuant to the Implementation Agreement between Broadcom-Singapore and Broadcom-Delaware, dated as of February 28, 2018, a copy of which is attached to this proxy statement as Annex B (the “Implementation Agreement”). The Scheme of Arrangement provides for the exchange of your ordinary shares in the capital of Broadcom-Singapore for shares of common stock of Broadcom-Delaware on a one-for-one basis. As a result of the Transaction, the ordinary shareholders of Broadcom-Singapore will become stockholders of Broadcom-Delaware and such stockholders’ rights will be governed by Delaware law and by Broadcom-Delaware’s certificate of incorporation and bylaws, in substantially the forms attached hereto as Annex C and Annex D, respectively.

As part of the Transaction, we also intend to execute an amendment (the “Mandatory Exchange Amendment”) to the Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”) of Broadcom Cayman L.P. (the “Partnership”), pursuant to which, immediately prior to the completion of the transaction contemplated by the Scheme of Arrangement, all outstanding limited partnership units thereof (“LP Units”), other than any LP Units held by Broadcom-Singapore and its subsidiaries, will be mandatorily exchanged for shares of common stock of Broadcom-Delaware on a one-for-one basis (i.e., based on the existing conversion ratio of LP Units to ordinary shares of Broadcom-Singapore). As a result, all outstanding limited partners of the Partnership would become common stockholders of Broadcom-Delaware. In addition, all related outstanding special preference shares in the capital of Broadcom-Singapore will be automatically redeemed upon the exchange of the LP Units in accordance with the Mandatory Exchange Amendment, pursuant to the constitution of Broadcom-Singapore.

The Mandatory Exchange Amendment is subject to the approval of the limited partners of the Partnership in accordance with the terms of the Partnership Agreement. For purposes of this proxy statement, we have assumed such approval will be obtained and that the mandatory exchange of LP Units will occur in connection with the effectiveness of the Scheme of Arrangement pursuant to the Mandatory Exchange Amendment. However, the Scheme of Arrangement is not conditioned on the approval of the Mandatory Exchange Amendment and therefore will occur whether or not the Mandatory Exchange Amendment has been executed. If the Scheme of Arrangement occurs without the Mandatory Exchange Amendment having been approved and executed, LP Units of the Partnership will remain outstanding and will thereafter be exchangeable for cash or shares of common stock of Broadcom-Delaware in accordance with the terms of the Partnership Agreement, and the holders of LP Units will continue to have the right to vote alongside the common stockholders of Broadcom-Delaware in accordance with the terms of the Voting Trust Agreement, dated February 1, 2016 (the “Voting Trust Agreement”), by and among Broadcom-Singapore, the Partnership and Computershare Trust Company, N.A. (“Computershare”), as the registered shareholder of all of the outstanding special preference shares and as trustee thereunder.

The following diagrams depict our organizational structure before and after the Transaction.

Before

After

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE SPECIAL MEETING

Q. What am I being asked to vote on at the Special Meeting?

A.	Holders of ordinary shares and special preference shares in the capital of Broadcom-Singapore are being asked to vote at a court-convened meeting of holders of ordinary shares and special preference shares of Broadcom-Singapore (the “Special Meeting”) on a proposal to approve the Scheme of Arrangement attached as Annex A to this proxy statement (the “Broadcom Redomiciliation Proposal”). If the Scheme of Arrangement becomes effective, the ordinary shares of Broadcom-Singapore will be transferred to Broadcom-Delaware, which will issue one share of common stock of Broadcom-Delaware to the holders of Broadcom-Singapore ordinary shares for each ordinary share of Broadcom-Singapore that has been transferred. As a result, Broadcom-Delaware will become the parent company of Broadcom-Singapore.

Q: Who can vote?

A:	As confirmed by the Singapore Court, holders of record of Broadcom-Singapore ordinary shares and special preference shares on March 5, 2018 (the “Record Date”), the record date for the Special Meeting, are entitled to vote. Our register of members will be available for inspection at least 10 days prior to the Special Meeting at 1320 Ridder Park Drive, San Jose, California 95131, U.S.A. As of the Record Date, there were 410,751,985 ordinary shares and 22,090,052 special preference shares in the capital of Broadcom-Singapore outstanding and entitled to vote and we had 282 shareholders of record. Each holder of Broadcom-Singapore ordinary shares and special preference shares is entitled to one vote per share. The special preference shares are held solely by a voting trustee who votes such shares in accordance with the instructions of the holders of LP Units of the Partnership.

Q: What quorum and shareholder votes are required for action at the Special Meeting?

A:	A quorum is required for the transaction of business at the Special Meeting. The presence, in person or by proxy, at the Special Meeting of the Scheme Shareholders as of the Record Date holding between them at least a majority of the total number of issued Broadcom-Singapore ordinary shares and special preference shares will constitute a quorum.

To be approved, the Broadcom Redomiciliation Proposal must receive the affirmative vote of (i) a majority in number of the Scheme Shareholders present and voting, either in person or by proxy, at the Special Meeting and (ii) not less than 75% of the issued Broadcom-Singapore ordinary shares and special preference shares held by the Scheme Shareholders present and voting, either in person or by proxy, at the Special Meeting.

Pursuant to the directions of the Singapore Court, for the purposes of determining the number of Scheme Shareholders present and voting at the Special Meeting, Broadcom-Singapore ordinary shares that are deposited in book-entry form with The Depository Trust Company (“DTC”), and registered in the name of CEDE & Co. (“CEDE”) as nominee of DTC and holder of record in the Register of Members of Broadcom-Singapore, will be treated as follows:

•	CEDE shall be deemed not to be a shareholder of Broadcom-Singapore; and

•	each shareholder whose name appears on the register of DTC as a holder of Broadcom-Singapore ordinary shares (a “sub-depositor”) shall be deemed to be a Broadcom-Singapore shareholder in respect of such number of Broadcom-Singapore ordinary shares held in its account under CEDE.

Each sub-depositor need not vote the Broadcom-Singapore ordinary shares registered in its name in the same way. Accordingly, a sub-depositor may:

•	vote all or part of its Broadcom-Singapore ordinary shares “FOR” the Broadcom Redomiciliation Proposal, which part shall be counted as approving the Broadcom Redomiciliation Proposal;

•	vote all or part of its Broadcom-Singapore ordinary shares “AGAINST” the Broadcom Redomiciliation Proposal, which part shall be counted as against approving the Broadcom Redomiciliation Proposal; and/or

•	abstain from voting in respect of all or part of its Broadcom-Singapore ordinary shares, which part shall not be counted in determining the Broadcom-Singapore ordinary shares that are present and voting on the Broadcom Redomiciliation Proposal.

For purposes of determining whether the Broadcom Redomiciliation Proposal is approved by a majority in number of Scheme Shareholders, if the number of Broadcom-Singapore ordinary shares voted “FOR” the Broadcom Redomiciliation Proposal by a sub-depositor exceeds the number of Broadcom-Singapore ordinary shares voted “AGAINST” the Broadcom Redomiciliation Proposal by it, such sub-depositor will be taken to have voted “FOR” the Broadcom Redomiciliation Proposal, or if the number of Broadcom-Singapore ordinary shares voted “AGAINST” the Broadcom Redomiciliation Proposal by a sub-depositor exceeds the number of Broadcom-Singapore ordinary shares voted “FOR” the Broadcom Redomiciliation Proposal by it, such sub-depositor will be taken to have voted “AGAINST” the Broadcom Redomiciliation Proposal.

For the avoidance of doubt, a holder of Broadcom-Singapore ordinary shares who is not a sub-depositor may only vote the Broadcom-Singapore ordinary shares registered in its name in the same way, and must vote all or part of its Broadcom-Singapore ordinary shares either “FOR” or “AGAINST” the Broadcom Redomiciliation Proposal, and not a mixture of both.

A holder of Broadcom-Singapore ordinary shares or special preference shares (including a sub-depositor) voting by proxy shall be included in the count of Broadcom-Singapore shareholders present and voting at the Special Meeting as if that Broadcom-Singapore shareholder was voting in person, such that the votes of a proxy who has been appointed to represent more than one Broadcom-Singapore shareholder at the Special Meeting shall be counted as the votes of such number of appointing Broadcom-Singapore shareholders.

Each holder of Broadcom-Singapore ordinary shares or special preference shares represented in person or by proxy at the Special Meeting is entitled to one vote per Broadcom-Singapore ordinary share or special preference share owned as of the Record Date.

Please see “The Special Meeting—Record Date; Voting Rights; Vote Required for Approval.”

Q: What is the effect of broker non-votes and abstentions?

A:	If a Scheme Shareholder abstains from voting, or if brokers holding their customers’ shares of record cause abstentions to be recorded, those shares are considered present and entitled to be voted at the Special Meeting, and, therefore, are considered for purposes of determining whether a quorum is present. However, abstentions will not be counted in the tabulation of votes cast or shares voting on a proposal, and, thus, have no effect on whether a proposal has been approved. A broker “non-vote” is not counted for the purposes of determining whether a proposal has been approved. The Broadcom Redomiciliation Proposal is considered a “non-routine” matter, and if you are a “street name” holder, your broker will not have the authority to vote your shares for or against this proposal without your instruction.

Q. What vote does the board of directors recommend?

A.	The Broadcom-Singapore board of directors unanimously recommends that you vote “FOR” the Broadcom Redomiciliation Proposal.

Q. How do I attend the Special Meeting?

A.	All shareholders of Broadcom-Singapore, as of the Record Date, are invited to attend the Special Meeting at 1320 Ridder Park Drive, San Jose, California 95131, U.S.A. commencing at 8:00 a.m. Pacific time on March 23, 2018.

If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Special Meeting, you must present proof of your beneficial ownership of shares, such as a bank or brokerage account statement or letter from your bank, broker or other nominee showing that you owned Broadcom-Singapore ordinary shares as of the record date, together with a form of personal identification and proof of address to be admitted to the Special Meeting.

Even if you establish proof of your beneficial ownership, you will not be entitled to vote at or otherwise participate in the Special Meeting unless you are a shareholder of record. Only shareholders, their proxy holders and Broadcom’s guests may attend the Special Meeting.

Q. How do I vote?

A.	Scheme Shareholders as of the Record Date may vote by personally attending the Special Meeting or attending by proxy, by completing and returning a proxy card.

If you hold your ordinary shares in “street name” through a broker, you will be able to exercise your vote through your broker by completing a voting instruction form. Most “street name” holders may also submit their voting instructions to their broker by telephone or by Internet. If shares are held in “street name,” beneficial holders must follow the procedures provided by their broker to vote.

If you hold LP Units of the Partnership, you will be able to instruct Computershare, as the registered shareholder of all of the outstanding special preference shares, how to vote the corresponding number of special preference shares, in accordance with the Voting Trust Agreement.

Q. Why do you want your ultimate parent company to be incorporated in Delaware rather than Singapore?

A.	We and our predecessor, Avago Technologies Limited, have been incorporated in Singapore since 2005. While our incorporation in Singapore has served us and our shareholders well, there are compelling reasons that support restructuring our corporate group to cause the parent company of our group to be an entity organized in the United States at this time.

We are a multi-national business with operations in many countries. However, our operations have become more focused in the United States, both through organic growth and as a result of multiple acquisitions of U.S.-based companies, and we expect to continue to invest in our operations in the United States. Through our existing subsidiaries, we already have a substantial presence in the United States and it is important to note that a majority of Broadcom’s employees and a significant portion of operating assets are in the United States. Further, we believe that a significant majority of our shareholders are U.S.-based institutional investors. As a result, we think it makes sense to have our parent company based in the United States. In addition, the incremental tax cost of being a U.S.-based multinational corporation has decreased materially as a result of U.S. corporate tax reform. The enactment of tax reform legislation on December 22, 2017 (the “2017 Tax Reform Act”) will also allow us to tax-efficiently deploy our capital in the United States in a way that was not practicable prior to the enactment of this legislation.

We also believe that the shareholder returns we can drive by continuing to execute our acquisition strategy far outweigh the additional income taxes we would expect to pay as a result of our ultimate parent company being incorporated in the United States. Further, as a U.S. corporation, our future acquisitions in the United States would not be subject to certain regulatory processes required for acquisitions by foreign corporations. Following a thorough review, we have determined that having our ultimate parent company incorporated in the United States will increase our opportunities for growth and is best for us, our shareholders and our employees.

After considering various factors, our board of directors determined that it was advisable to proceed with the Transaction. Our board of directors’ determination that Delaware is the preferred jurisdiction of incorporation of the parent of the Broadcom group was based on many factors, including the following:

•	Delaware offers predictable and well-established corporate laws;

•	Delaware has a well-developed legal system which we believe encourages high standards of corporate governance and provides stockholders with substantial rights;

•	the perception of a Delaware corporation among regulatory authorities, investors and creditors as being highly favorable; and

•	Delaware corporate law provides significant flexibility around corporate transactions, including the issuance of equity and the payment of dividends, while at the same time protecting the rights of stockholders.

Please see “The Broadcom Redomiciliation Proposal—Background and Reasons for the Transaction” for more information.

We cannot assure you that the anticipated benefits of the Transaction will be realized. In addition, despite the potential benefits described above, the Transaction will expose you and us to potential risks, including relating to future income tax policy in the United States. Please see the discussion under “Risk Factors.”

Our board of directors has considered both the potential advantages of the Transaction and these potential risks and has unanimously approved the Scheme of Arrangement and recommends that shareholders vote for the approval of the Scheme of Arrangement.

Q: Are there any risks associated with the consummation of the Transaction?

A:	While our board of directors has considered the potential risks to our shareholders and us associated with the Transaction and has recommended that shareholders vote for approval of the Broadcom Redomiciliation Proposal, there are risks and we cannot assure you that the anticipated benefits of the Transaction will be realized. For example:

•	your rights as a shareholder will change due to differences between Singapore and Delaware law and between the governing documents of Broadcom-Singapore and Broadcom-Delaware;

•	our cash tax costs will increase if we effect the Transaction;

•	potential changes may be required to the terms of our indentures in connection with entering into supplemental indentures required in connection with the Transaction; and

•	the market for Broadcom-Delaware common stock may differ from the market for Broadcom-Singapore ordinary shares.

You should consider these risks carefully. For additional information, please see the discussion under “Risk Factors.”

Q. How will the Transaction affect Broadcom’s presence in the U.S. and around the world?

A.	Other than incorporation of our ultimate parent company in Delaware, at present, there are no changes planned for our operations or workforce in the U.S. or elsewhere as a result of the Transaction.

Q. Will the Transaction affect Broadcom’s current or future day-to-day operations?

A.	The Transaction will have no material impact on how we conduct our day-to-day operations.

Q: How will shares of Broadcom-Singapore differ from shares of Broadcom-Delaware?

A:	Broadcom-Delaware shares of common stock will be similar to Broadcom-Singapore ordinary shares. However, there are differences between what your rights as a common stockholder will be under Delaware law and what they currently are as an ordinary shareholder under Singapore law. In addition, there are differences between the organizational documents of Broadcom-Singapore and Broadcom-Delaware.

We discuss these differences in detail under “Description of Broadcom-Delaware Capital Stock” and “Comparison of Rights of Singapore Shareholders and Delaware Stockholders.” Broadcom-Delaware’s certificate of incorporation and bylaws in the form substantially as they will be in effect upon consummation of the Transaction, are attached as Annex C and Annex D, respectively, to this proxy statement.

Q. Will the Transaction dilute my economic interest?

A.	No, your fully-diluted relative economic ownership in Broadcom will not change as a result of the Transaction. Your ordinary shares of Broadcom-Singapore will be exchanged on a one-to-one basis for shares of common stock of Broadcom-Delaware.

Q. How will the Transaction affect Broadcom’s financial reporting and the information Broadcom provides to its shareholders?

A.	Upon completion of the Transaction, Broadcom-Delaware will be subject to the same reporting requirements of the SEC, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of NASDAQ as Broadcom-Singapore before the Transaction, and Broadcom-Delaware will report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. Broadcom-Delaware will file reports on Form 10-K, 10-Q and 8-K with the SEC and comply with the proxy rules applicable to domestic issuers, as we currently do. Broadcom-Delaware will also comply with any additional reporting requirements of Delaware law.

Assuming completion of the mandatory exchange of LP Units of the Partnership, the Partnership will no longer be subject to the reporting requirements of the SEC and as such, the Partnership will no longer file reports on Form 10-K, 10-Q and 8-K and will no longer be subject to the proxy rules.

Q. What impact will the Transaction have on Broadcom’s current debt arrangements?

A.	We expect no material impact on our currently outstanding indebtedness. In connection with the Transaction, we expect that Broadcom-Delaware and Broadcom US Sub will enter into supplemental indentures to the indentures governing our outstanding notes issued on January 19, 2017 and October 17, 2017 (collectively, the “2017 Notes”), pursuant to which Broadcom-Delaware and Broadcom US Sub will guarantee the obligations of the issuers of the 2017 Notes.

Q. Will the Transaction impact Broadcom’s ability to access the capital and bank markets in the future?

A.	We believe that capital raising will be simpler and more efficient with a U.S. domiciled parent holding company.

Q. Will the Transaction be conditioned upon Broadcom’s ability to complete any pending or proposed transactions?

A.	No. The Transaction is not conditioned upon the completion of any other transaction (including our proposed acquisition of Qualcomm).

Q. Will the Transaction have any impact on Broadcom’s ability to pay dividends or, if it elects, to buy back shares?

A.	In accordance with Delaware law, Broadcom-Delaware will be able to declare and pay dividends and buy back shares. Generally, we expect that Delaware law will be more flexible than Singapore law as to these matters.

Q. Am I entitled to appraisal or dissenters’ rights in the Transaction?

A.	No. Once the Broadcom Redomiciliation Proposal is approved by the requisite Broadcom-Singapore shareholders and by the Singapore Court, and the order of the Singapore Court approving the Scheme (“Singapore Court Order”) is lodged with the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”), the Scheme of Arrangement becomes effective and will be binding on all shareholders of Broadcom. Under Singapore law, the ordinary shareholders of Broadcom-Singapore do not have dissenters’ rights or a right to an appraisal of the value of their shares or to receive payment for them in connection with the Transaction.

Q. Is the Transaction taxable to me under U.S. federal income tax law?

A.	It is intended that holders of ordinary shares of Broadcom-Singapore will not recognize gain or loss for U.S. federal income tax purposes in the Transaction but the closing of the Transaction is not conditioned upon the receipt of any opinion or tax ruling from the United States Internal Revenue Service (“IRS”) to that effect. Please see “Material U.S. Federal Income Tax Considerations of the Transaction to Holders of Broadcom-Singapore Ordinary Shares” for a description of the material U.S. federal income tax consequences of the Transaction to Broadcom-Singapore ordinary shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Transaction to you.

Q. Will the Transaction impact Broadcom’s cash tax costs in fiscal year 2018 or later years?

A.	The United States corporate income tax regime (including applicable statutory tax rates) changed significantly due to the enactment of the 2017 Tax Reform Act. There is significant uncertainty as to how the 2017 Tax Reform Act will be implemented from an accounting standpoint. However, following the Transaction, we expect the cash tax costs and overall effective cash tax rate of the Broadcom group (which we define as cash tax costs as a percentage of non-GAAP income before tax) to increase due to Broadcom-Delaware becoming the parent company of the Broadcom group. We presently expect that our overall effective cash tax rate following the Transaction will be in the range of 9-11%. Due to the uncertainty described above, we do not believe it is practicable to reconcile the foregoing amount to an effective tax rate under GAAP.

We also expect to incur additional cash tax costs as a result of the 2017 Tax Reform Act that would apply irrespective of the Transaction. Based on our initial analysis, we believe the 2017 Tax Reform Act will result in a mandatory deemed repatriation tax of between $1.6 billion and $2.6 billion on certain of our non-US earnings, without taking into account available deductions and credits. The amount and timing of installment payments of this deemed repatriation tax depend, in part, on when the Transaction becomes effective. However, this tax liability will be payable over eight years, with the amount of payments more heavily weighted to the latter years of this period. We presently expect these installment payments to start in our fiscal year 2019.

Our preliminary estimates of the overall cash tax impact of the Transaction, as well as the amount and timing of installment payments of the mandatory deemed repatriation tax under the 2017 Tax Reform Act, are expected to change as we continue to refine our analysis and as additional guidance becomes available, particularly with respect to the 2017 Tax Reform Act. There is no assurance that the final determination of our income tax liability will not be materially different than what is reflected in our income tax provisions and accruals and in the estimated ranges provide above. Significant judgment is required to determine the recognition and measurement of tax liabilities prescribed in the relevant accounting guidance for uncertainty in income taxes.

Q. When do you expect the Transaction to be completed?

A.	Assuming the Scheme of Arrangement is approved by the requisite vote of Broadcom-Singapore shareholders and by the Singapore Court and the other conditions to the consummation of the Transaction are satisfied, we currently expect to complete the Transaction no later than May 6, 2018. However, in accordance with the terms of the Implementation Agreement and subject to the paragraph below, Broadcom-Singapore, without obtaining any further approval of Broadcom-Singapore shareholders, may select the effective time of the Transaction (including the Scheme of Arrangement), provided the effective time occurs on or prior to November 17, 2018 (the “Long-Stop Date”), notwithstanding Broadcom-Singapore shareholder or Singapore Court approval of the Scheme of Arrangement and/or the satisfaction of all of the other conditions to the Transaction. Please see “The Broadcom Redomiciliation Proposal—Effective Date of the Transaction.”

Subject to the satisfaction of the conditions set forth in the Implementation Agreement, we will be required to lodge the Singapore Court Order by the Long-Stop Date. However, if the conditions set forth in the Implementation Agreement are not satisfied by such date, the Scheme of Arrangement will lapse pursuant to its terms and the Transaction will not be effected.

Q. What will I receive for my Broadcom-Singapore ordinary shares?

A.	You will receive one share of common stock of Broadcom-Delaware for each ordinary share of Broadcom-Singapore you hold immediately prior to the completion of the Transaction.

Q. If the Scheme of Arrangement is approved, do I have to take any action to transfer my Broadcom-Singapore ordinary shares and receive Broadcom-Delaware shares of common stock?

A.	Upon effectiveness of the Transaction, your Broadcom-Singapore ordinary shares will be exchanged for shares of common stock of Broadcom-Delaware and will be issued to you in uncertificated book-entry form. Broadcom-Singapore share certificates outstanding immediately prior to the effective time of the Transaction will no longer be evidence of title of Broadcom-Singapore ordinary shares represented by such certificates, and following the Transaction, will only represent the right to receive a corresponding number of uncertificated book-entry shares of common stock of Broadcom-Delaware. Our transfer agent will request that you return such stock certificates for cancellation, together with a properly completed and executed letter of transmittal, in exchange for shares of common stock of Broadcom-Delaware following completion of the Transaction. Broadcom-Singapore ordinary shares held in “street name” through a bank, broker, custodian or other nominee will be automatically exchanged for uncertificated book-entry shares of common stock of Broadcom-Delaware without any action required on the part of the beneficial holder of such ordinary shares. Please see “The Broadcom Redomiciliation Proposal—Action Required to Transfer Broadcom-Singapore Ordinary Shares and Receive Broadcom-Delaware Shares of Common Stock.”

Q. Can I trade Broadcom-Singapore ordinary shares between the date of this proxy statement and the consummation of the Transaction?

A.	Yes. Broadcom-Singapore ordinary shares will continue to trade on NASDAQ under the symbol “AVGO” during this period.

Q. How will the Transaction affect the stock exchange listing of Broadcom-Singapore ordinary shares?

A.	There should be no disruption in the trading of your shares. We will submit a notification form with NASDAQ and expect that, following the consummation of the Transaction, the Broadcom-Delaware shares of common stock will be listed on NASDAQ under the symbol “AVGO,” the same symbol under which your Broadcom-Singapore ordinary shares are currently listed.

Q. If my Broadcom-Singapore ordinary shares are held in “street name” by my broker, will my broker vote my shares for me?

A.	No. The vote on the Broadcom Redomiciliation Proposal is considered a “non-routine” matter, and your broker cannot exercise discretion to vote your Broadcom-Singapore ordinary shares. If you hold your

Broadcom-Singapore ordinary shares in “street name,” you should follow the procedures provided by your broker regarding how to instruct your broker to vote your shares. Typically, you would submit your voting instructions by telephone or by the Internet in accordance with the procedures provided by your broker.

All shares entitled to vote and represented by properly completed proxies received prior to the Special Meeting and not revoked will be voted at the meeting in accordance with your instructions. If a signed proxy card is returned without indicating how shares should be voted on a matter and the proxy is not revoked, the shares represented by such proxy will be voted as the Board recommends and, therefore, “FOR” the approval of the Broadcom Redomiciliation Proposal.

Q. May I revoke my proxy or change my vote?

A.	Yes, Scheme Shareholders have the right to revoke a proxy at any time prior to voting at the Special Meeting by (i) submitting a subsequently dated proxy, which, if not delivered in person at the meeting, must be received by Broadcom-Singapore no less than 24 hours before the appointed time of the meeting or (ii) by attending the meeting and voting in person, provided that you are a Scheme Shareholder. If you hold Broadcom-Singapore ordinary shares in “street name” through a broker, you should follow the procedures provided by your broker to revoke or change your vote.

Q. Who is making and paying for this proxy solicitation?

A.	The proxy is being solicited on behalf of the Board. We have hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of proxies for an initial fee estimated at $25,000, plus reimbursement of out-of-pocket expenses. D.F. King & Co., Inc. will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. We will also reimburse brokers for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of Broadcom-Singapore ordinary shares or other persons for whom they hold Broadcom-Singapore ordinary shares. The directors, officers and employees of Broadcom-Singapore may also solicit proxies by personal interview, mail, email, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. Subject to applicable law, Broadcom-Singapore may also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses for forwarding proxy materials to the beneficial owners of Broadcom-Singapore ordinary shares and special preference shares and in obtaining voting instructions from such beneficial owners. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Q. Whom should I call if I have questions about the Special Meeting or the Transaction?

A.	You should contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Bankers and Brokers Call Collect: (212) 269-5550

All Others Call Toll-free: (866) 864-4943

SUMMARY

This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. To understand the Transaction more fully, and for a more complete legal description of the Transaction, you should read carefully the entire proxy statement, including the Annexes. The Scheme of Arrangement and the Implementation Agreement, substantially in the forms attached as Annex A and Annex B, respectively, to this proxy statement, are the legal documents that govern the Transaction. The certificate of incorporation and bylaws of Broadcom-Delaware, substantially in the forms attached as Annex C and Annex D, respectively, to this proxy statement, will become the governing documents of Broadcom-Delaware upon the completion of the Transaction. We encourage you to read those documents carefully.

Parties to the Transaction

Broadcom-Singapore. We are a public company limited by shares incorporated under the laws of the Republic of Singapore and parent of a corporate group that is a leading designer, developer and global supplier of a broad range of semiconductor devices with a focus on complex digital and mixed signal complementary metal oxide semiconductor based devices and analog III-V based products. We have a history of innovation and offer thousands of products that are used in end products such as enterprise and data center networking, home connectivity, set-top boxes, broadband access, telecommunication equipment, smartphones and base stations, data center servers and storage systems, factory automation, power generation and alternative energy systems, and electronic displays. We have four reportable segments: wired infrastructure, wireless communications, enterprise storage and industrial & other, which align with our principal target markets. Our ordinary shares are traded on NASDAQ under the symbol “AVGO.”

Broadcom-Delaware. Broadcom-Delaware is a newly formed Delaware corporation and is currently a direct, wholly-owned subsidiary of Broadcom-Singapore. Broadcom-Delaware has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the Transaction. Immediately following the Transaction, Broadcom-Delaware will become the ultimate parent company of the Broadcom group.

Broadcom US Sub. Broadcom US Sub is a company newly incorporated under the laws of Delaware and a direct, wholly-owned subsidiary of Broadcom-Delaware. Broadcom US Sub has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the Transaction.

The principal executive offices of Broadcom-Singapore are located at 1 Yishun Avenue 7, Singapore 768923. The telephone number of each party at that address is (65) 6755-7888. The principal offices of Broadcom-Delaware and Broadcom US Sub are located at 1320 Ridder Park Drive, San Jose, California 95131, U.S.A., and the telephone number at that address is (408) 433-8000.

The Transaction

The Transaction will cause the parent company of our corporate group to be a Delaware corporation.

On November 1, 2017, the Board held a board meeting to, among other things, discuss a potential transaction pursuant to which a publicly traded, Delaware corporation would become the ultimate parent of the Broadcom group. The intention to pursue a transaction to create a U.S. parent company was publicly announced on November 2, 2017. On January 29, 2018, the board of directors of Broadcom-Singapore approved the Transaction and the entry by Broadcom-Singapore into the Implementation Agreement. On March 9, 2018, we petitioned the Singapore Court to order, among other things, the convening of the Special Meeting to approve the

Scheme of Arrangement. We will hold the Special Meeting to approve the Scheme of Arrangement on March 23, 2018. If we obtain the necessary shareholder approvals, the Singapore Court will hold a second hearing to approve the Scheme of Arrangement. Assuming we receive the necessary approvals of the Scheme of Arrangement from Broadcom-Singapore’s shareholders and the Singapore Court and the other conditions to consummate the Transaction are satisfied, we will lodge the Singapore Court’s order approving the Scheme of Arrangement with ACRA on or prior to the Long-Stop Date, at which time the Scheme of Arrangement will become effective and binding in accordance with its terms and conditions.

As a result of the Transaction, the ordinary shareholders of Broadcom-Singapore will become stockholders of Broadcom-Delaware and such stockholders’ rights will be governed by Delaware law and Broadcom-Delaware’s certificate of incorporation and bylaws, in substantially the forms attached hereto as Annex C and Annex D, respectively.

Background and Reasons for the Transaction

We and our predecessor, Avago Technologies Limited, have been incorporated in Singapore since 2015 and 2005, respectively. While our incorporation in Singapore has served us and our shareholders well, there are compelling reasons that support restructuring our corporate group to cause the parent company of our group to be an entity organized in the United States at this time.

We are a multi-national business with operations in many countries. However, our operations have become more focused in the United States, both through organic growth and as a result of multiple acquisitions of U.S.-based companies, and we expect to continue to invest in our operations in the United States. Through our existing subsidiaries, we already have a substantial presence in the United States and it is important to note that a majority of Broadcom’s employees and a significant portion of operating assets are in the United States. Further, we believe that a significant majority of our shareholders are U.S.-based institutional investors. As a result, we think it makes sense to have our parent company based in the United States. In addition, the incremental tax cost of being a U.S.-based multinational corporation has now decreased materially as a result of U.S. corporate tax reform. The 2017 Tax Reform Act will allow us to tax-efficiently deploy our capital in the United States in a way that was not practicable prior to the enactment of this legislation.

We also believe that the shareholder returns we can drive by continuing to execute our acquisition strategy far outweigh the additional income taxes we would expect to pay as a result of our ultimate parent company being incorporated in the United States, and that the incremental tax cost of being based in the U.S. has decreased materially with the enactment of corporate tax reform in the United States. Further, as a U.S. corporation, our future acquisitions in the United States would not be subject to certain regulatory processes required for acquisitions by foreign corporations. Following a thorough review, we have determined that having our ultimate parent company incorporated in the United States will increase our opportunities for growth and shareholder value creation and is best for us, our shareholders and our employees.

After considering various factors, our board of directors determined that it was advisable to proceed with the Transaction. Our board of directors’ determination that Delaware is the preferred choice for the domicile of the parent of the Broadcom group was based on many factors, including the following:

•	Delaware offers predictable and well-established corporate laws;

•	Delaware has a well-developed legal system which we believe encourages high standards of corporate governance and provides stockholders with substantial rights;

•	the perception of a Delaware corporation among regulatory authorities, investors and creditors is highly favorable; and

•	Delaware corporate law provides significant flexibility around corporate transactions, including the issuance of equity and the payment of dividends, while at the same time protecting the rights of stockholders.

We cannot assure you that the anticipated benefits of the Transaction will be realized. In addition, despite the potential benefits described above, the Transaction will expose you and us to potential risks, including relating to future income tax policy in the United States. Please see the discussion under “Risk Factors.”

The Board has considered both the potential advantages of the Transaction and these potential risks and has unanimously approved the Scheme of Arrangement and recommends that shareholders vote for the approval of the Scheme of Arrangement.

Potential Tax Consequences to the Broadcom Group

The United States corporate income tax regime (including applicable statutory tax rates) changed significantly due to the enactment of the 2017 Tax Reform Act. There is significant uncertainty as to how the 2017 Tax Reform Act will be implemented from an accounting standpoint. However, following the Transaction, we expect the cash tax costs and overall effective tax rate of the Broadcom group (which we define as cash tax costs as a percentage of non-GAAP income before tax) to increase due to Broadcom-Delaware becoming the parent company of the Broadcom group. We presently expect that our overall effective cash tax rate following the Transaction will be in the range of 9-11%. Due to the uncertainty described above, we do not believe it is practicable to reconcile the foregoing amount to an effective tax rate under GAAP.

We also expect to incur additional cash tax costs as a result of the 2017 Tax Reform Act that would apply irrespective of the Transaction. Based on our initial analysis, we believe the 2017 Tax Reform Act will result in a mandatory deemed repatriation tax of between $1.6 billion and $2.6 billion on certain of our non-US earnings, without taking into account available deductions and credits. The amount and timing of installment payments of this deemed repatriation tax depend, in part, on when the Transaction becomes effective. However, this tax liability will be payable over eight years, with the amount of payments more heavily weighted to the latter years of this period. We presently expect these installment payments to start in our fiscal year 2019.

Our preliminary estimates of the overall cash tax impact of the Transaction, as well as the amount and timing of installment payments of the mandatory deemed repatriation tax under the 2017 Tax Reform Act, are expected to change as we continue to refine our analysis and as additional guidance becomes available, particularly with respect to the 2017 Tax Reform Act. There is no assurance that the final determination of our income tax liability will not be materially different than what is reflected in our income tax provisions and accruals and in the estimated ranges provide above. Significant judgment is required to determine the recognition and measurement of tax liabilities prescribed in the relevant accounting guidance for uncertainty in income taxes.

In addition, taxing authorities in Singapore may hold a purchaser of Singapore shares liable for stamp duty in connection with a sale transaction at the rate of 0.2% of the consideration paid or the market value of the shares, whichever is higher. We do not currently believe that any stamp duty should be payable by Broadcom-Delaware in connection with the Transaction.

U.S. Federal Income Tax Considerations to Holders of Broadcom-Singapore Ordinary Shares

It is intended that holders of ordinary shares of Broadcom-Singapore will not recognize any gain or loss for U.S. federal income tax purposes on the Transaction but the closing of the Transaction is not conditioned upon the receipt of any opinion or tax ruling from the IRS to that effect. Please refer to “Material U.S. Federal Income Tax Considerations of the Transaction to Holders of Broadcom-Singapore Ordinary Shares” for a description of material U.S. federal income tax consequences of the Transaction to Broadcom-Singapore ordinary shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Transaction to you.

Comparison of Rights

Many of the principal attributes of Broadcom-Singapore’s ordinary shares and Broadcom-Delaware’s shares of common stock will be similar. However, there are differences between what your rights will be under Delaware law and what they currently are under Singapore law. In addition, there are differences between Broadcom-Singapore’s constitution and Broadcom-Delaware’s certificate of incorporation and bylaws as they will be in effect upon the completion of the Transaction.

We discuss these differences under “Description of Broadcom-Delaware Capital Stock” and “Comparison of Rights of Singapore Shareholders and Delaware Stockholders.” Broadcom-Delaware’s certificate of incorporation and bylaws, in the form substantially as they will be in effect upon completion of the Transaction, are attached as Annex C and Annex D, respectively, to this proxy statement.

Stock Exchange Listing

We will submit a notification form with NASDAQ and expect that, upon the consummation of the Transaction, Broadcom-Delaware shares of common stock will be listed on NASDAQ under the symbol “AVGO,” the same symbol under which your Broadcom-Singapore ordinary shares are currently listed.

Approval of the Scheme of Arrangement by the Singapore Court

Broadcom-Singapore has made an application to the Singapore Court for an order to convene the Special Meeting. Subsequent and subject to approval of the Broadcom Redomiciliation Proposal, Broadcom-Singapore must apply to the Singapore Court for the Singapore Court Order. If (i) the Singapore Court Order is granted, and (ii) the conditions to closing contained in the Implementation Agreement are satisfied, the Scheme of Arrangement will become effective on the date that we lodge a copy of the Singapore Court Order with ACRA.

The approval by the shareholders of Broadcom-Singapore and/or the Singapore Court of the Scheme of Arrangement shall remain valid notwithstanding any change in the business or financial condition of, or any transactions undertaken by us (including any changes arising as a result of our proposed acquisition of Qualcomm).

Amendment

The Scheme of Arrangement may be amended, modified or supplemented at any time before or after its approval by the shareholders of Broadcom-Singapore at the Special Meeting. However, after approval, no amendment, modification or supplement may be made or effected that legally requires further approval by Broadcom-Singapore shareholders without obtaining such approval.

Effective Date of the Transaction

In accordance with the terms of the Implementation Agreement, Broadcom-Singapore, without obtaining any further approval of Broadcom-Singapore shareholders, may select when it will lodge a copy of the Singapore Court Order with ACRA, and, therefore, the effective time of the Transaction (including the Scheme of Arrangement), provided it is lodged with ACRA on or prior to the Long-Stop Date, notwithstanding Broadcom-

Singapore shareholder or Singapore Court approval of the Scheme of Arrangement and/or the satisfaction of all of the other conditions to the Transaction.

Subject to the satisfaction of the conditions set forth in the Implementation Agreement, we will be required to lodge the Singapore Court Order with ACRA by the Long-Stop Date. However, if the conditions set forth in the Implementation Agreement are not satisfied by such date, the Scheme of Arrangement will lapse pursuant to its terms and the Transaction will not be effected.

In connection with regulatory approvals relating to our November 2017 acquisition of Brocade Communication Systems Inc. (“Brocade”), we agreed to initiate a process to separate and divest the Brocade SAN business if we do not complete the Transaction within one year after the Brocade acquisition. Any such divestiture could materially and adversely affect our business and results of operations.

Supplemental Indentures

In connection with the Transaction, we expect Broadcom-Delaware and Broadcom US Sub to enter into supplemental indentures to the indentures governing the 2017 Notes that are currently guaranteed by Broadcom-Singapore and the Partnership and issued by Broadcom Cayman Finance Limited (“Broadcom Cayman Finance”) and Broadcom Corporation. We presently expect the supplemental indentures will provide that Broadcom-Delaware and Broadcom US Sub will guarantee the obligations of the issuers under the indentures governing the 2017 Notes.

No Appraisal Rights

Once the Broadcom Redomiciliation Proposal is approved by the requisite Scheme Shareholders and the Singapore Court, and the Singapore Court Order is lodged with ACRA, the Scheme of Arrangement becomes effective and will be binding on all shareholders of Broadcom. Holders of Broadcom-Singapore ordinary shares and special preference shares may file an objection with the Singapore Court against the approval of the Scheme of Arrangement, but no appraisal or dissenting rights are available to such holders in connection with a scheme of arrangement effected under Singapore law.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Scheme of Arrangement represents a transaction between entities under common control. Assets and liabilities are transferred at carrying value between entities under common control. Accordingly, the assets and liabilities of Broadcom-Delaware will be reflected at the same carrying amounts as in the accounts of Broadcom-Singapore at the effective time of the Scheme of Arrangement.

Special Meeting

Time, Place, Date and Purpose.

By order of the Singapore Court, the Special Meeting will be held on March 23, 2018 at 8:00 a.m. Pacific time at 1320 Ridder Park Drive, San Jose, California 95131, U.S.A.

At the Special Meeting, Broadcom-Singapore’s board of directors will ask the holders of ordinary shares and special preference shares in the capital of Broadcom-Singapore to vote to approve the Scheme of Arrangement. If the Scheme of Arrangement is approved and becomes effective, it will effect the Transaction, pursuant to which your ordinary shares of Broadcom-Singapore will be transferred to Broadcom-Delaware and you will receive, on a one-for-one basis, new shares of common stock of Broadcom-Delaware for each ordinary share of Broadcom-Singapore that has been transferred.

Record Date.

The Record Date for determining the Scheme Shareholders who are entitled to vote at the Special Meeting is March 5, 2018.

Recommendation of the Board of Directors

The Broadcom-Singapore board of directors unanimously recommends that Broadcom-Singapore shareholders vote “FOR” the Broadcom Redomiciliation Proposal.

Quorum and Required Vote

A quorum is required for the transaction of business at the Special Meeting. The presence, in person or by proxy, at the Special Meeting of the Scheme Shareholders as of the Record Date holding between them at least a majority of the total number of issued Broadcom-Singapore ordinary shares and special preference shares will constitute a quorum.

To be approved, the Broadcom Redomiciliation Proposal must receive the affirmative vote of (i) a majority in number of the Scheme Shareholders present and voting, either in person or by proxy, at the Special Meeting and (ii) not less than 75% of the issued Broadcom-Singapore ordinary shares and special preference shares held by the Scheme Shareholders present and voting, either in person or by proxy, at the Special Meeting.

Each holder of Broadcom-Singapore ordinary shares or special preference shares represented in person or by proxy at the Special Meeting is entitled to one vote per Broadcom-Singapore ordinary share or special preference share owned as of the Record Date.

As of March 5, 2018, the Record Date, there were 410,751,985 ordinary shares and 22,090,052 special preference shares in the capital of Broadcom-Singapore outstanding and we had 282 shareholders of record.

Selected Historical Financial Data

The following tables set forth the selected historical consolidated financial data for Broadcom-Singapore and Broadcom Cayman L.P. for each of the last five full fiscal years, which have been derived from our audited consolidated financial statements.

The selected historical financial data below should be read in conjunction with the consolidated financial statements and their accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended October 29, 2017, which is incorporated by reference herein. Historical financial information may not be indicative of Broadcom-Delaware’s future performance.

We have included no data for Broadcom-Delaware because this entity was incorporated on January 17, 2018 and was not in existence during any of the periods shown below.

	Fiscal Year Ended
	October 29, 2017	October 30, 2016	November 1, 2015	November 2, 2014	November 3, 2013
	(In millions, except per share amounts)
Statement of Operations Data: (1)
Net revenue	$17,636	$13,240	$6,824	$4,269	$2,520
Cost of products sold:
Cost of products sold (2)	6,593	5,295	2,750	1,911	1,251
Purchase accounting effect on inventory	4	1,185	30	210	9
Amortization of acquisition-related intangible assets	2,511	763	484	249	61
Restructuring charges (3)	19	57	7	22	1

Total cost of products sold	9,127	7,300	3,271	2,392	1,322

Gross margin	8,509	5,940	3,553	1,877	1,198
Research and development	3,292	2,674	1,049	695	398
Selling, general and administrative (2)	787	806	486	407	222
Amortization of acquisition-related intangible assets	1,764	1,873	249	197	24
Restructuring, impairment and disposal charges (3)	161	996	137	140	2
Litigation settlements (4)	122	—	—	—	—

Total operating expenses	6,126	6,349	1,921	1,439	646

Operating income (loss) (5)	2,383	(409)	1,632	438	552
Interest expense (6)	(454)	(585)	(191)	(110)	(2)
Loss on extinguishment of debt (7)	(166)	(123)	(10)	—	—
Other income, net	62	10	36	14	18

Income (loss) from continuing operations before income taxes	1,825	(1,107)	1,467	342	568

Provision for income taxes (8)	35	642	76	33	16

Income (loss) from continuing operations	1,790	(1,749)	1,391	309	552
Loss from discontinued operations, net of income taxes (9)	(6)	(112)	(27)	(46)	—

Net income (loss)	1,784	(1,861)	1,364	263	552
Net income (loss) attributable to noncontrolling interest (10)	92	(122)	—	—	—

Net income (loss) attributable to ordinary shares	$1,692	$(1,739)	$1,364	$263	$552

Income (loss) per ordinary share (diluted):
Income (loss) per share from continuing operations	$4.03	$(4.57)	$4.95	$1.16	$2.19
Loss per share from discontinued operations	(0.01)	(0.29)	(0.10)	(0.17)	—

Net income (loss) per share	$4.02	$(4.86)	$4.85	$0.99	$2.19

Cash dividend declared and paid per ordinary share	$4.08	$1.94	$1.55	$1.13	$0.80

	October 29, 2017	October 30, 2016	November 1, 2015	November 2, 2014	November 3, 2013
	(In millions)
Balance Sheet Data: (1)
Cash and cash equivalents (11)	$11,204	$3,097	$1,822	$1,604	$985
Total assets	$54,418	$49,966	$10,515	$10,376	$3,415
Debt and capital lease obligations	$17,569	$13,642	$3,872	$5,395	$2
Total shareholders’ equity	$23,186	$21,876	$4,714	$3,243	$2,886
Other Financial Data:
Earnings to fixed charges ratio (12)	4.20	—	7.60	3.70	94.40

Shareholders’ equity, partners’ capital and the limited partners’ noncontrolling interest in Broadcom-Singapore are the primary areas of difference between the consolidated financial statements of Broadcom-Singapore and those of the Partnership. The following table sets forth certain Partnership data, as well as these primary differences.

	Fiscal Year Ended
	October 29, 2017	October 30, 2016	November 1, 2015	November 2, 2014	November 3, 2013
	(In millions, except per share amounts)
Partnership Data:
General Partner’s interest in net income (loss)	$1,692	$(2,116)	$—	$—	$—
Limited Partners’ interest in net income (loss)	$92	$(122)	$—	$—	$—
Net income attributable to ordinary shareholders	$—	$377	$1,364	$263	$552
Cash distribution paid per restricted exchangeable partnership unit	$4.08	$1.50	$—	$—	$—
Cash distribution paid to General Partner	$1,756	$594	$—	$—	$—
Cash dividends paid per ordinary share	$—	$0.44	$1.55	$1.13	$0.80
Total partners’ capital/shareholders’ equity	$23,083	$21,876	$4,714	$3,243	$2,886

(1)	On February 1, 2016, we acquired Broadcom Corporation for total consideration of approximately $35.7 billion. On May 5, 2015, we acquired Emulex Corporation (“Emulex”) for total consideration of approximately $587 million. On August 12, 2014, we acquired PLX Technology, Inc. for total consideration of approximately $308 million. On May 6, 2014, we acquired LSI Corporation (“LSI”) for total consideration of approximately $6.5 billion. On June 28, 2013, we acquired CyOptics, Inc. for total consideration of approximately $380 million. The results of operations of the acquired companies and estimated fair value of assets acquired and liabilities assumed were included in our financial statements from the respective acquisition dates.
(2)	We incurred acquisition-related costs of $98 million, $139 million, $74 million and $74 million in fiscal years 2017, 2016, 2015 and 2014, respectively, of which $97 million, $138 million, $71 million and $67 million were presented as part of operating expenses, and the remainder was presented as part of cost of products sold.
(3)	Fiscal years 2017, 2016, 2015 and 2014 restructuring charges primarily reflect actions taken to implement planned cost reduction and restructuring activities in connection with the acquisitions. We also incurred $56 million, $590 million and $61 million in-process research and development and other asset impairment charges in fiscal years 2017, 2016 and 2015, respectively.
(4)	Primarily represents litigation charges associated with certain legal settlement agreements.

(5)	Includes share-based compensation expense of $920 million, $664 million, $232 million, $153 million and $77 million for fiscal years 2017, 2016, 2015, 2014 and 2013, respectively. Share-based compensation expense includes the impact of equity awards assumed as part of the acquisitions, as well as the impact of special long-term compensation and retention equity awards.
(6)	Interest expense in fiscal years 2017 and 2016 includes coupon and contractual interest, accretion of the original issue discount, amortization of debt issuance costs related to our outstanding debt and debt modification fees related to financing the Broadcom Merger. Interest expense in fiscal years 2015 and 2014 includes interest on the 2.0% Convertible Senior Notes due 2021.
(7)	Loss on extinguishment of debt was primarily due to the debt issuance cost write-off that resulted from repayments of certain debt.
(8)	Our provision for income taxes for fiscal year 2017 primarily relates to income from continuing operations, partially offset by $273 million of excess tax benefits from share-based awards recognized upon adoption of an accounting standards update. Our provision for income taxes for fiscal year 2016 included $93 million of expenses related to the undistributed earnings of foreign operations that were previously considered indefinitely reinvested, partially offset by income tax benefits from losses on continuing operations and the recognition of previously unrecognized tax benefits as a result of audit settlements. For fiscal years 2015, 2014, 2013 our provision for income taxes fluctuates mainly based on changes in jurisdictional mix of income.
(9)	During fiscal years 2016, 2015 and 2014, we sold certain businesses related to the acquisitions of Broadcom Corporation, Emulex and LSI for a gain of $36 million, a loss of $14 million and a gain of $18 million, respectively.
(10)	As a result of Broadcom-Singapore’s controlling interest in the Partnership, we consolidate the financial results of the Partnership and present a noncontrolling interest for the portion of the Partnership it does not own in our consolidated financial statements. This represents the portion of net income (loss) attributable to the economic interest in the Partnership owned by the limited partners.
(11)	The Partnership’s cash and cash equivalents at October 29, 2017 and October 30, 2016 were $11.0 billion and $3.0 billion, respectively. The balance differences result from the timing of capital contributions from Broadcom-Singapore to the Partnership and distributions from the Partnership to Broadcom-Singapore.
(12)	Fixed charges consist of interest expense on all indebtedness plus amortization of debt issuance costs and accretion of debt discount, capitalized interest and an estimate of interest expense within rental expense. Earnings consist of income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less capitalized interest. Earnings for the fiscal year 2016 were inadequate to cover fixed charges as the coverage deficiency was $1,123 million.

Market Price and Dividend Policy

Broadcom-Singapore ordinary shares are traded on NASDAQ under the symbol “AVGO.” As of March 5, 2018, the Record Date, we had 281 record holders of our ordinary shares. The high and low sales price per ordinary share and the dividend paid per ordinary share for the following periods were as follows:

	Price Range
Fiscal Quarter	High	Low
Quarter ended February 1, 2016	$149.72	$115.21
Quarter ended May 1, 2016	$159.65	$114.25
Quarter ended July 31, 2016	$167.60	$139.18
Quarter ended October 30, 2016	$179.42	$158.75
Quarter ended January 29, 2017	$205.79	$160.62
Quarter ended April 30, 2017	$227.75	$198.86
Quarter ended July 30, 2017	$258.49	$219.91
Quarter ended October 29, 2017	$259.36	$231.53
Quarter ended January 31, 2018	$285.68	$237.01

On November 1, 2017, the last trading day before the public announcement of the Transaction, the closing price of the Broadcom-Singapore ordinary shares on NASDAQ was $259.29 per share. On March 8, 2018, the most recent practicable date before the date of this proxy statement, the closing price of the Broadcom-Singapore ordinary shares on NASDAQ was $246.95 per share.

The following dividends were paid to holders of Broadcom-Singapore ordinary shares and LP Units during fiscal years 2016 and 2017:

Record Date	Paid Date	Dividend per Share / LP Unit
March 18, 2016	March 31, 2016	$0.49
June 17, 2016	June 30, 2016	$0.50
September 19, 2016	September 30, 2016	$0.51
December 16, 2016	December 30 2016	$1.02
March 20, 2017	March 31, 2017	$1.02
June 19, 2017	June 30, 2017	$1.02
September 19, 2017	September 29, 2017	$1.02
December 19, 2017	December 29, 2017	$1.75

Broadcom-Singapore and the Partnership paid dividends and distributions totaling approximately $750 million during fiscal year 2016. In fiscal year 2017, Broadcom-Singapore and the Partnership have paid dividends and distributions totaling approximately $1,745 million and $1,848 million, respectively. During fiscal year 2017, the Partnership distributions included a $103 million distribution to Broadcom-Singapore, as General Partner, for reimbursement of expenses the General Partner incurred on behalf of the Partnership and its subsidiaries.

The Board reviews our dividend policy annually, targeting a projected quarterly per share dividend amount for the full fiscal year.

Future dividends, if any, on the Broadcom-Singapore ordinary shares, LP Units and/or Broadcom-Delaware shares of common stock will be at the discretion and approval of the Board and subject to its continuing determination that they are in our best interests. Future dividend payments will also depend upon factors such as our earnings levels, capital requirements, contractual restrictions, cash position, overall financial condition and any other factors deemed relevant by the Board. There can be no assurance that a dividend will be proposed or declared in the future, or as to the amount of any such dividends or other distributions of capital.

Also, because we are a holding company, our ability to pay cash dividends on Broadcom shares may be limited by restrictions on our ability to obtain sufficient funds through dividends from subsidiaries, including restrictions under the terms of agreements governing our indebtedness.

Unaudited Summary Pro Forma Financial Information

Full pro forma consolidated financial statements for Broadcom-Delaware to reflect the Transaction are not presented in this proxy statement because limited adjustments (as presented in the table on page 70 of this proxy statement) are required to reflect the impact of the Transaction to the audited consolidated financial statements of Broadcom-Singapore as of and for the fiscal year ended October 29, 2017. These pro forma adjustments are solely to reflect the mandatory exchange of LP Units of the Partnership for shares of common stock of Broadcom-Delaware, which is expected to be completed as part of the Transaction as described in this proxy statement.

RISK FACTORS

Before you decide how to vote, you should consider carefully the following risk factors in addition to the other information contained in this proxy statement and the documents incorporated by reference, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended October 29, 2017 (including the risk factors contained therein) and our subsequent filings with the SEC.

Your rights as a shareholder will change as a result of the Transaction.

Due to the differences between Delaware law and Singapore law and differences between the governing documents of Broadcom-Delaware and Broadcom-Singapore, we are unable to adopt governing documents for Broadcom-Delaware that are identical to the governing documents for Broadcom-Singapore. We have sought to preserve in the certificate of incorporation and bylaws of Broadcom-Delaware a similar allocation of rights and powers between the shareholders and our board of directors that exists under Broadcom-Singapore’s constitution. Nevertheless, Broadcom-Delaware’s proposed certificate of incorporation and bylaws differ from Broadcom-Singapore’s constitution, both in form and substance, and your rights as a shareholder will change.

For a description of these differences, please see the comparison chart of your rights as an ordinary shareholder of Broadcom-Singapore against your rights as a common stockholder of Broadcom-Delaware, located in “Comparison of Rights of Singapore Shareholders and Delaware Stockholders.”

Our cash tax costs are likely to increase as a result of the Transaction, but the increase is not readily or precisely quantifiable.

The United States corporate income tax regime (including applicable statutory tax rates) changed significantly due to the enactment of the 2017 Tax Reform Act. There is significant uncertainty as to how the 2017 Tax Reform Act will be implemented from an accounting standpoint. However, following the Transaction, we expect the cash tax costs and overall effective cash tax rate of the Broadcom group (which we define as cash tax costs as a percentage of non-GAAP income before tax) to increase due to Broadcom-Delaware becoming the parent company of the Broadcom group. We presently expect that our overall effective cash tax rate following the Transaction will be in the range of 9-11%. Due to the uncertainty described above, we do not believe it is practicable to reconcile the foregoing amount to an effective tax rate under GAAP.

We also expect to incur additional cash tax costs as a result of the 2017 Tax Reform Act that would apply irrespective of the Transaction. Based on our initial analysis, we believe the 2017 Tax Reform Act will result in a mandatory deemed repatriation tax of between $1.6 billion and $2.6 billion on certain of our non-US earnings, without taking into account available deductions and credits. The amount and timing of installment payments of this deemed repatriation tax depend, in part, on when the Transaction becomes effective. However, this tax liability will be payable over eight years, with the amount of payments more heavily weighted to the latter years of this period. We presently expect these installment payments to start in our fiscal year 2019.

Our preliminary estimates of the overall cash tax impact of the Transaction, as well as the amount and timing of installment payments of the mandatory deemed repatriation tax under the 2017 Tax Reform Act, are expected to change as we continue to refine our analysis and as additional guidance becomes available, particularly with respect to the 2017 Tax Reform Act. There is no assurance that the final determination of our income tax liability will not be materially different than what is reflected in our income tax provisions and accruals and in the estimated ranges provide above. Significant judgment is required to determine the recognition and measurement of tax liabilities prescribed in the relevant accounting guidance for uncertainty in income taxes.

The effective time of the Transaction is subject to change.

Under the terms of the Implementation Agreement, once the Scheme Shareholders and the Singapore Court have approved the Scheme of Arrangement, Broadcom-Singapore, without obtaining any further approval of its shareholders, may select the effective time of the Transaction (including the Scheme of Arrangement), provided the effective time occurs on or before the Long-Stop Date. We intend to implement the Transaction at a time that is beneficial to Broadcom and its shareholders, considering our financial and strategic objectives. Factors that will be considered in determining the effective date of the Transaction will include tax considerations under, among other things, the 2017 Tax Reform Act, and the status of any other significant pending corporate events, such as the potential acquisition of Qualcomm. As a result, the effective time of the Transaction may be a significant time after the Special Meeting and is subject to change.

The expected benefits of the Transaction may not be realized.

There can be no assurance that all of the anticipated benefits of the Transaction will be achievable, particularly as the achievement of the benefits are in many important respects subject to factors that we do not and cannot control, including the reaction of third parties with whom we enter into contracts and do business and the reactions of investors.

A delay in the consummation of the Transaction may require Broadcom-Singapore to divest certain business operations.

In connection with regulatory approvals relating to the completion of our November 2017 acquisition of Brocade, we agreed to initiate a process to separate and divest the Brocade SAN business if we do not complete the Transaction within one year after the Brocade acquisition. Any such divestiture could materially and adversely affect our business and results of operations.

The Transaction will result in additional direct and indirect costs, even if it is not completed.

We will incur additional costs as a result of the Transaction, although we do not expect these costs to be material. We expect to incur attorneys’ fees, accountants’ fees, filing and other regulatory fees, mailing expenses, proxy solicitation fees and financial printing expenses in connection with the Transaction, even if the Scheme of Arrangement is not approved or completed. The Transaction also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

THE BROADCOM REDOMICILIATION PROPOSAL

Overview

As explained in more detail below, the Scheme of Arrangement on which we are asking you to vote, in connection with the other steps of the Transaction described in this proxy statement, will restructure our corporate group to cause the parent company of the group to be a Delaware corporation. The Transaction cannot occur without the Scheme Shareholders’ approval of the Broadcom Redomiciliation Proposal.

On November 1, 2017, the Board held a board meeting to, among other things, discuss a potential transaction pursuant to which a publicly traded, Delaware corporation would become the ultimate parent of the Broadcom group. The intention to pursue a transaction to create a U.S. parent company was publicly announced on November 2, 2017. On January 29, 2018, the Board approved the Transaction and the entry by Broadcom-Singapore into the Implementation Agreement. On March 9, 2018, we petitioned the Singapore Court to order, among other things, the convening of the Special Meeting to approve the Scheme of Arrangement. We will hold the Special Meeting to approve the Scheme of Arrangement on March 23, 2018. If we obtain the necessary shareholder approvals, the Singapore Court will hold a second hearing to approve the Scheme of Arrangement. Assuming we receive the necessary approvals of the Scheme of Arrangement from Broadcom-Singapore’s shareholders and the Singapore Court and the other conditions to consummate the Transaction are satisfied, we will lodge the Singapore Court’s order approving the Scheme of Arrangement with ACRA on or prior to the Long-Stop Date, at which time the Scheme of Arrangement will become effective and binding in accordance with its terms and conditions.

As a result of the Transaction, the ordinary shareholders of Broadcom-Singapore will become stockholders of Broadcom-Delaware and such stockholders’ rights will be governed by Delaware law and Broadcom-Delaware’s certificate of incorporation and bylaws, in substantially the forms attached hereto as Annex C and Annex D, respectively.

Background and Reasons for the Transaction

We and our predecessor, Avago Technologies Limited, have been incorporated in Singapore since 2015 and 2005, respectively. While our incorporation in Singapore has served us and our shareholders well, there are compelling reasons that support restructuring our corporate group to cause the parent company of our group to be an entity organized in the United States at this time.

We are a multi-national business with operations in many countries. However, our operations have become more focused in the United States, both through organic growth and as a result of multiple acquisitions of U.S.-based companies, and we expect to continue to invest in our operations in the United States. Through our existing subsidiaries, we already have a substantial presence in the United States and it is important to note that a majority of Broadcom’s employees and a significant portion of operating assets are in the United States. Further, we believe that a significant majority of our shareholders are U.S.-based institutional investors. As a result, we think it makes sense to have our parent company based in the United States. In addition, the incremental tax cost of being a U.S.-based multinational corporation has decreased materially as a result of U.S. corporate tax reform. The 2017 Tax Reform Act will also allow us to tax-efficiently deploy our capital in the United States in a way that was not practicable prior to the enactment of this legislation.

We also believe that the shareholder returns we can drive by continuing to execute our acquisition strategy far outweigh the additional income taxes we would expect to pay as a result of our ultimate parent company being incorporated in the United States. Further, as a U.S. corporation, our future acquisitions in the United States would not be subject to certain regulatory processes required for acquisitions by foreign corporations. Following a thorough review, we have determined that having our ultimate parent company incorporated in the United States will increase our opportunities for growth and is best for us, our shareholders and our employees.

After considering various factors, our board of directors determined that it was advisable to proceed with the Transaction. Our board of directors’ determination that Delaware is the preferred jurisdiction of incorporation of the parent of the Broadcom group was based on many factors, including the following:

•	Delaware offers predictable and well-established corporate laws;

•	Delaware has a well-developed legal system which we believe encourages high standards of corporate governance and provides stockholders with substantial rights;

•	the perception of a Delaware corporation among regulatory authorities, investors and creditors as being highly favorable; and

•	Delaware corporate law provides significant flexibility around corporate transactions, including the issuance of equity and the payment of dividends, while at the same time protecting the rights of stockholders.

We cannot assure you that the anticipated benefits of the Transaction will be realized. In addition, despite the potential benefits described above, the Transaction will expose you and us to potential risks, including relating to future income tax policy in the United States. Please see the discussion under “Risk Factors.”

The Board has considered both the potential advantages of the Transaction and these potential risks and has unanimously approved the Scheme of Arrangement and recommends that shareholders vote for the approval of the Scheme of Arrangement.

Amendment

The Scheme of Arrangement may be amended, modified or supplemented at any time before or after its approval by the shareholders of Broadcom-Singapore at the Special Meeting. However, after approval, no amendment, modification or supplement may be made or effected that legally requires further approval by Broadcom-Singapore shareholders without obtaining such approval.

Conditions to Consummation of the Transaction

The Transaction will not be completed unless the following conditions are satisfied:

•	the Scheme of Arrangement is approved by the requisite vote of the shareholders of Broadcom-Singapore at the Special Meeting;

•	the requisite court order approving the Scheme of Arrangement is obtained from the Singapore Court;

•	no statute, rule or regulation is enacted or promulgated by any governmental entity of competent jurisdiction which prohibits or makes illegal the consummation of the Scheme of Arrangement; and

•	no order or injunction of a court of competent jurisdiction shall be in effect that prevents the consummation of the Scheme of Arrangement.

Approval of the Scheme of Arrangement by the Singapore Court

Broadcom-Singapore has made an application to the Singapore Court for an order to convene the Special Meeting. Subsequent and subject to approval of the Broadcom Redomiciliation Proposal by the shareholders of Broadcom-Singapore at the Special Meeting, Broadcom-Singapore must apply for the Singapore Court Order for its sanction of the Scheme of Arrangement. If (i) the Singapore Court Order is granted, and (ii) the conditions to closing contained in the Implementation Agreement are satisfied, the Scheme of Arrangement will become effective on the date that we lodge a copy of the Singapore Court Order with ACRA.

The approval by the shareholders of Broadcom-Singapore and/or the Singapore Court of the Scheme of Arrangement shall remain valid notwithstanding any change in our business or financial condition or any transactions undertaken by us (including any changes arising as a result of our proposed acquisition of Qualcomm).

Federal Securities Law Consequences; Resale Restrictions

The issuance of Broadcom-Delaware shares of common stock to Broadcom-Singapore shareholders in connection with the Transaction will not be registered under the Securities Act of 1933 (the “Securities Act”). Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. The date, time and place of the hearing by the Singapore Court for the approval and confirmation of the Scheme of Arrangement (the “Scheme Approval Hearing”) are not yet known. Subsequent and subject to shareholder approval of the Broadcom Redomiciliation Proposal, Broadcom-Singapore will promptly apply to the Singapore Court for its approval and confirmation of the Scheme of Arrangement. Broadcom-Singapore intends to provide notice to its shareholders of the date, time and place of the Scheme Approval Hearing, once determined, so that shareholders can have the opportunity to appear at the hearing. Broadcom-Singapore currently intends to provide such notice through a press release distributed through press services and newswires in accordance with NASDAQ rules which would be filed on a Form 8-K and a written notice to be mailed to Broadcom-Singapore shareholders not less than one week prior to the date of the Scheme Approval Hearing and, immediately upon the distribution of the foregoing materials, to release for publication notice in newspapers of national circulation in each of the United States and Singapore.

In determining whether it is appropriate to authorize the Scheme of Arrangement, the Singapore Court will consider whether the terms and conditions of the exchange of shares pursuant to the Scheme of Arrangement are fair to Broadcom-Singapore shareholders and we will have advised the Singapore Court before the hearing that we will rely on the Section 3(a)(10) exemption based on its approval of the Scheme of Arrangement. The Broadcom-Delaware shares of common stock issued to Broadcom-Singapore shareholders in connection with the Transaction will be freely transferable, except for restrictions applicable to certain “affiliates” of Broadcom-Singapore under the Securities Act, as follows:

•	Persons who were not affiliates of Broadcom-Singapore at the consummation of the Transaction and have not been affiliates within 90 days prior to such time will be permitted to sell any Broadcom-Delaware shares of common stock received in the Transaction without regard to Rule 144 under the Securities Act.

•	Persons who were affiliates of Broadcom-Singapore at the consummation of the Transaction or were affiliates within 90 days prior to such time will be permitted to resell any Broadcom-Delaware common stock shares they receive pursuant to the Transaction in the manner permitted by Rule 144. In computing the holding period of the Broadcom-Delaware shares of common stock for the purposes of Rule 144(d), such persons will be permitted to “tack” the holding period of their Broadcom-Singapore ordinary shares held prior to the consummation of the Transaction.

•	Persons whose shares of Broadcom-Singapore bear a legend restricting transfer will receive shares of Broadcom-Delaware that are subject to the same restrictions.

Persons who may be deemed to be affiliates of Broadcom-Singapore and Broadcom-Delaware for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, Broadcom-Singapore or Broadcom-Delaware, and would generally not be expected to include shareholders who are not executive officers, directors or significant shareholders of Broadcom-Singapore or Broadcom-Delaware.

We have not filed a registration statement with the SEC covering any resales of the Broadcom-Delaware shares of common stock to be received by Broadcom-Singapore’s shareholders in connection with the Transaction. Broadcom-Delaware intends to file certain post-effective amendments to existing effective registration statements of Broadcom-Singapore concurrently with the completion of the Transaction. Broadcom-Delaware also intends to file a registration statement which will include a consent solicitation statement of the Partnership and a prospectus of Broadcom-Delaware relating to the approval of the Mandatory Exchange Amendment and in order to register the shares of Broadcom-Delaware to be issued to limited partners of the Partnership in connection therewith under the Securities Act.

Upon consummation of the Transaction, the shares of common stock of Broadcom-Delaware will be deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by virtue of Rule 12g-3 under the Exchange Act, without the filing of any Exchange Act registration statement.

Effective Date of the Transaction

Assuming we receive the necessary approvals from Broadcom-Singapore’s shareholders and the Singapore Court and the other conditions to consummate the Transaction are satisfied, we will lodge the Singapore Court’s order approving the Scheme of Arrangement with ACRA, at which time the Scheme of Arrangement will become effective and binding in accordance with its terms and conditions. We currently expect to complete the Transaction no later than May 6, 2018.

In accordance with the terms of the Implementation Agreement, Broadcom-Singapore, without obtaining any further approval of Broadcom-Singapore shareholders, may select the effective time of the Transaction (including the Scheme of Arrangement), provided the effective time occurs on or prior to the Long-Stop Date, notwithstanding Broadcom-Singapore shareholder or Singapore Court approval of the Scheme of Arrangement and/or the satisfaction of all of the other conditions to the Transaction.

Subject to the satisfaction of the conditions set forth in the Implementation Agreement, we will be required to lodge the Singapore Court Order with ACRA by the Long-Stop Date. However, if the conditions set forth in the Implementation Agreement are not satisfied by such date, the Scheme of Arrangement will lapse pursuant to its terms and the Transaction will not be effected.

Management of Broadcom-Delaware

When the Transaction is completed, the executives and directors of Broadcom-Singapore immediately prior to the completion of the Transaction will be the executives and directors of Broadcom-Delaware. Broadcom-Delaware’s certificate of incorporation and bylaws, as they will be in effect after the Transaction, provide for a single class of directors, just as Broadcom-Singapore currently has, and Broadcom-Delaware’s directors will be subject to re-election at the next annual meeting of stockholders of Broadcom-Delaware following the completion of the Transaction.

Indemnification Agreements

Broadcom-Singapore’s constitution requires it to indemnify, to the fullest extent permitted by law, any director, alternate director, officer or trustee acting in relation to any of the affairs of the company against all liabilities incurred or suffered by such person as a director or officer, including the costs of defending any proceedings (including civil, criminal, investigative or administrative proceedings), provided that they are not indemnified for any liability arising from (a) accounting of profits made from the purchase or sale by an indemnitee of securities of Broadcom-Singapore, (b) knowingly fraudulent or deliberately dishonest conduct or willful misconduct, (c) any liability that cannot be indemnified by reason of section 172 of the Singapore Companies Act, (d) a breach of such indemnitee’s duty of loyalty, or (e) any payment made under a valid and collectible insurance policy, (f) indemnification is not lawful under the Singapore Companies Act or (g) any proceeding initiated by such indemnitee. Broadcom-Singapore’s constitution also requires Broadcom-Singapore to pay reasonable expenses incurred in a proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person undertakes to repay Broadcom-Singapore if it is ultimately determined that such person was not entitled to indemnification. In addition, Broadcom-Singapore has entered into indemnification agreements with each of its directors and executive officers.

Each of the Broadcom-Delaware certificate of incorporation and bylaws will provide that we are required to indemnify the directors and officers of Broadcom-Delaware, in each case to the fullest extent permitted by Delaware law. The Broadcom-Delaware bylaws will also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered into agreements with the Broadcom-Singapore directors, officers and other employees and expect to enter into agreements to indemnify the Broadcom-Delaware directors, executive officers and other employees as determined by the Broadcom-Delaware board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding to the fullest extent permitted by applicable law.

In connection with the Transaction, we expect that we will continue to be a party to an indemnification agreement with each of Broadcom-Delaware’s directors and certain officers, as well as with individuals serving as directors or officers of our subsidiaries. The current indemnification agreements between Broadcom-Singapore and its officers and directors provide for the indemnification of, and advancement of expenses to, these persons. We expect that the indemnification and expense advancement to be provided to directors and certain officers of Broadcom-Delaware under the indemnification agreement will be the same or substantially similar to that afforded in the current indemnification agreements between Broadcom-Singapore and its officers and directors.

Interests of Certain Persons in the Transaction

Except for the indemnification arrangements described above, no person who has been a director or executive officer of Broadcom-Singapore at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Transaction, except for any interest arising from his or her ownership of securities of Broadcom-Singapore or the Partnership.

Regulatory Matters

Other than court approval of the Scheme of Arrangement, we are not aware of any other governmental approvals or actions that are required to complete the Transaction other than compliance with U.S. federal and state securities laws and Singapore and Delaware corporate law. We do not believe that any significant regulatory approvals will be required to effect the Transaction.

No Appraisal Rights

Once the Broadcom Redomiciliation Proposal is approved by the requisite Scheme Shareholders, is approved by the Singapore Court and the Singapore Court Order is lodged with ACRA, the Scheme of Arrangement becomes effective and will be binding on all shareholders of Broadcom. Holders of Broadcom-Singapore ordinary shares and special preference shares may file an objection with the Singapore Court against the approval of the Scheme of Arrangement, but no appraisal or dissenting rights are available to such holders in connection with a scheme of arrangement effected under Singapore law.

Action Required to Transfer Broadcom-Singapore Ordinary Shares and Receive Broadcom-Delaware Shares of Common Stock

Assuming the Transaction becomes effective, your Broadcom-Singapore ordinary shares will be exchanged for shares of common stock of Broadcom-Delaware, which will be issued to you in uncertificated book-entry form. Broadcom-Singapore stock certificates outstanding immediately prior to the effective time of the Transaction will no longer be evidence of title of Broadcom-Singapore ordinary shares represented by such certificates, and following the Transaction, will only represent the right to receive a corresponding number of uncertificated book-entry shares of common stock of Broadcom-Delaware. Our transfer agent will request that you return such share certificates for cancellation, together with a properly completed and executed letter of transmittal, in exchange for shares of common stock of Broadcom-Delaware following completion of the Transaction. Broadcom-Singapore ordinary shares held in “street name” through a bank, broker, custodian or other nominee will be automatically exchanged for uncertificated book-entry shares of common stock of Broadcom-Delaware without any action required on the part of the beneficial holder of such ordinary shares.

Equity Plans

If the Transaction is completed, Broadcom-Delaware will assume and adopt Broadcom-Singapore’s existing rights and obligations in connection with awards granted under Broadcom-Singapore’s equity incentive plans and other similar equity awards. To the extent Broadcom-Singapore currently sponsors those equity incentive plans, then as of the consummation of the Transaction, Broadcom-Delaware will become the sponsor of the assumed equity incentive plans. The plans will be amended as necessary to give effect to the Transaction, including to provide (1) for the assumption and adoption by Broadcom-Delaware of the applicable equity incentive plans and the various rights, duties or obligations thereunder; (2) that shares of common stock of Broadcom-Delaware will be issued, held, available or used to measure benefits as appropriate under the plans, in lieu of ordinary shares of Broadcom-Singapore, including upon exercise of any options or upon vesting of restricted share units issued under those plans on a one-for-one basis; and (3) for the appropriate substitution of Broadcom-Delaware for Broadcom-Singapore in those plans. Shareholder approval of the Transaction will also constitute shareholder approval of the adoption and assumption of the equity incentive plans by Broadcom-Delaware as contemplated by this proxy statement.

Holders of outstanding options, restricted share units or other equity-based awards may be subject to tax as a result of the conversion of the underlying Broadcom-Singapore ordinary shares to Broadcom-Delaware shares of common stock as of the consummation of the Transaction, depending on the country where the holders are citizens or tax residents or the country where they resided during the life of such equity awards. In general, however, U.S. taxpayers should not recognize ordinary income at the time Broadcom-Delaware assumes their equity awards. Tax withholding and/or reporting may be required by Broadcom-Delaware or one of its affiliates and/or the holder of the applicable equity award, and certain employer social insurance contributions or other taxes may be due as a result of the conversion of the equity awards. Depending on the country where the holders are citizens or residents or the country where they resided during the life of the Broadcom-Singapore awards, the conversion of equity awards may trigger certain regulatory filings or notices to employees concerning the tax or regulatory consequences of the Transaction.

Stock Exchange Listing

Broadcom-Singapore’s ordinary shares are currently listed on NASDAQ. There is currently no established public trading market for the shares of common stock of Broadcom-Delaware. We will submit a notification form with NASDAQ and expect that, immediately following the consummation of the Transaction, the Broadcom-Delaware shares of common stock will be listed on NASDAQ under the symbol “AVGO,” the same symbol under which your Broadcom-Singapore ordinary shares are currently listed.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Scheme of Arrangement represents a transaction between entities under common control. Assets and liabilities are transferred at carrying value between entities under common control. Accordingly, the assets and liabilities of Broadcom-Delaware will be reflected at the same carrying amounts as in the accounts of Broadcom-Singapore at the effective time of the Scheme of Arrangement.

Supplemental Indentures

In connection with the Transaction, we expect Broadcom-Delaware and Broadcom US Sub to enter into supplemental indentures to the indentures governing the 2017 Notes. We presently expect the supplemental indentures will provide that Broadcom-Delaware and Broadcom US Sub will guarantee the obligations of the issuers under the indentures governing the 2017 Notes.

Any other changes in connection with entering into such supplemental indentures shall be made in accordance with the terms of the indentures governing the 2017 Notes.

Effect of the Transaction on Reporting Obligations of the Broadcom Corporate Group

Upon completion of the Transaction, Broadcom-Delaware will be subject to the same reporting requirements of the SEC, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of NASDAQ as Broadcom-Singapore before the Transaction, and Broadcom-Delaware will report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. Broadcom-Delaware will file reports on Form 10-K, 10-Q and 8-K with the SEC and comply with the proxy rules, as we currently do. We will also comply with any additional reporting requirements of Delaware law. Broadcom-Delaware will cease to provide our financial results under Singapore generally accepted accounting principles.

Assuming completion of the mandatory exchange of LP Units of the Partnership, the Partnership will no longer be subject to the reporting requirements of the SEC and as such, the Partnership will no longer file reports on Form 10-K, 10-Q and 8-K and will no longer be subject to the proxy rules.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE TRANSACTION TO HOLDERS OF BROADCOM-SINGAPORE ORDINARY SHARES

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders and to Non-U.S. Holders (each as defined below) of (i) exchanging Broadcom-Singapore ordinary shares for Broadcom-Delaware shares of common stock pursuant to the Scheme of Arrangement and (ii) owning and disposing of Broadcom-Delaware shares of common stock that are received pursuant to the Scheme of Arrangement. This discussion is based on and subject to the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, published guidance of the U.S. Internal Revenue Service (the “IRS”) and court decisions, in each case, as of the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The following discussion assumes that the Scheme of Arrangement will be consummated as described in this proxy statement and applies only to U.S. Holders and Non-U.S. Holders that hold their Broadcom-Singapore ordinary shares, and that will hold their Broadcom-Delaware shares of common stock received pursuant to the Scheme of Arrangement, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences to holders of LP Units of the Partnership. This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holders in light of their personal circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income, or to any holders subject to special treatment under the Code, such as:

•	banks, thrifts, mutual funds and other financial institutions;

•	real estate investment trusts and regulated investment companies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	brokers or dealers in securities;

•	tax-exempt organizations or governmental organizations;

•	insurance companies;

•	dealers or brokers in securities or foreign currency;

•	individual retirement and other deferred accounts;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	“passive foreign investment companies” or “controlled foreign corporations”, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons subject to the alternative minimum tax;

•	persons who hold their shares as part of a straddle, hedging, conversion, constructive sale or other risk reduction transaction;

•	persons who purchase or sell their shares as part of a wash sale for tax purposes;

•	“S corporations”, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, or other pass-through entities (and investors therein);

•	persons who received their shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to Broadcom-Delaware shares of common stock being taken into account in a financial statement; and

•	persons who own (directly, indirectly or constructively) five percent or more, by vote or value, of Broadcom-Singapore stock or, after completion of the Scheme of Arrangement, Broadcom-Delaware stock.

This discussion also does not address any considerations under the U.S. federal tax laws other than those pertaining to the income tax, nor does it address any state, local or non-U.S. tax considerations. We do not intend to seek any rulings from the IRS with respect to the Scheme of Arrangement, and there can be no assurance that the IRS will not take a position contrary to the tax consequences described herein or that such a contrary position would not be sustained by a court.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Broadcom-Singapore ordinary shares or, after the completion of the Scheme of Arrangement, Broadcom-Delaware shares of common stock received in the Scheme of Arrangement, that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of Broadcom-Singapore ordinary shares or, after the completion of the Scheme of Arrangement, Broadcom-Delaware shares of common stock received in the Scheme of Arrangement, that is an individual, corporation, estate or trust and, in each case, is not a U.S. Holder.

If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds Broadcom-Singapore ordinary shares or, after the completion of the Scheme of Arrangement, Broadcom-Delaware shares of common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership for U.S. federal income tax purposes and the partners in such partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of the Scheme of Arrangement and of the ownership and disposition of Broadcom-Delaware shares of common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF BROADCOM-SINGAPORE ORDINARY SHARES OR, AFTER THE COMPLETION OF THE SCHEME, BROADCOM-DELAWARE SHARES OF COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SCHEME OF ARRANGEMENT AND OF THE OWNERSHIP AND DISPOSITION OF BROADCOM-DELAWARE SHARES OF COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Characterization of the Exchange of Broadcom-Singapore Ordinary Shares for Broadcom-Delaware Shares of Common Stock Pursuant to the Scheme of Arrangement

For U.S. federal income tax purposes, the exchange of Broadcom-Singapore ordinary shares for Broadcom-Delaware shares of common stock pursuant to the Scheme of Arrangement is expected to qualify as a reorganization within the meaning of Section 368(a) of the Code, and, taken together with the mandatory exchange of LP Units of the Partnership for Broadcom-Delaware shares of common stock, is also expected to qualify as a transaction described in Section 351 of the Code. However, there is some uncertainty regarding whether the exchange of Broadcom-Singapore ordinary shares for Broadcom-Delaware shares of common stock pursuant to the Scheme of Arrangement will qualify for such treatment because there is no authority directly addressing a transaction involving the same facts as the Scheme of Arrangement. In addition, the Transaction is not conditioned on the receipt of a tax opinion, and we do not intend to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Scheme of Arrangement. Consequently, no assurance can be given that the IRS will not challenge the qualification of the Scheme of Arrangement as a reorganization within the meaning of Section 368(a) of the Code, or, taken together with the mandatory exchange of LP Units of the Partnership for Broadcom-Delaware shares of common stock, as a transaction described in Section 351 of the Code, or that a court would not sustain such challenge.

Material U.S. Federal Income Tax Consequences of the Scheme of Arrangement to U.S. Holders of Broadcom-Singapore Ordinary Shares

Receipt of Broadcom-Delaware Shares of Common Stock in a Section 368(a) Reorganization or a Section 351 Exchange

Assuming that (i) the exchange of Broadcom-Singapore ordinary shares for Broadcom-Delaware shares of common stock pursuant to the Scheme of Arrangement qualifies as a reorganization within the meaning of Section 368(a) of the Code and/or, taken together with the mandatory exchange of LP Units of the Partnership for Broadcom-Delaware shares of common stock, as a transaction described in Section 351 of the Code, and (ii) Broadcom-Singapore is not and has not been a passive foreign investment company (as discussed below under “Passive Foreign Investment Company Status”), a U.S. Holder that exchanges Broadcom-Singapore ordinary shares for Broadcom-Delaware shares of common stock pursuant to the Scheme of Arrangement will not recognize any gain or loss with respect to such exchange. Such U.S. Holder will have an adjusted tax basis in the Broadcom-Delaware shares of common stock received pursuant to the Scheme of Arrangement equal to the adjusted tax basis of the Broadcom-Singapore ordinary shares surrendered in exchange therefor by that U.S. Holder pursuant to the Scheme of Arrangement. The holding period for Broadcom-Delaware shares of common stock received pursuant to the Scheme of Arrangement will include the U.S. Holder’s holding period for the Broadcom-Singapore ordinary shares surrendered in exchange therefor.

U.S. Holders should consult their tax advisors about any reporting requirements and information statements that could be applicable with respect to the Scheme of Arrangement and any potential consequences, including penalties, associated with a failure to satisfy such requirements.

Passive Foreign Investment Company Status

Broadcom-Singapore believes that it was not a “passive foreign investment company” (generally, a foreign corporation that has a specified percentage of “passive” income or assets in a taxable year, after the application of certain “look-through” rules) for U.S. federal income tax purposes for its 2016 or 2017 taxable year or any prior taxable year and does not expect to be a passive foreign investment company for its 2018 taxable year. If Broadcom-Singapore was a passive foreign investment company for any taxable year during which a U.S. Holder held Broadcom-Singapore ordinary shares, certain adverse tax consequences, including recognition of gain and application of an interest charge, could apply to such U.S. Holder as a result of the Scheme of Arrangement, unless an exception under the relevant U.S. Treasury Regulations can be relied upon. You should consult your tax advisor with respect to the U.S. federal income tax consequences of the Scheme of Arrangement regarding the status of Broadcom-Singapore as a passive foreign investment company for any taxable year during which you held Broadcom-Singapore ordinary shares and the implications of such status on the U.S. federal income tax consequences of the Scheme of Arrangement to you.

Material U.S. Federal Income Tax Considerations to U.S. Holders of Owning and Disposing of Broadcom-Delaware Shares of Common Stock Received in the Scheme of Arrangement

Dividends and Other Distributions on Broadcom-Delaware Shares of Common Stock

Any distribution made by Broadcom-Delaware to a U.S. Holder with respect to Broadcom-Delaware shares of common stock will generally be includible in the U.S. Holder’s gross income, in the year actually or constructively received, as a dividend to the extent that such distribution is paid out of Broadcom-Delaware’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds Broadcom-Delaware’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of the U.S. Holder’s tax basis in the Broadcom-Delaware shares of common stock, and then, to the extent such excess amount exceeds the U.S. Holder’s tax basis in the Broadcom-Delaware shares of common stock, as capital gain. Subject to applicable limitations and requirements, dividends received on Broadcom-Delaware’s shares of common stock generally should be eligible for the “dividends received deduction” available to corporate shareholders. A dividend paid by Broadcom-Delaware to certain non-corporate U.S. Holders, including individuals, generally will be subject to taxation at preferential rates if certain holding period requirements are met.

Dispositions of Broadcom-Delaware Shares of Common Stock

A U.S. Holder will generally recognize taxable gain or loss on any sale, taxable exchange or other taxable disposition of a Broadcom-Delaware share of common stock equal to the difference between the amount realized for such Broadcom-Delaware share of common stock and the U.S. Holder’s adjusted tax basis in such Broadcom-Delaware share of common stock. Any such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, on the date of the disposition, the U.S. Holder has a holding period in such Broadcom-Delaware share of common stock that exceeds one year. Long-term capital gains derived by certain non-corporate U.S. Holders, including individuals, are generally subject to taxation at preferential rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Dividend payments with respect to Broadcom-Delaware shares of common stock and proceeds of a disposition of Broadcom-Delaware shares of common stock will generally be subject to information reporting to the IRS and may be subject to U.S. backup withholding (currently, at a rate of 24%) unless a U.S. Holder furnishes such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9) and complies with other applicable certification requirements, or otherwise establishes an exemption. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules will be credited against a U.S. Holder’s federal income tax liability, and may entitle a U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Material U.S. Federal Income Tax Consequences of the Scheme of Arrangement to Non-U.S. Holders of Broadcom-Singapore Ordinary Shares

Assuming that the exchange of Broadcom-Singapore ordinary shares for Broadcom-Delaware shares of common stock pursuant to the Scheme of Arrangement qualifies as a reorganization within the meaning of Section 368(a) of the Code and/or, taken together with the mandatory exchange of LP Units of the Partnership for Broadcom-Delaware shares of common stock, as a transaction described in Section 351 of the Code, a Non-U.S. Holder that receives Broadcom-Delaware shares of common stock pursuant to the Scheme of Arrangement will not recognize any gain or loss with respect to the receipt of such Broadcom-Delaware shares of common stock for U.S. federal income tax purposes. Such Non-U.S. Holder will, for U.S. federal income tax purposes, have an adjusted tax basis in the Broadcom-Delaware shares of common stock received pursuant to the Scheme of Arrangement equal to the adjusted tax basis of the Broadcom-Singapore ordinary shares surrendered in exchange therefor by that Non-U.S. Holder pursuant to the Scheme of Arrangement. The holding period for Broadcom-Delaware shares of common stock received pursuant to the Scheme of Arrangement will include the Non-U.S. Holder’s holding period for the Broadcom-Singapore ordinary shares surrendered in exchange therefor.

Even if the exchange of Broadcom-Singapore ordinary shares for Broadcom-Delaware shares of common stock pursuant to the Scheme of Arrangement did not qualify as a reorganization within the meaning of Section 368(a) of the Code or an exchange described in Section 351 of the Code as described above, a Non-U.S. Holder generally would not be subject to U.S. federal income tax on any gain recognized pursuant to the exchange except in the situations described in the first two bullet points below under the heading “Material U.S. Federal Income Tax Considerations to Non-U.S. Holders of Owning and Disposing of Broadcom-Delaware Shares of Common Stock Received in the Scheme of Arrangement—Dispositions of Broadcom-Delaware Shares of Common Stock.”

Non-U.S. Holders should consult their tax advisors about reporting requirements and information statements that could be applicable with respect to the Scheme of Arrangement and any potential consequences, including penalties, associated with a failure to satisfy such requirements.

Material U.S. Federal Income Tax Considerations to Non-U.S. Holders of Owning and Disposing of Broadcom-Delaware Shares of Common Stock Received in the Scheme of Arrangement

Dividends and Other Distributions on Broadcom-Delaware Shares of Common Stock

Any distribution made by Broadcom-Delaware to a Non-U.S. Holder with respect to Broadcom-Delaware shares of common stock will generally constitute a dividend for U.S. federal income tax purposes to the extent that such distribution is paid out of Broadcom-Delaware’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds Broadcom-Delaware’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of the Non-U.S. Holder’s tax basis in the Broadcom-Delaware shares of common stock, and then, to the extent such excess amount exceeds the Non-U.S. Holder’s tax basis in the Broadcom-Delaware shares of common stock, as capital gain.

Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder with respect to such Non-U.S. Holder’s Broadcom-Delaware shares of common stock generally will be subject to U.S. federal withholding tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty, provided that the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying its qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty and the procedures for claiming such benefits.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder generally will not be subject to the 30% U.S. federal withholding tax described in the previous paragraph provided that the Non-U.S. Holder furnishes a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will instead be subject to U.S. federal income tax on a net income basis at regular graduated tax rates, generally in the same manner as if such Non-U.S. Holder were a United States person. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Dispositions of Broadcom-Delaware Shares of Common Stock

Subject to the discussions below relating to backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, taxable exchange or other taxable disposition of Broadcom-Delaware shares of common stock, unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	the Broadcom-Delaware shares of common stock constitute a U.S. real property interest (“USRPI”) by reason of Broadcom-Delaware being, or having been, a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any applicable time within the shorter of the five-year period preceding the Non-U.S. Holder’s disposition of the Broadcom-Delaware shares of common stock or the Non-U.S. Holder’s holding period for the Broadcom-Delaware shares of common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated tax rates, generally in the same manner as if such Non-U.S. Holder were a United States person. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we currently do not anticipate Broadcom-Delaware being or becoming a USRPHC. However, because the determination at any time of whether Broadcom-Delaware is a USRPHC will depend on the fair market value of its USRPIs relative to the fair market value of its non-U.S. real property interests and other trade or business assets, there can be no assurance that Broadcom-Delaware will not be or become a USRPHC in the future. Even if Broadcom-Delaware were to be or become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of Broadcom-Delaware shares of common stock will not be subject to U.S. federal income tax if Broadcom-Delaware shares of common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder did not own, actually or constructively, more than 5% of the Broadcom-Delaware shares of common stock at any time during the shorter of the five-year period ending on the date of the sale or other taxable disposition of the Broadcom-Delaware shares of common stock or the Non-U.S. Holder’s holding period for the Broadcom-Delaware shares of common stock.

Information Reporting and Backup Withholding

Payments of dividends on Broadcom-Delaware shares of common stock will not be subject to backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either properly certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable documentation, or otherwise establishes an exemption. However, information reporting will apply in connection with any dividends on Broadcom-Delaware shares of common stock paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld.

Proceeds of a sale or other taxable disposition of Broadcom-Delaware shares of common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that the holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of Broadcom-Delaware shares of common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, Broadcom-Delaware shares of common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Such certification or exemption must typically be evidenced by a Non-U.S. Holder’s delivery of a properly executed IRS Form W-8BEN-E. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States relating to FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA currently applies to payments of dividends on Broadcom-Delaware shares of common stock, but will apply to payments of gross proceeds from the sale or other disposition of Broadcom-Delaware shares of common stock only with respect to sales or dispositions effected on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in Broadcom-Delaware shares of common stock.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

DESCRIPTION OF BROADCOM-DELAWARE CAPITAL STOCK

The following description of Broadcom-Delaware’s capital stock is a summary. This summary is subject to the General Corporation Law of the State of Delaware (the “DGCL”) and the complete text of Broadcom-Delaware’s certificate of incorporation and bylaws to be in place at the closing of the Transaction which will be substantially in the forms attached as Annex C and Annex D, respectively, to this proxy statement. We encourage you to read that law and those documents carefully.

There are differences between Broadcom-Singapore’s constitution and Broadcom-Delaware’s certificate of incorporation and bylaws as they are expected to be in effect after the Transaction, especially relating to changes (i) that are required by Delaware law (i.e., certain provisions of the Broadcom-Singapore constitution were not replicated in the Broadcom-Delaware certificate of incorporation or bylaws because the DGCL would not permit such replication, and certain provisions were included in the Broadcom-Delaware certificate of incorporation and bylaws although they were not in the Broadcom-Singapore constitution because the DGCL requires such provisions to be included in the certificate of incorporation and bylaws of a Delaware corporation or to provide for related provisions customarily provided in respect of publicly-traded Delaware corporations), or (ii) that are necessary in order to preserve the current rights of shareholders and powers of the board of directors of Broadcom following the Transaction. See “Comparison of Rights of Singapore Shareholders and Delaware Stockholders.”

General

The Broadcom-Delaware certificate of incorporation will authorize 2,900,000,000 shares of common stock, $0.001 par value per share, and 100,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

Voting Rights

Each holder of Broadcom-Delaware common stock will be entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Broadcom-Delaware stockholders will not have cumulative voting rights in the election of directors. Accordingly, in an uncontested election, holders of a majority of the voting shares will be able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Broadcom-Delaware common stock will be entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Dividends may be paid in cash, in property or in shares of common stock. Declaration and payment of any dividend will be subject to the discretion of the Broadcom-Delaware board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the Broadcom-Delaware board of directors may consider relevant.

Liquidation

In the event of Broadcom-Delaware’s liquidation, dissolution or winding up, holders of Broadcom-Delaware common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of Broadcom-Delaware’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of Broadcom-Delaware common stock will have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of Broadcom-Delaware common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Broadcom-Delaware preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All outstanding shares of common stock of Broadcom-Delaware are, and the shares of common stock to be issued upon the completion of this Transaction will be, fully paid and non-assessable.

Preferred Stock

The Broadcom-Delaware certificate of incorporation will authorize the board of directors of Broadcom-Delaware to issue preferred stock in one or more series and to determine the preferences, limitations and relative rights of any shares of preferred stock that it shall choose to issue, without vote or action by the stockholders.

Annual Stockholder Meetings

The Broadcom-Delaware certificate of incorporation and bylaws will provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the Broadcom-Delaware board of directors. To the extent permitted under applicable law, we may but are not obligated to conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of the Broadcom-Delaware Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware law and the Broadcom-Delaware certificate of incorporation and bylaws could make the following transactions difficult: acquisition of Broadcom-Delaware by means of a tender offer; acquisition of Broadcom-Delaware by means of a proxy contest or otherwise; or removal of incumbent officers and directors of Broadcom-Delaware. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of Broadcom-Delaware, including transactions that might result in a premium over the market price for Broadcom-Delaware shares. These provisions will replace and substitute applicable provisions of Singapore law and we cannot predict whether they will make an acquisition more or less likely compared to those provisions.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Broadcom-Delaware to first negotiate with the company’s board of directors. We believe that the benefits of protection to Broadcom-Delaware’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Broadcom-Delaware outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

Broadcom-Delaware will be subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for the Broadcom-Delaware board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Broadcom-Delaware. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Special Stockholder Meetings

The Broadcom-Delaware bylaws will provide that a special meeting of stockholders may be called only by the company’s board of directors or by two or more stockholders holding at least 10% of the total number of issued and outstanding shares of Broadcom-Delaware.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The bylaws of Broadcom-Delaware will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

No Stockholder Action by Written Consent

The Broadcom-Delaware certificate of incorporation and bylaws will not provide for the right of stockholders to act by written consent without a meeting.

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

The Broadcom-Delaware board of directors will consist of not less than one nor more than 13 directors. In any uncontested elections of directors, a director nominee for the board of directors of Broadcom-Delaware will be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote at a meeting of the stockholders for the election of directors at which a quorum is present, voting together as a single class. An incumbent director who is nominated for an uncontested election and fails to receive a majority of the votes present and voting for such director’s reelection would be required to tender his or her resignation to the board of directors. The Nominating and Corporate Governance Committee of the board of directors (or any future committee the equivalent thereof) will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. The board of directors will act on the recommendation of such committee and will publicly disclose its decision within 90 days from the date of the certification of the election results. In a contested election, a plurality voting standard will apply to director elections. The directors of Broadcom-Delaware are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified.

The directors of Broadcom-Delaware may be removed only by the affirmative vote of at least a majority of the holders of our then-outstanding common stock. Furthermore, any vacancy on the Broadcom-Delaware board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may be filled only by a majority vote of the board of directors then in office, even if less than a quorum, or by the sole remaining director. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of Broadcom-Delaware, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

The Broadcom-Delaware certificate of incorporation and bylaws will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, the Broadcom-Delaware certificate of incorporation or bylaws; or any action asserting a claim against Broadcom-Delaware that is governed by the internal affairs doctrine. Although the Broadcom-Delaware certificate of incorporation will contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Amendment of the Certificate of Incorporation and Bylaws

The amendment of any of the provisions in the certificate of incorporation would require approval by a stockholder vote by the holders of at least a majority of the voting power of the then outstanding voting stock. The bylaws of Broadcom-Delaware may be amended by the board of directors or by the holders of at least a majority of the voting power of the then outstanding voting stock.

The provisions of the DGCL, the Broadcom-Delaware certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of Broadcom-Delaware common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the management of Broadcom-Delaware. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Liability and Indemnification Matters

The Broadcom-Delaware certificate of incorporation will contain provisions that limit the liability of the directors and officers of Broadcom-Delaware for monetary damages to the fullest extent permitted by Delaware law. Consequently, Broadcom-Delaware directors and officers will not be personally liable to the company or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s or officer’s duty of loyalty to the company or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director or officer derived an improper personal benefit.

Each of the Broadcom-Delaware certificate of incorporation and bylaws will provide that we are required to indemnify the directors and officers of Broadcom-Delaware, in each case to the fullest extent permitted by Delaware law. The Broadcom-Delaware bylaws will also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered into agreements with the Broadcom-Singapore directors, officers and other employees and expect to enter into agreements to indemnify the Broadcom-Delaware directors, executive officers and other employees as determined by the Broadcom-Delaware board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding to the fullest extent permitted by applicable law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Broadcom-Delaware also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Broadcom-Delaware certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against Broadcom-Delaware directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Broadcom-Delaware directors and officers, even though an action, if successful, might benefit the company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

Uncertificated Shares

Holders of shares of common stock of Broadcom-Delaware will not have the right to require Broadcom-Delaware to issue certificates for their shares. Broadcom-Delaware will only issue uncertificated shares of common stock.

Stock Exchange Listing

We will submit a notification form with NASDAQ and expect that, upon the consummation of the Transaction, the Broadcom-Delaware shares of common stock will be listed on NASDAQ under the symbol “AVGO,” the same symbol under which your Broadcom-Singapore ordinary shares are currently listed.

No Sinking Fund

The Broadcom-Delaware shares of common stock have no sinking fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

COMPARISON OF RIGHTS OF SINGAPORE SHAREHOLDERS AND DELAWARE STOCKHOLDERS

Your rights as an ordinary shareholder of Broadcom-Singapore and the powers of Broadcom-Singapore’s board of directors are governed by Singapore law and Broadcom-Singapore’s constitution. As a result of the Transaction, you will become a stockholder of Broadcom-Delaware, and your rights and the powers of Broadcom-Delaware’s board of directors will be governed by Delaware law and Broadcom-Delaware’s certificate of incorporation and bylaws as they will be in effect upon the completion of the Transaction.

Many of the principal attributes of Broadcom-Singapore’s ordinary shares and Broadcom-Delaware’s shares of common stock will be similar. However, there are differences between what your rights are under Singapore law and what they will be after the Transaction under Delaware law. In addition, there are differences between Broadcom-Singapore’s constitution and Broadcom-Delaware’s certificate of incorporation and bylaws as they will be in effect after the Transaction, especially as it relates to changes (i) that are required by Singapore law (i.e., certain provisions of the Broadcom-Singapore constitution were not replicated in the Broadcom-Delaware certificate of incorporation and bylaws because Delaware law would not permit such replication, and certain provisions were included in the Broadcom-Delaware certificate of incorporation and bylaws although they were not in the Broadcom-Singapore constitution because Delaware law requires such provisions to be included in the certificate of incorporation and bylaws of a Delaware corporation or to provide for provisions customarily provided in respect of publicly-traded Delaware corporations), or (ii) that are necessary in order to preserve the current rights of shareholders and powers of the board of directors of Broadcom following the Transaction.

The following discussion is a summary of material changes in your rights resulting from the Transaction. This summary does not cover all of the differences between Singapore law and Delaware law affecting companies and their shareholders or all the differences between Broadcom-Singapore’s constitution and Broadcom-Delaware’s certificate of incorporation and bylaws. This summary is subject to the complete text of the relevant provisions of the Singapore Companies Act (the “SCA”), the DGCL, Broadcom-Singapore’s constitution and Broadcom-Delaware’s certificate of incorporation and bylaws as they will be in effect after the Transaction. We encourage you to read those laws and documents carefully.

The form of Broadcom-Delaware’s certificate of incorporation and bylaws substantially as they will be in effect after the Transaction are attached as Annex C and Annex D, respectively, to this proxy statement. For information as to how you can obtain Broadcom-Singapore’s constitution, please see “Where You Can Find More Information.” Except where otherwise indicated, the discussion of Broadcom-Delaware below reflects Broadcom-Delaware’s certificate of incorporation and bylaws as those documents will be in effect upon completion of the Transaction.

Broadcom-Delaware	Broadcom-Singapore

Authorized Capital Stock or Share Capital

The Broadcom-Delaware certificate of incorporation will authorize Broadcom-Delaware to issue 3,000,000,000 shares: 2,900,000,000 shares of common stock, par value $0.001 per share and 100,000,000 shares of preferred stock, par value $0.001 per share.	There is no concept of authorized share capital under Singapore law.

Outstanding Capital Stock or Share Capital

Assuming the Transaction had become effective as of the Record Date, there would be 432,842,037 shares of Broadcom-Delaware common stock outstanding and there will be no shares of preferred stock outstanding.	As of the Record Date, Broadcom-Singapore has 410,751,985 ordinary shares outstanding and 22,090,052 special preference shares outstanding.

Broadcom-Delaware	Broadcom-Singapore
The shares within each class have identical rights in all respects and rank equally with the other shares in the same class and have the respective rights under Singapore law and Broadcom-Singapore’s constitution, as the case may be.

Authority to Issue Shares

Broadcom-Delaware’s board of directors may authorize the issuance of additional shares of common stock or preferred shares up to the amounts authorized in the Broadcom-Delaware certificate of incorporation, without stockholder approval, subject only to the restrictions of the DGCL and the Broadcom-Delaware certificate of incorporation.	Broadcom-Singapore’s constitution provides that our shareholders may grant to our board of directors the general authority to issue any particular class of shares (including preference shares) where, unless revoked or varied in a general meeting, such authority to issue shares does not continue beyond the conclusion of the next annual general meeting of the company, the date by which such annual general meeting is required by law to be held, or the expiration of such other period as prescribed by the SCA, whichever is the earliest.

Board of Directors

The certificate of incorporation and bylaws of Broadcom-Delaware will provide that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors but will not be less than one or more than 13.

Under the SCA, the minimum number of directors is at least one director who is ordinarily resident in Singapore.

Broadcom-Singapore’s constitution provides that the number of directors will not be less than the minimum required by the SCA or more than 13.

Classification of Board of Directors

The DGCL permits, but does not require, a classified board of directors, which can be divided into two or three classes with staggered terms of office, with only one class of directors standing for election each year.

Broadcom-Delaware will not have a classified board.

There is no classification of our board of directors under Singapore law.

Annual Election of Directors

In any uncontested elections of directors, a director nominee for the board of directors of Broadcom-Delaware will be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote at such meeting with respect to the election of such director. An incumbent director who is nominated for an uncontested election and fails to receive a majority of the votes present and voting for such director’s reelection will be required to tender his or her resignation to the board of directors. The Nominating and Corporate Governance Committee of the board of directors (or any future committee the equivalent thereof) will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action	In any uncontested elections of directors, a director nominee for the board of directors of Broadcom-Singapore will be elected by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares present and entitled to vote generally in the election of directors, voting together as a single class.

Broadcom-Delaware	Broadcom-Singapore

should be taken. The board of directors will act on the recommendation of such committee and will publicly disclose its decision within ninety days from the date of the certification of the election results.

In a contested election of directors, a director nominee for the board of directors of Broadcom-Delaware will be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director.

Removal of Directors

The certificate of incorporation and bylaws of Broadcom-Delaware will provide that, subject to the rights of holders of any preferred stock, directors may be removed at any time by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares present and entitled to vote generally in the election of directors, voting together as a single class.	According to the SCA, directors of a Singapore public company may be removed before expiration of their term of office with or without cause by ordinary resolution (i.e., a resolution which is passed by a simple majority of those shareholders present and voting in person or by proxy). Notice of the intention to move such a resolution has to be given to the company not less than 28 days before the meeting at which it is moved. Broadcom-Singapore’s constitution provides that Broadcom-Singapore shall give notice of such resolution to its shareholders not less than 45 days before the meeting. The SCA provides that where any director removed in this manner was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove such director will not take effect until such director’s successor has been appointed.

Filling Vacancies on the Board of Directors

The certificate of incorporation and bylaws of Broadcom-Delaware will provide that any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled only by a majority of the board of directors then in office, even if less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the term to which the director is appointed and until their successor is elected and qualified.	Broadcom-Singapore’s constitution provides that our board of directors may appoint any person to be a director as an additional director or to fill a vacancy provided that any person so appointed will hold office only until the next annual general meeting, and shall then be eligible for re-election by ordinary resolution.

Amendment of Governing Documents

The amendment of any of the provisions of the Broadcom-Delaware certificate of incorporation would require approval by a stockholder vote by the holders of at least a majority of the voting power of the then outstanding voting stock. The bylaws of	Broadcom-Singapore’s constitution may be altered by special resolution (i.e., a resolution passed by majority of not less than three-fourths of the votes attached to the fully paid-up shares that are represented at a meeting, and voted on such

Broadcom-Delaware	Broadcom-Singapore
Broadcom-Delaware may be amended by the board of directors or by the holders of at least a majority of the voting power of the then outstanding voting stock.	resolution in person or by proxy). The board of directors has no right to amend the constitution.

Meetings of Stockholders

The DGCL provides that a company must hold an annual meeting as provided in the company’s bylaws. If a date for an annual meeting is not designated within 13 months of a company’s last annual meeting or written consent to elect directors in lieu of an annual meeting, or an annual meeting is not held within 30 days of a date that has been designated, upon the application of any stockholder or director, the Delaware Court of Chancery may summarily order a meeting to be held.

The bylaws of Broadcom-Delaware will provide that the board of directors will designate the date and time of the annual meetings of stockholders. The Broadcom-Delaware bylaws will provide that a special meeting of stockholders may be called by the board of directors or by two or more stockholders holding at least 10% of the voting power of the outstanding shares.

All Singapore companies are required to hold an annual general meeting once every calendar year. The first annual general meeting must be held within 18 months of the company’s incorporation and subsequently, not more than 15 months may elapse between annual general meetings.

Any general meeting other than the annual general meeting is called an “extraordinary general meeting.” Two or more shareholders holding not less than 10% of the total number of issued shares (excluding treasury shares) may call an extraordinary general meeting.

Notwithstanding anything in a Singapore company’s constitution, the directors are required to convene a general meeting if required to do so by requisition (i.e., written notice to directors requiring that a meeting be called) by shareholder(s) holding not less than 10% of the total number of paid-up shares of the company carrying voting rights. Broadcom-Singapore’s constitution provides that the directors may, whenever they think fit, convene an extraordinary general meeting.

Quorum for Stockholder Meetings

The Broadcom-Delaware bylaws will provide that the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at a meeting, provided that in no event shall a quorum consist of less than a majority of the shares entitled to vote at a meeting.	Broadcom-Singapore’s constitution provides that shareholders entitled to vote holding a majority of the number of our issued and paid-up shares, present in person or by proxy at a meeting, shall be a quorum. In the event a quorum is not present, the meeting may be adjourned for one week. When reconvened, the quorum for the meeting will be shareholders entitled to vote holding between them a majority of the number of our issued and paid-up shares, present in person or by proxy at such meeting.

Voting at Stockholder Meetings

Each holder of Broadcom-Delaware’s common stock will be entitled to one vote per share on all matters to be voted on by stockholders.

Except for the election of directors in a contested election and for other matters that require a different vote under the DGCL or Broadcom-Delaware’s

Every shareholder present in person or represented by proxy has one vote for each ordinary share or special preference share that he or she holds.

With respect to any ordinary resolution proposed for consideration of Broadcom-Singapore, the resolution will be approved if it is passed by a simple majority

Broadcom-Delaware	Broadcom-Singapore
certificate of incorporation or bylaws, the DGCL provides that the affirmative vote of the majority of shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be the act of the stockholders.

of the total votes attached to all the fully paid-up shares that are represented at the meeting and voted on such resolution in person or by proxy.

With respect to any special resolution proposed for consideration of Broadcom-Singapore, the resolution will be approved if it is passed by a majority of not less than three-fourths of the total votes attached to all the fully paid-up shares which are represented at the meeting and voted on such resolution in person or by proxy.

Broadcom-Singapore’s constitution provides that in the case of an equality of votes, the chairman of the meeting is entitled to a second or casting vote.

Notice Requirements for Stockholder Meetings

The bylaws of Broadcom-Delaware will provide that written notice of an annual or special meeting must be sent or otherwise given not less than 10 but not more than 60 days prior to the meeting to each stockholder entitled to vote at such meeting. Such notice must state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.	Broadcom-Singapore’s constitution provides that at least 21 days’ notice in writing must be given in respect of any general meeting at which it is proposed to pass a special resolution or resolution of which special notice has been given to Broadcom-Singapore, provided that at least 45 days’ notice must be given in respect of any resolution for the removal of a director. Save as aforementioned, at least 14 days’ notice will be required in respect of any annual general meetings or extraordinary general meetings.

Stockholder Proposals

The bylaws of Broadcom-Delaware will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors which require that a stockholder’s notice generally must be received by the company not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting.

In addition, the bylaws of Broadcom-Delaware will provide that a stockholder or a group of up to 20 eligible stockholders may include their director nominees in Broadcom-Delaware’s annual meeting proxy materials if certain requirements specified in the bylaws are met, including that such stockholder or group of stockholders has owned at least 3% of Broadcom-Delaware’s outstanding common stock continuously for at least three years. The number of such “proxy access” nominees appearing in any annual meeting proxy

Under the SCA, shareholders representing at least 5% of the total voting rights or shareholders representing not fewer than 100 shareholders holding shares on which there has been an average paid up sum, per shareholder, of at least S$500 each may, at their expense, request that the company includes and gives notice of their proposal for the next annual general meeting subject to satisfaction of the requirements under the SCA.

Any such requisition must be signed by all the requisitionists and be deposited at the registered office of the company. In the case of a requisition requiring notice of a resolution, the requisition shall be deposited at least six weeks prior to the date of the annual general meeting and in the case of any other requisition, not less than one week before the meeting.

Broadcom-Delaware	Broadcom-Singapore
statement cannot exceed the greater of two or 20% of the number of directors then serving on the Broadcom-Delaware board.

Shareholder Approval of Business Combinations

Under the DGCL, the completion of a merger, consolidation, or the sale, lease or exchange of substantially all of a corporation’s assets or dissolution requires approval by the board of directors and by a majority of outstanding stock of the corporation entitled to vote, subject to certain exceptions.

The SCA mandates that specified corporate actions require approval by the shareholders in a general meeting, notably:

•  notwithstanding anything in the company’s constitution, directors are not permitted to carry into effect any proposals for disposing of the whole or substantially the whole of the company’s undertaking or property unless those proposals have been approved by shareholders in a general meeting;

•  subject to the constitution of each amalgamating company, an amalgamation proposal must be approved by the shareholders of each amalgamating company via special resolution at a general meeting; and

•  notwithstanding anything in the company’s constitution, the directors may not, without the prior approval of shareholders, issue shares, including shares being issued in connection with corporate actions.

In addition, a scheme of arrangement under the SCA requires the affirmative vote of (i) a majority in number of shareholders present and voting, either in person or by proxy, at a court-convened shareholder meeting to approve such scheme and (ii) not less than 75% of the issued shares held by shareholders present and voting, either in person or by proxy, at such meeting.

Takeover Restrictions

The certificate of incorporation of Broadcom-Delaware will give the board the right to issue new classes of preferred stock with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude stockholders from realizing a potential premium over the market value of their shares.

In addition, Delaware law does not prohibit a corporation from adopting a stockholder rights plan, or “poison pill,” which could prevent a takeover attempt

The constitution of a Singapore public company typically provides that the company may allot and issue new shares of a different class with preferential, deferred, qualified or other special rights as its board of directors may determine with the prior approval of the company’s shareholders in a general meeting. Broadcom-Singapore’s constitution provides that our shareholders may grant to our board the general authority to issue any particular class of shares (including preference shares) where, unless revoked or varied in a general meeting, such authority to issue shares does not continue beyond the conclusion of

Broadcom-Delaware	Broadcom-Singapore
and also preclude stockholders from realizing a potential premium over the market value of their shares.

the next annual general meeting of the company, the date by which such annual general meeting is required to be held, or the expiration of such other period as prescribed by the SCA, whichever is the earliest.

Singapore law does not generally prohibit a corporation from adopting “poison pill” arrangements which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

However, under the Singapore Code on Takeovers and Mergers, if, in the course of an offer, or even before the date of the offer, the board of the offeree company has reason to believe that a bona fide offer is imminent, the board must not, except pursuant to a contract entered into earlier, take any action, without the approval of shareholders at a general meeting, on the affairs of the offeree company that could effectively result in any bona fide offer being frustrated or the shareholders being denied an opportunity to decide on its merits.

Interested Stockholders

Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested stockholder” for three years following the time that the stockholder becomes an interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person or group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years. The certificate of incorporation of Broadcom-Delaware will not opt out of this provision.

Any shareholder of Broadcom-Singapore who holds 15% or more of the voting shares of Broadcom-Singapore immediately prior to the consummation of the Transaction will not be considered an “interested stockholder” solely by virtue of the Transaction,

There are no comparable provisions in Singapore with respect to public companies which are not listed on the Singapore Exchange Securities Trading Limited.

Broadcom-Delaware	Broadcom-Singapore
provided that any such shareholder will be an interested stockholder if, following the Transaction, such person acquires additional shares of voting stock of Broadcom-Delaware.

Shareholder Action Without A Meeting

The DGCL provides that unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Broadcom-Delaware certificate of incorporation will provide that stockholders may not act by written consent.

The provisions of the SCA and the Constitution of Broadcom-Singapore do not provide for shareholder action by written consent. As a result, shareholder action by written consent is not permitted.

Shareholder Suits

Delaware law provides that a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under the DGCL have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. The DGCL also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

Standing

Only registered shareholders of Broadcom-Singapore reflected in its shareholder register are recognized under Singapore law as shareholders of Broadcom-Singapore. As a result, only registered shareholders have legal standing to institute shareholder actions against Broadcom-Singapore or otherwise seek to enforce their rights as shareholders. Holders of book-entry interests in the shares will be required to exchange their book-entry interests for certificated shares and to be registered as shareholders in Broadcom-Singapore’s shareholder register in order to institute or enforce any legal proceedings or claims against Broadcom-Singapore, its directors or its executive officers relating to shareholder rights. A holder of book-entry interests may become a registered shareholder of Broadcom-Singapore by exchanging its interest in the shares for certificated shares and being registered in Broadcom-Singapore’s shareholder register.

Derivative Actions

The SCA has a provision, which is limited in its scope to companies that are not listed on the securities exchange in Singapore, which provides a

Broadcom-Delaware	Broadcom-Singapore

mechanism enabling shareholders to apply to the court for leave to bring a derivative action on behalf of the company. Derivative actions are also allowed as a common law action.

In the case of the statutory derivative action under the SCA, applications are generally made by shareholders of the company or individual directors, but courts are given the discretion to allow such persons as they deem proper to apply (e.g., beneficial owner of shares) in the appropriate circumstances.

It should be noted that this provision of the SCA is primarily used by minority shareholders to bring an action or arbitration in the name and on behalf of the company or intervene in an action or arbitration to which the company is a party for the purpose of prosecuting, defending or discontinuing the action or arbitration on behalf of the company. Prior to commencing a derivative action, the court will need to be satisfied that, the applicant has given 14 days’ notice to the directors of the company of its intention to apply to the court for leave to bring an action or arbitration if the directors of the company do not bring, diligently prosecute or defend or discontinue the action or arbitration, the applicant is acting in good faith, and it appears to be prima facie in the interests of the company that the action or arbitration be brought, prosecuted, defended or discontinued.

Class Actions

The concept of class action suits, which allows individual shareholders to bring an action seeking to represent the class or classes of shareholders, does not exist in Singapore. However, it is possible as a matter of procedure for a number of shareholders to lead an action and establish liability on behalf of themselves and other shareholders who join in or who are made parties to the action. These shareholders are commonly known as “lead plaintiffs.”

Limitation on Personal Liability of Directors

The certificate of incorporation of Broadcom-Delaware will provide for the elimination of personal monetary liability of directors for breach of fiduciary duties as directors to the fullest extent permissible under the laws of Delaware. The certificate of incorporation of Broadcom-Delaware will also provide that if the DGCL	Under the SCA, any provision that purports to exempt a director or officer of a company from, or by which a company directly or indirectly provides an indemnity for a director or officer of the company against, any liability attaching to him or her in connection with any negligence, default, breach of

Broadcom-Delaware	Broadcom-Singapore
is amended or interpreted so as to allow further elimination of, or limitations on, director liability, then the liability of directors will be eliminated or limited to the fullest extent permitted by the DGCL as so amended or interpreted.

duty or breach of trust in relation to the company is void, except that, in addition to purchasing and maintaining for any director and officer insurance against any liability attaching to such director or officer in connection with any negligence, default, breach of duty or breach of trust in relation to the company, a company may indemnify such director or officer against any liability incurred by the director or officer to a person other than the company, except when the indemnity is against:

(a) any liability of the director or officer to pay (i) a fine in criminal proceedings, or (ii) a penalty sum payable to a regulatory authority for noncompliance with any requirement of a regulatory nature; or

(b) any liability incurred by the director or officer (i) in defending criminal proceedings in which he is convicted, (ii) in defending civil proceedings brought by the company or a related company in which judgment is given against such director or officer; or (iii) in connection with an application for relief, as described below, in which the court refuses to grant him relief.

Indemnification of Officers, Directors and Employees

Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of	Broadcom-Singapore’s constitution provides that subject to the provisions of and so far as may be permitted by the SCA, every director, secretary and other officer of Broadcom-Singapore and its subsidiaries and affiliates, will be indemnified by Broadcom-Singapore against all costs, charges, losses, expenses and liabilities incurred by him or her or to be incurred by him or her in the execution and discharge of his or her duties or in relation thereto and without prejudice to the generality of the foregoing, no director, secretary or other officer of our company or our subsidiaries and affiliates shall be liable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to our company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of our company or for the insufficiency or deficiency of any security in or upon which any of the moneys of our company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which

Broadcom-Delaware	Broadcom-Singapore

another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Broadcom-Delaware certificate of incorporation and bylaws will provide that its directors and officers will be indemnified by Broadcom-Delaware to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses, liabilities and loss incurred in connection with their service as a director or officer on behalf of the corporation.

shall happen in the execution of the duties of his or her office or in relation thereto unless the same happen through his or her own negligence, default, breach of duty or breach of trust..

Advancement of Expenses

The Broadcom-Delaware bylaws will provide that, to the fullest extent not prohibited by applicable law, Broadcom-Delaware shall pay the expenses (including attorneys’ fees) incurred by a director or officer of Broadcom-Delaware, and may pay the expenses incurred by any employee or agent of Broadcom-Delaware, in defending any action, suit or proceeding in advance of its final disposition; provided, that to the extent required by law, such payment of expenses in advance of the final disposition of the action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the person to repay all amounts advanced if it is ultimately determined that such person is not entitled to be indemnified by Broadcom-Delaware.

Under the SCA, a company may also provide a director with a loan to meet expenditures incurred or to be incurred by him for:

(a) defending criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company, or in connection with an application for relief, subject to the terms stipulated in the SCA, which include requiring the director to repay the loan if he is convicted in the criminal proceedings or where judgment is given against him in civil proceedings or where the court refuses to grant him relief on the application; or

(b) defending himself in an investigation or against any action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company.

Distributions and Dividends; Repurchases and Redemptions

The DGCL permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year	The SCA provides that no dividends can be paid to shareholders except out of profits.

Broadcom-Delaware	Broadcom-Singapore

as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Under the DGCL, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

The SCA does not provide a definition on when profits are deemed to be available for the purpose of paying dividends and this is accordingly governed by case law.

Broadcom-Singapore’s constitution provides that no dividend can be paid otherwise than out of profits.

Acquisition of a Company’s Own Shares

The SCA generally prohibits a company from acquiring its own shares subject to certain exceptions. Any contract or transaction by which a company acquires or transfers its own shares in contravention of the said prohibition is void. However, provided that it is expressly permitted to do so by its constitution and subject to the special conditions of each permitted acquisition contained in the SCA, a company may:

•  make an off-market purchase of its own shares in accordance with an equal access scheme authorized in advance at a general meeting;

•  make a selective off-market purchase of its own shares in accordance with an agreement authorized in advance at a general meeting by a special resolution where persons whose shares are to be acquired and their associated persons have abstained from voting; and

•  make an acquisition of its own shares under a contingent purchase contract which has been authorized in advance at a general meeting by a special resolution,

provided that the total number of ordinary shares that may be acquired by a company in a relevant period may not exceed 20% of the total number of ordinary shares in that class as of the date of the resolution to acquire the shares. Where, however, a company has reduced its share capital by a special resolution or a Singapore court made an order to such effect, the total number of ordinary shares in any class shall be taken to be the total number of ordinary shares in that class as altered by the special resolution or the order of the court. Payment must be made out of the company’s distributable profits or capital, provided that the company is solvent.

Broadcom-Delaware	Broadcom-Singapore

Broadcom-Singapore’s constitution provides that subject to the provisions of the SCA, the shareholders may at a general meeting authorize the board of directors to purchase or otherwise acquire its own shares, upon such terms and subject to such conditions as the shareholders may deem fit. These shares may be held as treasury shares or cancelled as provided in the SCA or dealt with in such manner as may be permitted under the SCA. On cancellation of the shares, the rights and privileges attached to those shares will expire.

Redemption of preference shares

A company may redeem redeemable preference shares, provided that preference shares shall not be redeemed out of capital unless all the directors make a solvency statement in relation to such redemption in accordance with the SCA. In addition, certain filings are also required to be made to the Registrar of Companies in connection with such redemption of redeemable preference shares.

Financial Assistance for the Acquisition of Shares

A public company may not give financial assistance to any person whether directly or indirectly for the purpose of:

•  the acquisition or proposed acquisition of shares in the company or units of such shares; or

•  the acquisition or proposed acquisition of shares in its holding company or ultimate holding company or units of such shares,

subject to certain exceptions.

Financial assistance may take the form of a loan, the giving of a guarantee, the provision of security, the release of an obligation, the release of a debt or otherwise. However, it should be noted that a company may provide financial assistance for the acquisition of its shares or shares in its holding company or ultimate holding company if (i) the giving or the financial assistance does not materially prejudice the interest of the company or its shareholders or the company’s ability to pay its creditors, and the board of directors approves the giving of the financial assistance in accordance with the provisions of the SCA; or (ii) it complies with the requirements (including but not limited to approval

Broadcom-Delaware	Broadcom-Singapore
of the shareholders by special resolution) set out in the SCA. Broadcom-Singapore’s constitution provides that the company may not, except as provided and in accordance with the SCA, give financial assistance for the purpose of, or in connection with, the acquisition or proposed acquisition of shares or units of shares in the company.

Transferability of Shares

Broadcom-Delaware’s certificate of incorporation and bylaws does not provide for any restrictions on the transferability of shares of common stock. Subject to applicable securities laws, shares of Broadcom-Delaware’s common stock will be freely transferable on NASDAQ.	Broadcom-Singapore’s constitution provides that there shall be no restriction on the transfer of shares (except where restricted by law, by contract or by the listing rules, rules and/or bylaws of any stock exchange upon which the shares of Broadcom-Singapore may be listed).

Transactions with Officers or Directors

Under the DGCL, some contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the DGCL, either (a) the stockholders or the board of directors must approve in good faith any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been “fair” as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of the material facts, even though less than a majority of a quorum.

Under the SCA, directors and chief executive officer are not prohibited from dealing with the company, but where they have an interest in a transaction with the company, that interest must be disclosed to the board of directors. In particular, every director and chief executive officer who is in any way, whether directly or indirectly, interested in a transaction or proposed transaction with the company must, as soon as is practicable after the relevant facts have come to such director’s or chief executive officer’s knowledge, declare the nature of such director’s or chief executive officer’s interest at a board of directors’ meeting or by sending a written notice to the company containing details on the nature, character and extent of his interest in the transaction or proposed transaction with the company.

In addition, a director and any chief executive officer who holds any office or possesses any property which directly or indirectly might create interests in conflict with such director’s duties as director or chief executive officer is required to declare the fact and the nature, character and extent of the conflict either at a meeting of directors or by sending a written notice to the company.

An interest of a member of a director’s or chief executive officer’s family (including spouse, son, adopted son, step-son, daughter, adopted daughter and step-daughter) will be treated as an interest of the director or chief executive officer, as applicable.

Broadcom-Delaware	Broadcom-Singapore

There is however no requirement for disclosure where the interest of the director or chief executive officer consists only of being a member or creditor of a corporation which is interested in the transaction or proposed transaction with the company if the interest may properly be regarded as immaterial. Where the transaction or proposed transaction relates to any loan to the company, no disclosure need be made where the director or chief executive officer, as applicable, has only guaranteed the repayment of such loan, unless the constitution provides otherwise.

Further, where the proposed transaction is to be made with or for the benefit of a related company (i.e. the holding company, subsidiary or subsidiary of a common holding company) no disclosure need be made of the fact that the director or chief executive officer is also a director or chief executive officer, where applicable, of that company, unless the constitution provides otherwise.

Subject to specified exceptions, the SCA prohibits a Singapore company from making a loan or quasi-loan to directors or to directors of a related corporation, or giving a guarantee or security in connection with such a loan. Companies are also prohibited from making loans to its directors’ spouse or children (whether adopted or naturally or step-children), or giving a guarantee or security in connection with such a loan or entering into a credit transaction by the company as creditor for the benefit of any director.

Appraisal / Dissenters’ Rights

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.	There are no equivalent provisions in Singapore under the SCA.

Forum Selection; Exclusive Jurisdiction

The Broadcom-Delaware certificate of incorporation and bylaws will provide that to the fullest extent permitted by law, unless Broadcom-Delaware consents in writing to the selection of an alternate forum, the sole and exclusive forum for all litigation relating to the internal affairs of Broadcom-Delaware, including	There are no equivalent provisions in Singapore under the SCA.

Broadcom-Delaware	Broadcom-Singapore
without limitation (i) any derivative action or proceeding brought on behalf of Broadcom-Delaware, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Broadcom-Delaware to Broadcom-Delaware or the stockholders of Broadcom-Delaware, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Broadcom-Delaware certificate of incorporation or the Broadcom-Delaware bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, is a state court located within the State of Delaware, or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware. This provision may limit a stockholder’s ability to bring a claim in a judicial forum (other than in a Delaware court) that it finds preferable for disputes with Broadcom-Delaware and its directors, officers or other employees.

THE SPECIAL MEETING

We are furnishing this proxy statement to the holders of our ordinary shares and special preference shares in connection with the solicitation of proxies by Broadcom-Singapore’s board of directors for use at a Special Meeting to consider the Scheme of Arrangement.

General

The Special Meeting will be conducted in accordance with the directions of the Singapore Court.

Time, Place and Date

The Special Meeting will be held on March 23, 2018 at 8:00 a.m. Pacific time at 1320 Ridder Park Drive, San Jose, California 95131, U.S.A.

Purpose of the Special Meeting

At the meeting, Broadcom-Singapore’s board of directors will ask the ordinary shareholders and the holders of special preference shares in the capital of Broadcom-Singapore to vote to approve the Scheme of Arrangement. If the Scheme of Arrangement is approved and becomes effective, it will effect the Transaction, pursuant to which your ordinary shares of Broadcom-Singapore will be transferred to Broadcom-Delaware and you will receive, on a one-for-one basis, new shares of common stock of Broadcom-Delaware for each ordinary share of Broadcom-Singapore that has been transferred.

Broadcom-Singapore’s board of directors has unanimously approved the Scheme of Arrangement and recommends that you vote “FOR” the Broadcom Redomiciliation Proposal.

Record Date; Voting Rights; Votes Required for Approval

March 5, 2018 has been fixed as the Record Date for the Special Meeting.

Only holders of record of Broadcom-Singapore ordinary shares or special preference shares on the Record Date are entitled to notice of and to vote at the meeting. You will not be the holder of record of shares that you hold “beneficially.” Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares.

On the Record Date, approximately 410,751,985 ordinary shares and 22,090,052 special preference shares in the capital of Broadcom-Singapore were outstanding and entitled to be voted at the meeting and we had 282 shareholders of record. A list of shareholders will be available for inspection at least ten days prior to the meeting at 1320 Ridder Park Drive, San Jose, California 95131, U.S.A. Each Broadcom-Singapore ordinary share or special preference share entitles the holder to one vote.

At the Special Meeting, the presence, in person or by proxy, of the Scheme Shareholders as of the Record Date holding between them at least a majority of the total number of issued Broadcom-Singapore ordinary shares and special preference shares constitutes a quorum for the conduct of business. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. Accordingly, it is important for beneficial owners to follow their broker’s instructions for providing voting instructions.

Assuming the presence of a quorum, the affirmative vote of (i) a majority in number of the Scheme Shareholders present and voting, either in person or by proxy, at the Special Meeting and (ii) not less than 75%

of the issued Broadcom-Singapore ordinary shares and special preference shares held by the Scheme Shareholders present and voting, either in person or by proxy, at the Special Meeting, is required for the approval of the Broadcom Redomiciliation Proposal.

Pursuant to the directions of the Singapore Court, for the purposes of determining the number of Scheme Shareholders present and voting at the Special Meeting, Broadcom-Singapore ordinary shares that are deposited in book-entry form with DTC, and registered in the name of CEDE as nominee of DTC and holder of record in the Register of Members of Broadcom-Singapore, will be treated as follows:

•	CEDE shall be deemed not to be a shareholder of Broadcom-Singapore; and

•	each sub-depositor shall be deemed to be a Broadcom-Singapore shareholder in respect of such number of Broadcom-Singapore ordinary shares held in its account under CEDE.

Each sub-depositor need not vote the Broadcom-Singapore ordinary shares registered in its name in the same way. Accordingly, a sub-depositor may:

•	vote all or part of its Broadcom-Singapore ordinary shares “FOR” the Broadcom Redomiciliation Proposal, which part shall be counted as approving the Broadcom Redomiciliation Proposal;

•	vote all or part of its Broadcom-Singapore ordinary shares “AGAINST” the Broadcom Redomiciliation Proposal, which part shall be counted as against approving the Broadcom Redomiciliation Proposal; and/or

•	abstain from voting in respect of all or part of its Broadcom-Singapore ordinary shares, which part shall not be counted in determining the Broadcom-Singapore ordinary shares which are present and voting on the Broadcom Redomiciliation Proposal.

For purposes of determining whether the Broadcom Redomiciliation Proposal is approved by a majority in number of Scheme Shareholders, if the number of Broadcom-Singapore ordinary shares voted “FOR” the Broadcom Redomiciliation Proposal by a sub-depositor exceeds the number of Broadcom-Singapore ordinary shares voted “AGAINST” the Broadcom Redomiciliation Proposal by it, such sub-depositor will be taken to have voted “FOR” the Broadcom Redomiciliation Proposal, or if the number of Broadcom-Singapore ordinary shares voted “AGAINST” the Broadcom Redomiciliation Proposal by a sub-depositor exceeds the number of Broadcom-Singapore ordinary shares voted “FOR” the Broadcom Redomiciliation Proposal by it, such sub-depositor will be taken to have voted “AGAINST” the Broadcom Redomiciliation Proposal.

For the avoidance of doubt, a holder of Broadcom-Singapore ordinary shares who is not a sub-depositor may only vote the Broadcom-Singapore ordinary shares registered in its name in the same way, and must vote all or part of its Broadcom-Singapore ordinary shares either “FOR” or “AGAINST” the Broadcom Redomiciliation Proposal, and not a mixture of both.

A holder of Broadcom-Singapore ordinary shares or special preference shares (including a sub-depositor) voting by proxy shall be included in the count of Broadcom-Singapore shareholders present and voting at the Special Meeting as if that Broadcom-Singapore shareholder was voting in person, such that the votes of a proxy who has been appointed to represent more than one Broadcom-Singapore shareholder at the Special Meeting shall be counted as the votes of such number of appointing Broadcom-Singapore shareholders.

Each holder of Broadcom-Singapore ordinary shares or special preference shares represented in person or by proxy at the Special Meeting is entitled to one vote per Broadcom-Singapore ordinary share or special preference share owned as of the Record Date.

Holders of Broadcom-Singapore ordinary shares and special preference shares may file an objection with the Singapore Court against the approval of the Scheme of Arrangement, but no appraisal or dissenting rights are available to such holders in connection with a scheme of arrangement effected under Singapore law.

Our directors and executive officers have indicated that they intend to vote their Broadcom-Singapore ordinary shares in favor of the Broadcom Redomiciliation Proposal. On the Record Date, our current directors and executive officers and their affiliates beneficially owned 4,869,727 Broadcom-Singapore ordinary shares and were entitled to instruct the voting of 9,514,984 Broadcom-Singapore special preference shares entitled to vote at the Special Meeting, which is approximately 3.3% in the aggregate of the outstanding Broadcom-Singapore shares.

Proxies

A proxy card is being sent to each Broadcom-Singapore ordinary shareholder of record as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the Broadcom Redomiciliation Proposal presented in one of the two ways which are explained below under “How You Can Vote.”

If you properly complete, sign and date the enclosed proxy card and timely send it to us or timely properly appoint your proxy over the Internet or by telephone, your proxy holder (one of the individuals named on the enclosed proxy card) will vote your Broadcom-Singapore ordinary shares as you have directed.

If you do not specify on the enclosed proxy card that is submitted (or when appointing your proxy over the Internet or by telephone) how you want to vote your Broadcom-Singapore ordinary shares, the proxy holders will vote them “FOR” the Broadcom Redomiciliation Proposal set forth in this proxy statement.

You may abstain on the Broadcom Redomiciliation Proposal by marking “ABSTAIN.”

An abstention or broker non-vote on the proposal to approve the Scheme of Arrangement has the effect of a vote not being cast with respect to the relevant shares. As a consequence, such shares will not be considered when determining whether the Broadcom Redomiciliation Proposal has received the required shareholder approval.

You may revoke your proxy at any time before it is exercised at the Special Meeting in any of the following ways:

•	by notifying Broadcom-Singapore’s Secretary in writing at: Chief Legal Officer, Broadcom Limited, 1320 Ridder Park Drive, San Jose, California 95131, U.S.A., which notice must be received no later than 8:00 a.m. Pacific time on March 22, 2018;

•	by submitting another properly signed proxy card with a later date or another Internet or telephone proxy at a later date, which proxy must be received no later than 8:00 a.m. Pacific time on March 22, 2018; or

•	by voting in person at the Special Meeting.

Your proxy will not be revoked merely by attending the Special Meeting. To revoke a proxy, you must take one of the actions described above. If you hold your shares in the name of a broker, custodian or depository, you should follow the instructions provided by your broker in revoking your previously granted instructions.

If you do not appoint a proxy and you do not vote at the Special Meeting, you will still be bound by the outcome. You are therefore strongly urged to attend and vote at the meeting in person or by proxy.

The accompanying proxy is being solicited on behalf of the board of directors of Broadcom-Singapore. We have hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of proxies for an initial fee estimated at $25,000, plus reimbursement of out-of-pocket expenses. D.F. King & Co., Inc. will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. We will also reimburse brokers for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners or other persons for whom they hold Broadcom-Singapore ordinary shares. The directors, officers and employees of Broadcom-Singapore may also solicit proxies by personal interview, mail, email, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. Subject to applicable law, Broadcom-Singapore may also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses for forwarding proxy materials to the beneficial owners of Broadcom-Singapore ordinary shares and special preference shares and in obtaining voting instructions from such beneficial owners. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

How You Can Vote

If you are a Scheme Shareholder who is a Registered Holder, you can vote your Broadcom-Singapore ordinary shares and special preference shares directly by attending the Special Meeting and casting your vote in person or by completing and returning a proxy card, which when properly executed and received by Broadcom-Singapore, will be voted at the Special Meeting in accordance with your instructions set forth in the proxy. Under Singapore law, the Registered Holder may not vote their shares over the Internet and so must return a proxy card by mail or in person at the Special Meeting to vote their shares. If you are a Scheme Shareholder who is a DTC Participant, vote your shares through DTC’s procedures. Your shares must be voted no less than 24 hours prior to the meeting, or such longer time as may be specified by DTC or its participants. If you hold your ordinary shares in “street name,” please vote in accordance with the instructions provided by your broker. Most “street name” holders, or beneficial owners holding through a broker, may also vote by telephone or by Internet, in accordance with instructions provided by their broker. All shares entitled to vote and represented by properly completed proxies received prior to the Special Meeting and not revoked will be voted at the Special Meeting in accordance with your instructions. If you are a Scheme Shareholder who is a Registered Holder and you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted as the Board recommends, and therefore, “FOR” the approval of the Broadcom Redomiciliation Proposal.

Any Scheme Shareholder entitled to vote at the Special Meeting that has submitted a proxy has the right to revoke his or her proxy at any time prior to voting at the Special Meeting by (i) submitting a subsequently dated proxy, which, if not delivered in person at the meeting, must be received by us no less than 24 hours before the appointed time of the meeting or (ii) by attending the meeting and voting in person. You can submit your subsequently dated proxy to Broadcom-Singapore at c/o Proxy Services, c/o Computershare Investor Services, P.O. Box 43101, Providence, Rhode Island 02940-5067. Attendance at the Special Meeting will not, by itself, revoke your proxy; you must elect to vote in person at the Special Meeting in order to revoke or change your vote. If you are a Scheme Shareholder who is a DTC Participant and would like to change your voting instruction, you should follow DTC’s or the relevant participant’s procedures for changing your vote instructions. If you hold ordinary shares in “street name” through a broker and would like to change your vote instruction, you should follow the directions provided by your broker. Most brokers provide means by which “street name” holder may vote by telephone or by Internet, as well as by signing and returning voting instructions.

If the Special Meeting is postponed or adjourned, as a Scheme Shareholder your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will still be able to revoke your proxy until it is voted.

Proxies received at any time before the Special Meeting, and not revoked or superseded before being voted, will be voted at the Special Meeting. A validly signed proxy will be voted in accordance with the specification.

Subject to space availability, all Broadcom-Singapore shareholders as of the Record Date, or their duly appointed proxies, may attend the Special Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:00 a.m. Pacific time on March 23, 2018. Each Broadcom-Singapore shareholder, or their duly authorized representative, will be asked to present valid photo identification issued by a government agency, such as a driver’s license or passport and, if applicable, evidence of such person’s authorization to represent a Broadcom-Singapore shareholder.

If your Broadcom-Singapore ordinary shares are held in the name of a bank, broker, custodian, nominee or other holder of record and you plan to attend the Special Meeting, you must present proof of your beneficial ownership of Broadcom-Singapore ordinary shares, such as a recent bank or brokerage account statement, together with a form of personal identification and proof of address to be admitted to the Special Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your beneficial ownership of Broadcom-Singapore ordinary shares, to:

Chief Legal Officer

Broadcom Limited

1320 Ridder Park Drive

San Jose, California 95131

U.S.A.

Even if you establish proof of your beneficial ownership and/or have a valid admission ticket, you will not be entitled to vote at or otherwise participate in the meeting unless you are a Scheme Shareholder entitled to vote at the Special Meeting.

If you hold LP Units of the Partnership, you will be able to instruct Computershare, as the registered shareholder of all of the outstanding special preference shares, how to vote the corresponding number of special preference shares, in accordance with the Voting Trust Agreement.

Validity

James V. Diller (or failing him, Hock E. Tan or failing him any other director of Broadcom-Singapore) has been appointed by the Singapore Court as Chairman of the Special Meeting. The Chairman of the Special Meeting will count the votes, determine the existence of a quorum, validity of proxies and ballots, and certify the results of the voting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about (i) the beneficial ownership of our ordinary shares and the LP Units, the holders of which are entitled to vote an equal number of our special preference shares, and (ii) aggregate voting power at February 12, 2018 for:

•	each named executive officer;

•	each of our directors and nominees for director;

•	each person known to us to be the beneficial owner of more than 5% of our ordinary shares or of the LP Units; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. To our knowledge, unless it is otherwise stated in the footnotes, each person listed below has sole voting and investment power with respect to all ordinary shares and LP Units that they beneficially owned, subject to applicable community property laws.

The terms of the LP Units are governed by the Partnership Agreement. As of February 1, 2017, holders of LP Units have the right to exchange their LP Units for cash or our ordinary shares, at our discretion, in accordance with the terms of the Partnership Agreement. If an exchange is settled in ordinary shares, the holder will receive one ordinary share for each exchanged LP Unit. In addition, holders of LP Units are entitled to direct a voting trustee to vote one special preference share for each LP Unit that they hold, pursuant to the terms of the Voting Trust Agreement. The voting trustee is the sole registered shareholder of the 22,097,111 special preference shares outstanding as of February 12, 2018, and the number of special preference shares outstanding is equal to the number of outstanding LP Units as at such date.

Ordinary shares subject to options that are currently exercisable or exercisable within 60 days of February 12, 2018 and restricted stock units (“RSUs”) that vest within 60 days of February 12, 2018 are deemed to be outstanding and to be beneficially owned by the person holding the equity award for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

In the table below, percentage ownership is based on 410,487,054 ordinary shares and 22,097,111 LP Units outstanding as of February 12, 2018. Total percentage of voting power assumes that all holders of LP Units provide proper voting instructions to the Trustee in respect of their corresponding special preference shares, and is based on an aggregate of 432,584,165 ordinary shares and special preference shares outstanding as of February 12, 2018.

	Voting Securities Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Ordinary Shares	Percentage of Ordinary Shares	Number of LP Units	Percentage of LP Units	Total Shares Beneficially Owned	Total Percentage of Voting Power(2)
5% Shareholders:
Capital World Investors(3)	43,340,719	10.6%	—	—	43,340,719	10.0%
333 South Hope Street
Los Angeles, CA 90071
The Vanguard Group(4)	28,923,720	7.0%	—	—	28,923,720	6.7%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc. (5)	24,924,721	6.1%	—	—	24,924,721	5.8%
55 East 52nd Street
New York, NY 10055
Capital Research Global Investors(6)	24,332,311	5.9%	—	—	24,332,311	5.6%
333 South Hope Street
Los Angeles, CA 90071
Henry T. Nicholas III(7)	—	—	11,457,605	51.9%	11,457,605	2.6%
15 Enterprise Suite 550
Aliso Viejo, CA 92656
Named Executive Officers, Directors and Nominees:
Hock E. Tan(8)	2,504,493	*	—	—	2,504,493	*
Thomas H. Krause, Jr.(9)	57,215	*	—	—	57,215	*
Charles B. Kawwas, Ph.D. (10)	71,638	*	—	—	71,638	*
Henry Samueli, Ph.D.(11)	126,468	*	9,514,984	43.1%	9,641,452	2.2%
Mark D. Brazeal	—	—	—	—	—	—
Bryan T. Ingram(12)	116,570	*	—	—	116,570	*
Gayla J. Delly	—	—	—	—	—	—
James V. Diller(13)	143,397	*	—	—	143,397	*
Lewis C. Eggebrecht(14)	12,647	*	—	—	12,647	*
Kenneth Y. Hao(15)	1,708,951	*	—	—	1,708,951	*
Eddy W. Hartenstein(16)	34,141	*	—	—	34,141	*
Check Kian Low(17)	1,294	*	—	—	1,294	*
Donald Macleod(18)	58,981	*	—	—	58,981	*
Peter J. Marks(19)	32,205	*	—	—	32,205	*
All 15 executive officers and directors as a group(20)	4,887,798	1.2%	9,514,984	43.1%	14,402,782	3.3%

*	Represents beneficial ownership of less than 1%.
(1)	Amounts shown in the table above include securities held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)	Ordinary shares and special preference shares are entitled to one vote per share and vote as a single class on all matters except any amendment to our Constitution that adversely affects the voting rights of the special preference shares.

(3)	Number of ordinary shares is based solely on information reported by Capital World Investors on the Schedule 13G/A filed with the SEC on February 14, 2018, reporting ownership as of December 31, 2017. According to such Schedule 13G/A, Capital World Investors has sole voting power and sole dispositive power over these shares. Ownership percentage assumes the shareowner continued to own the number of shares reflected in the table above on February 12, 2018.
(4)	Number of shares is based solely on information reported by The Vanguard Group on the Schedule 13G/A filed with the SEC on February 12, 2018, reporting ownership as of December 31, 2017. According to such Schedule 13G/A, The Vanguard Group has sole voting power over 581,625 of these shares, sole dispositive power over 28,269,362 of these shares, shared voting power over 87,332 of these shares and shared dispositive power over 654,358 of these shares. Ownership percentage assumes the shareowner continued to own the number of shares reflected in the table above on February 12, 2018.
(5)	Number of shares is based solely on information reported by BlackRock, Inc. on the Schedule 13G/A filed with the SEC on January 30, 2018, reporting ownership as of December 31, 2017. According to such Schedule 13G/A, BlackRock, Inc. has sole dispositive power over these shares and sole voting power over 21,260,683 of these shares. Ownership percentage assumes the shareowner continued to own the number of shares reflected in the table above on February 12, 2018.
(6)	Number of shares is based solely on information reported by Capital Research Global Investors on the Schedule 13G/A filed with the SEC on February 14, 2018, reporting ownership as of December 31, 2017. According to such Schedule 13G/A, Capital Research Global Investors has sole voting power and sole dispositive power over these shares. Ownership percentage assumes the shareowner continued to own the number of shares reflected in the table above on February 12, 2018.
(7)	Shares in the table represent 11,456,699 LP Units held by Nicholas Technology Holding Trust and 302 LP Units held by each of (i) Henry T. Nicholas III Custodian Robert Brett Nicholas UGMA, (ii) Henry T. Nicholas III Custodian Shelby Vanessa Nicholas UGMA and (iii) Henry T. Nicholas III Custodian Matthew Carter Nicholas UGMA. Dr. Nicholas has dispositive power over these LP Units and power to direct the vote of the special preference shares associated with these LP Units pursuant to the Voting Trust.
(8)	Shares shown in the table above include 2,399,166 shares that Mr. Tan has the right to acquire within 60 days after February 12, 2018 upon the exercise of share options.
(9)	Shares shown in the table above include 22,500 shares that Mr. Krause has the right to acquire within 60 days after February 12, 2018 upon the exercise of share options and 20,625 shares that he has the right to acquire within 60 days after February 12, 2018 upon the vesting of RSUs. These shares do not include any shares that may be earned pursuant to a PSU award for the performance period ending March 15, 2018.
(10)	Shares shown in the table above include 39,330 shares that Dr. Kawwas has the right to acquire within 60 days after February 12, 2018 upon the exercise of share options and 20,984 shares that he has the right to acquire within 60 days after February 12, 2018 upon the vesting of RSUs. These shares do not include any shares that may be earned pursuant to a PSU award for the performance period ending March 15, 2018.
(11)	The shares in the table include 6,519 shares that Dr. Samueli has the right to acquire within 60 days after February 12, 2018 upon the vesting of RSUs, but does not include any shares that may be earned pursuant to a PSU award for the performance period ending March 15, 2018. Shares in the table also include (i) 5,752,978 LP Units held by HS Portfolio L.P., (ii) 399,918 LP Units held by HS Management, L.P., (iii) 459,690 LP Units held by H&S Portfolio II L.P., (iv) 2,722,869 LP Units held by H&S Investments I L.P., (v) 62,010 LP Units held by HS REU LLC, of which 21,951.54 LP Units and 40,058.46 LP Units are beneficially owned by H&S Investments I L.P. and the Henry Samueli 2016 GRAT, a trust for which Dr. Samueli is trustee, respectively, through their ownership of membership interests in HS REU LLC, (vi) 62,010 LP Units held by SFS REU LLC, of which 21,951.54 LP Units and 40,058.46 LP Units are beneficially owned by H&S Investments I L.P. and the Susan Faye Samueli 2016 GRAT, a trust for which Dr. Samueli’s spouse is trustee, respectively, through their ownership of membership interests in SFS REU LLC, (vii) 1,860 LP Units held by H&S Ventures LLC and (viii) 53,649 LP Units held directly by Dr. Samueli. Dr. Samueli disclaims beneficial ownership of the shares held by HS Management, L.P., HS Portfolio L.P., H&S Portfolio II, L.P and H&S Investments I, L.P. (collectively, the “H&S Partnerships”), H&S Ventures LLC, HS REU LLC and SFS REU LLC, except to the extent of his pecuniary interest therein. H&S Ventures LLC is the general partner of the H&S Partnerships. As the indirect owner of H&S Ventures LLC, Dr. Samueli has sole dispositive power over the LP Units held by the H&S Partnerships and H&S Ventures LLC, and sole power to direct the vote of the special preference shares associated with these LP Units pursuant to the Voting Trust. Dr. Samueli also has sole dispositive power of the LP Units held by the HS REU LLC and SFS REU LLC, and sole power to direct the vote of the special preference shares associated with these LP Units pursuant to the Voting Trust.

(12)	Shares shown in the table above include 60,000 shares that Mr. Ingram has the right to acquire within 60 days after February 12, 2018 upon the exercise of share options and 40,625 shares that he has the right to acquire within 60 days after February 12, 2018 upon the vesting of RSUs. These shares do not include any shares that may be earned pursuant to a PSU award for the performance period ending March 15, 2018.
(13)	Shares shown in the table above include 119,500 shares held by the James & June Diller Trust UA dated 7/20/77 and 906 shares that Mr. Diller has the right to acquire within 60 days after February 12, 2018 upon the vesting of RSUs.
(14)	Shares shown in the table above include (i) 1,500 shares held by the Lewis & Rebecca Eggebrecht Trust UA dated 6/21/97, (ii) 5,121 shares that Mr. Eggebrecht has the right to acquire within 60 days after February 12, 2018 upon the exercise of share options and (iii) 906 shares that he has the right to acquire within 60 days after February 12, 2018 upon the vesting of RSUs.
(15)	Amounts disclosed for Mr. Hao include (i) 1,587,737 shares held by SLP Argo I Ltd. (“Argo I”) and (ii) 30,830 shares held by SLP Argo II Ltd (“Argo II”).

Silver Lake Partners IV Cayman (AIV II), L.P. (the “Main Fund”) is the sole shareholder of Argo I. Silver Lake Technology Investors IV Cayman, L.P. (the “Side Fund”) is the sole shareholder of Argo II. Silver Lake Technology Associates IV Cayman, L.P. (the “Lower GP”) is general partner of each of the Main Fund and the Side Fund. Silver Lake (Offshore) AIV GP IV, Ltd. (the “Upper GP”) is the general partner of the Lower GP. Argo I, Argo II, the Main Fund, the Side Fund, the Lower GP and the Upper GP are collectively referred to as the “Silver Lake Entities”. Mr. Hao is a director of the Upper GP. Mr. Hao disclaims beneficial ownership of any shares beneficially owned by the Silver Lake Entities, except to the extent of his pecuniary interest therein.

Shares shown in the table also include (i) 64,816 shares acquired by Mr. Hao upon the exercise of a share option, (ii) 9,567 shares acquired by him upon the vesting of RSUs granted to him, (iii) 15,077 shares that he has the right to acquire within 60 days after February 12, 2018 upon the exercise of share options, and (iv) 906 shares that he has the right to acquire within 60 days after February 12, 2018 upon the vesting of RSUs.

Pursuant to Mr. Hao’s arrangement with Upper GP with respect to director compensation in the form of securities received by him in his capacity as a representative of Upper GP, he is required to remit the proceeds from the sale of such securities to Upper GP. Accordingly, Mr. Hao disclaims beneficial ownership of the shares described above, except to the extent of his pecuniary interest therein, except for 18 shares, which are held by his family limited partnership, and 9,854 shares that he has the right to acquire upon the exercise of a vested share option.
(16)	Shares shown in the table above include 906 shares that Mr. Hartenstein has the right to acquire within 60 days after February 12, 2018 upon the vesting of RSUs.
(17)	Shares shown in the table above include 906 shares that Mr. Low has the right to acquire within 60 days after February 12, 2018 upon the vesting of RSUs.
(18)	Shares shown in the table above include 5,223 shares that Mr. Macleod has the right to acquire within 60 days after February 12, 2018 upon the exercise of share options and 906 shares that he has the right to acquire within 60 days after February 12, 2018 upon the vesting of RSUs.
(19)	Shares shown in the table above include 906 shares that Mr. Marks has the right to acquire within 60 days after February 12, 2018 upon the vesting of RSUs.
(20)	Shares shown in the table above include 2,554,667 shares that directors and executive officers have the right to acquire within 60 days after February 12, 2018 upon the exercise of share options and 104,994 shares that directors and executive officers have the right to acquire within 60 days after February 12, 2018 upon the vesting of RSUs. These shares do not include any shares that may be earned by our executive officers pursuant to their respective PSU awards for the performance period ending March 15, 2018.

MARKET PRICE AND DIVIDEND INFORMATION

Information regarding the principal market for our ordinary shares and related shareholder matters is as follows.

Broadcom-Singapore’s ordinary shares are traded on NASDAQ under the symbol “AVGO.” As of March 5, 2018, the Record Date, we had 281 record holders of our ordinary shares. The high and low sales price per ordinary share and the dividend paid per ordinary share for the following periods were as follows:

	Price Range
Fiscal Quarter	High	Low
Quarter ended February 1, 2016	$149.72	$115.21
Quarter ended May 1, 2016	$159.65	$114.25
Quarter ended July 31, 2016	$167.60	$139.18
Quarter ended October 30, 2016	$179.42	$158.75
Quarter ended January 29, 2017	$205.79	$160.62
Quarter ended April 30, 2017	$227.75	$198.86
Quarter ended July 30, 2017	$258.49	$219.91
Quarter ended October 29, 2017	$259.36	$231.53
Quarter ended January 31, 2018	$285.68	$237.01

On November 1, 2017, the last trading day before the public announcement of the Transaction, the closing price of the Broadcom-Singapore ordinary shares on NASDAQ was $259.29 per share. On March 8, 2018, the most recent practicable date before the date of this proxy statement, the closing price of the Broadcom-Singapore ordinary shares on NASDAQ was $246.95 per share.

The following dividends were paid to holders of Broadcom-Singapore ordinary shares and LP Units during fiscal years 2016 and 2017:

Record Date	Paid Date	Dividend per Share / LP Unit
March 18, 2016	March 31, 2016	$0.49
June 17, 2016	June 30, 2016	$0.50
September 19, 2016	September 30, 2016	$0.51
December 16, 2016	December 30 2016	$1.02
March 20, 2017	March 31, 2017	$1.02
June 19, 2017	June 30, 2017	$1.02
September 19, 2017	September 29, 2017	$1.02
December 19, 2017	December 29, 2017	$1.75

Broadcom-Singapore and the Partnership paid dividends and distributions totaling approximately $750 million during fiscal year 2016. In fiscal year 2017, Broadcom-Singapore and the Partnership paid dividends and distributions totaling approximately $1,745 million and $1,848 million, respectively. During fiscal year 2017, the Partnership distributions included a $103 million distribution to Broadcom-Singapore, as General Partner, for reimbursement of expenses the General Partner incurred on behalf of the Partnership and its subsidiaries.

Future dividends, if any, on the Broadcom-Singapore ordinary shares, LP Units and/or Broadcom-Delaware shares of common stock will be at the discretion and approval of the Board and subject to its continuing determination that they are in our best interests. Future dividend payments will also depend upon factors such as our earnings levels, capital requirements, contractual restrictions, cash position, overall financial condition and any other factors deemed relevant by our board of directors. There can be no assurance that a dividend will be proposed or declared in the future, or as to the amount of any such dividends or other distributions of capital.

Also, because we are a holding company, our ability to pay cash dividends on Broadcom shares may be limited by restrictions on our ability to obtain sufficient funds through dividends from subsidiaries, including restrictions under the terms of agreements governing our indebtedness.

UNAUDITED SUMMARY PRO FORMA FINANCIAL INFORMATION

Full pro forma consolidated financial statements for Broadcom-Delaware to reflect the Scheme of Arrangement and the Mandatory Exchange Amendment are not presented in this proxy statement because the impact is limited to the pro forma adjustments presented below. Such adjustments reflect the mandatory exchange of LP Units of the Partnership for shares of common stock of Broadcom-Delaware, which is expected to be completed based on the Mandatory Exchange Amendment as described in this proxy statement. The Scheme of Arrangement has no impact other than as presented and discussed below as it is a one-for-one exchange of Broadcom-Singapore ordinary shares for shares of Broadcom-Delaware common stock. The following table presents a summary of such adjustments to our balance sheet as if the Scheme of Arrangement and the Mandatory Exchange Amendment had been completed as of October 29, 2017:

Broadcom-Singapore Balance Sheet Items (1)	Historical Amounts (as reported as of October 29, 2017)	Pro Forma Adjustments		Pro Forma Amounts
(In millions, except share amounts)
Shareholders’ equity (2):
Ordinary shares, no par value; 408,732,155 shares actual and 430,877,758 shares pro forma issued and outstanding on October 29, 2017 (3)	$20,505	$2,901	(4)	$23,406
Non-economic voting preference shares, no par value; 22,145,603 shares actual and no shares pro forma issued and outstanding on October, 29, 2017 (5)	—	—		—
Accumulated deficit	(129)	—		(129)
Accumulated other comprehensive loss	(91)	—		(91)
Total Broadcom-Singapore shareholders’ equity (1) (2)	20,285	2,901		23,186
Noncontrolling interest	2,901	(2,901	) (4)	—
Total shareholders’ equity (2)	23,186	—		23,186
Total liabilities and shareholders’ equity (2)	$54,418	—		$54,418

(1)	Upon consummation of the Scheme of Arrangement, Broadcom-Delaware will become the ultimate parent company of the Broadcom group. Accordingly, all references in this section to Broadcom-Singapore will be replaced with Broadcom-Delaware.
(2)	Upon consummation of the Scheme of Arrangement, the ordinary shareholders of Broadcom-Singapore will become stockholders of Broadcom-Delaware. Accordingly, all references in this section to shareholders’ will be replaced with stockholders’.
(3)	The Scheme of Arrangement will provide for the exchange of all of the ordinary shares of Broadcom-Singapore for shares of common stock of Broadcom-Delaware on a one-for-one basis. Accordingly, upon consummation of the Scheme of Arrangement, each ordinary share of Broadcom-Singapore will be exchanged into one share of common stock of Broadcom-Delaware.
(4)	Represents the elimination of noncontrolling interest upon the conversion of LP Units of the Partnership into newly issued shares of common stock of Broadcom-Delaware upon completion of the exchange pursuant to the Mandatory Exchange Amendment.
(5)	On conversion of the LP Units into newly issued shares of the common stock of Broadcom-Delaware upon completion of the exchange pursuant to the Mandatory Exchange Amendment, these non-economic voting preference shares will be redeemed by Broadcom-Singapore, such that there are none outstanding on a pro forma basis.

The following table presents a summary of such adjustments to Broadcom-Singapore’s statement of operations as if the Mandatory Exchange Amendment had been completed as of the first day of our fiscal year ended October 29, 2017:

Broadcom-Singapore Statement of Operations (1)	Historical Amounts (as reported for the fiscal year ended October 29, 2017)	Pro Forma Adjustments		Pro Forma Amounts
(In millions, except per share data)
Income from continuing operations	$1,790	—		$1,790
Loss from discontinued operations, net of income taxes	(6)	—		(6)
Net income	1,784	—		1,784
Net income attributable to noncontrolling interest	92	(92	) (3)	—
Net income attributable to ordinary shares (2)	$1,692	$92	(3)	$1,784
Basic income (loss) per share attributable to ordinary shares (2):
Income per share from continuing operations	$4.19	—		$4.19
Loss per share from discontinued operations	(0.01)	—		(0.01)
Net income per share	$4.18	—		$4.18
Diluted income (loss) per share attributable to ordinary shares (2):
Income per share from continuing operations	$4.03	$0.01	(5)	$4.04
Loss per share from discontinued operations	(0.01)	—		(0.01)
Net income per share	$4.02	$0.01		$4.03
Weighted-average shares:
Basic	405	22	(4)	427
Diluted	421	22	(4)	443

(1)	Upon consummation of the Scheme of Arrangement, Broadcom-Delaware will become the ultimate parent company of the Broadcom group. Accordingly, all references in this section to Broadcom-Singapore will be replaced with Broadcom-Delaware.
(2)	The Scheme of Arrangement provides for the exchange of ordinary shares in the capital of Broadcom-Singapore for shares of common stock of Broadcom-Delaware on a one-for-one basis. Accordingly, upon consummation of the Scheme of Arrangement, all references in this section to ordinary shares will be removed.
(3)	Represents the elimination of net income attributable to noncontrolling interest upon completion of the exchange pursuant to the Mandatory Exchange Amendment. As a result of the Mandatory Exchange Amendment, the LP Units of the Partnership will be converted into newly issued shares of common stock of Broadcom-Delaware.
(4)	Represents the increase to weighted-average basic and diluted shares outstanding upon completion of the exchange pursuant to the Mandatory Exchange Amendment. Upon completion of the exchange pursuant to the Mandatory Exchange Amendment, the LP Units of the Partnership will be exchanged into newly issued shares of common stock of Broadcom-Delaware on a one-for-one basis.
(5)	Represents the change in diluted income per share from continuing operations as a result of the conversion of LP Units of the Partnership into common stock of Broadcom-Delaware.

Other impacts to such financial statements due to the Scheme of Arrangement would primarily be tax-related as a result of causing our parent company to be a U.S. corporation. Pro forma adjustments to reflect such tax impacts are not readily determinable or quantifiable, and therefore are not presented herein. In addition, the United States corporate income tax regime (including applicable statutory tax rates) changed significantly due to the enactment on December 22, 2017 of the 2017 Tax Reform Act. Any pro forma tax-related adjustments calculated as if the Scheme of Arrangement had been completed as of the first day of our fiscal year ended October 29, 2017 would reflect the impact of the corporate income tax regime in effect prior to the enactment of the 2017 Tax Reform Act and would not present any meaningful information for investors as to the likely actual tax impacts.

In addition to the inability to determine the pro forma tax impact of the consummation of the Scheme of Arrangement, there is also significant uncertainty as to how the 2017 Tax Reform Act will be implemented. However, following the Scheme of Arrangement, we expect the cash tax costs and overall effective cash tax rate of the Broadcom group to increase due to Broadcom-Delaware becoming the parent company of the Broadcom group.

We also expect to incur additional cash tax costs as a result of the 2017 Tax Reform Act that would apply irrespective of the Scheme of Arrangement. Based on our initial analysis, we believe the 2017 Tax Reform Act will result in a mandatory deemed repatriation tax of between $1.6 billion and $2.6 billion on certain of our non-US earnings, without taking into account available deductions and credits. The amount and timing of installment payments of this deemed repatriation tax depend, in part, on when the Scheme of Arrangement becomes effective. However, this tax liability will be payable over eight years, with the amount of payments more heavily weighted to the latter years of this period. We presently expect these installment payments to start in our fiscal year 2019.

Our preliminary estimates of the overall cash tax impact of the Scheme of Arrangement, as well as the amount and timing of installment payments of the mandatory deemed repatriation tax under the 2017 Tax Reform Act, are expected to change as we continue to refine our analysis and as additional guidance becomes available, particularly with respect to the 2017 Tax Reform Act. There is no assurance that the final determination of our income tax liability will not be materially different than what is reflected in our income tax provisions and accruals and in the estimated ranges provide above. Significant judgment is required to determine the recognition and measurement of tax liabilities prescribed in the relevant accounting guidance for uncertainty in income taxes.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended October 29, 2017, as set forth in their report, which is incorporated by reference in this proxy statement.

LEGAL MATTERS

Latham & Watkins LLP has advised us on certain matters relating to U.S. corporate and federal tax laws. Allen & Gledhill LLP has advised us on certain matters relating to Singapore corporate and tax law.

FUTURE SHAREHOLDER PROPOSALS

Broadcom-Singapore

Pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals for the 2018 Annual General Meeting of Shareholders of Broadcom-Singapore (the “2018 AGM”) must have been submitted, along with proof of ownership of Broadcom-Singapore ordinary shares in accordance with Rule 14a-8(b)(2), to us at c/o Broadcom Limited, Attention: Chief Legal Officer, 1320 Ridder Park Drive, San Jose, California 95131, U.S.A. no later than October 20, 2017.

If the Transaction is completed prior to the 2018 AGM, it is anticipated that Broadcom-Delaware’s stockholder meeting will be more than 30 days from the 2017 Annual General Meeting of Shareholders of Broadcom-Singapore such that the deadline for stockholder proposals will be a reasonable time before Broadcom-Delaware prints and distributes its proxy materials, in accordance with Rule 14a-8(e)(2). If the Transaction is completed after the 2018 AGM, Broadcom-Delaware will provide notice of its annual stockholder meeting in 2019 and solicit stockholder proposals in a subsequent filing with the SEC in accordance with Rule 14a-8 under the Exchange Act and the DGCL.

Under Section 183 of the Singapore Companies Act, only registered shareholders representing not less than 5% of the total voting rights or registered shareholders representing not fewer than 100 registered shareholders having an average paid up sum of at least 500 Singapore Dollars each may, at their expense, request that we include and give notice of their proposal for the 2018 AGM. Subject to satisfaction of the requirements of Section 183 of the Singapore Companies Act, any such requisition must be signed by all the shareholders making the request and be deposited at our registered office in Singapore, 1 Yishun Avenue 7, Singapore 768923, at least six weeks prior to the date of the 2018 AGM in the case of a request requiring notice of a resolution, or at least one week prior to the date of the 2018 AGM in the case of any other request.

Under the constitution of Broadcom-Singapore, no person other than a director retiring at a general meeting is eligible for appointment as a director at any general meeting of shareholders, without the recommendation of the board of directors of Broadcom-Singapore for election, unless (a) in the case of a shareholder or shareholders who in aggregate hold(s) more than 50% of the total number of our issued and paid-up shares (excluding treasury shares), not less than 10 days, or (b) in the case of a shareholder or shareholders who in aggregate hold(s) more than five percent of the total number of our issued and paid-up shares (excluding treasury shares), not less than 120 days, before the date of the notice provided to shareholders in connection with the general meeting, a written notice signed by such shareholder or shareholders (other than the person to be proposed for appointment) who (i) are qualified to attend and vote at the meeting for which such notice is given, and (ii) have held shares representing the prescribed threshold in (a) or (b) above, for a continuous period of at least one year prior to the date on which such notice is given, is lodged at our registered office in Singapore. Such a notice must also include the consent to serve as a director of the person nominated.

Broadcom-Delaware

Assuming consummation of the Transaction, Broadcom-Delaware stockholders will be entitled to present proposals for consideration at forthcoming Broadcom-Delaware stockholders meetings provided that they comply with the proxy rules promulgated by the SEC, the Broadcom-Delaware certificate of incorporation and bylaws and the DGCL.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of our shares may deliver only one copy of the proxy statement and the accompanying documents being delivered therewith, to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and the accompanying documents being delivered therewith, to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and the accompanying documents being delivered therewith, or our proxy statement or Annual Report on Form 10-K in the future, should submit their request to us by telephone at (408) 433-8000, or by submitting a written request to Investor Relations, Broadcom Limited, 1320 Ridder Park Drive, San Jose, California 95131. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC’s website at: http://www.sec.gov.

Our website is located at http://www.broadcom.com. Broadcom-Singapore’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through this website as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference in this proxy statement and does not constitute a part of this proxy statement.

SEC rules and regulations permit us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Some documents or information, such as that called for by Items 2.02 or 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement. The information incorporated by reference is considered to be part of this proxy statement. Information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below (copies of which are being delivered to you with this proxy statement) and any subsequent filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” but not “filed”) following the date of this document, but prior to the date of the meeting. The documents incorporated by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended October 29, 2017; and

•	our Current Reports on Form 8-K filed with the SEC on November 2, 2017, November 6, 2017, November 17, 2017, December 6, 2017, February 5, 2018, February 9, 2018, February 12, 2018, February 15, 2018 and March 6, 2018 except, in each case, for any information therein furnished under Items 2.02 or 7.01.

You may request a free copy of the above filings or any filings subsequently incorporated by reference into this proxy statement (other than any exhibits to such filings not specifically incorporated by reference) by writing or calling:

Investor Relations, Broadcom Limited

1320 Ridder Park Drive

San Jose, California 95131

U.S.A.

Telephone No.: (408) 433-8000

Email: investor.relations@broadcom.com

In order to ensure timely delivery of these documents before the Special Meeting, you should make such request by March 16, 2018.

We have not authorized anyone to give any information or make any representation about the Transaction or about us that differs from or adds to the information in this proxy statement or in the documents incorporated by reference. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents incorporated by reference.

The information contained in this proxy statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

ACCOMPANYING DOCUMENTS

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the fiscal year ended October 29, 2017 as well as copies of the Current Reports on Form 8-K noted above.

ANNEX A

FORM OF SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF THE REPUBLIC OF SINGAPORE

Originating Summons    )

No. [●] of [●]                   )

In the Matter of

Broadcom Limited

(RC No. 201505572G)

…Applicant

and

In the Matter of Section 210 of the Companies Act, Chapter 50

SCHEME OF ARRANGEMENT

under Section 210 of the Companies Act, Chapter 50

Between

Broadcom Limited,

a public company limited by shares incorporated under the laws of the Republic of Singapore,

And

the Scheme Shareholders (as defined herein)

And

Broadcom Limited, a Delaware corporation

PRELIMINARY

In this Scheme of Arrangement, except to the extent that the context requires otherwise, the following expressions shall bear the following respective meanings:

“ACRA”	:	Accounting and Corporate Regulatory Authority of Singapore

“Broadcom-Singapore Certificates”	:	Existing share certificates representing a holding of Broadcom-Singapore Ordinary Shares by any holder of Broadcom-Singapore Ordinary Shares as at the Effective Time

“Broadcom-Singapore Ordinary Shares”	:	Issued and paid-up ordinary shares in the capital of the Company

“Broadcom-Singapore Preference Shares”	:	Redeemable preference shares in the capital of the Company bearing the rights, privileges and restrictions set forth in the constitution of the Company

“Broadcom-Singapore Shares”	:	Broadcom-Singapore Ordinary Shares and Broadcom-Singapore Preference Shares

“CEDE”	:	CEDE & Co., as nominee of DTC

“Companies Act”	:	The Companies Act, Chapter 50 of Singapore

“Company” or “Broadcom” or “Broadcom-Singapore”	:	Broadcom Limited, a public company limited by shares incorporated under the laws of the Republic of Singapore

“Court”	:	The High Court of the Republic of Singapore, or where applicable on appeal, the Court of Appeal of the Republic of Singapore

“Court Meeting”	:	The meeting of Scheme Shareholders to be convened pursuant to the order of the Court to approve this Scheme, notice of which is set out on pages [●] to [●] of the Proxy Statement, and any adjournment thereof

“DTC”	:	The Depository Trust Company

“Effective Date”	:	The date on which this Scheme becomes effective and binding in accordance with its terms

“Effective Time”		The time on the Effective Date at which the Scheme becomes effective and binding in accordance with its terms

“Entitled Scheme Shareholders”	:	Scheme Shareholders of record as at the Effective Time

“Exchange Agent”		A nationally-recognized U.S. financial institution appointed by New US Topco to act as exchange agent in the Scheme

“Implementation Agreement”	:	The implementation agreement dated [●], 2018 entered into between the Company and New US Topco to implement, inter alia, this Scheme

“Latest Practicable Date”	:	[●], being the latest practicable date prior to the printing of the document containing this Scheme for the purpose of ascertaining certain information for inclusion herein

“Long-Stop Date”	:	Has the meaning ascribed to it in the Implementation Agreement

“New US Topco”	:	Broadcom Limited, a Delaware corporation

“Proxy Statement”	:	The document dated [●], 2018 containing this Scheme and any other document(s) which may be issued by or on behalf of the Company to amend, revise, supplement or update the document(s) from time to time

“Register of Members”	:	The register of members maintained by the Company pursuant to Section 190 of the Companies Act

“Register of Transfers”	:	The register maintained by the Company to record transfers of Broadcom-Singapore Shares made by persons on the Register of Members

“Scheme”	:	This scheme of arrangement in its present form or with or subject to any modification thereof or amendment or addition thereto in accordance with its terms (including paragraph 13 herein) or condition(s) approved or imposed by the Court

“Scheme Consideration”	:	One fully paid share of common stock, par value $0.001 per share, of New US Topco to be issued to each Entitled Scheme Shareholder (either directly or to be held in the name of CEDE) on a share-for-share basis for each Broadcom-Singapore Ordinary Share transferred by such Entitled Scheme Shareholder (either directly or in the name of CEDE) to New US Topco in accordance with the terms of this Scheme

“Scheme Shareholders”	:	(i) Persons who are registered as holders of Broadcom-Singapore Shares in the Register of Members, other than CEDE, and (ii) persons who are registered as holders of Broadcom-Singapore Ordinary Shares in book entry form on the register of the DTC, which Broadcom-Singapore Ordinary Shares are held through CEDE as the registered holder of the said Broadcom-Singapore Ordinary Shares on the Register of Members

“Share Registrar”	:	Computershare Trust Company, N.A.

The term “Shareholder”, in relation to any Broadcom-Singapore Share, includes a person entitled to that Broadcom-Singapore Share by transmission.

Words importing the singular shall, where applicable, include the plural and vice versa and words indicating a specific gender shall, where applicable, include the other genders (male, female or neuter). References to persons shall, where applicable, include corporations.

A reference to an enactment or statutory provision shall include a reference to any subordinate legislation and any regulation made under the relevant enactment or statutory provision and is a reference to that enactment, statutory provision, subordinate legislation or regulation as from time to time amended, consolidated, modified, re-enacted or replaced, whether before or after the date of this Scheme.

Any reference to a time of day and date shall be a reference to Singapore time and date respectively, unless otherwise specified.

RECITALS

(A)	The Company was incorporated in Singapore on 3 March 2015 and is listed on the Nasdaq Global Select Market. As at the Latest Practicable Date, the Company has an issued and paid-up share capital of US$[●] comprising [●] Broadcom-Singapore Ordinary Shares and S$[●] comprising [●] Broadcom-Singapore Preference Shares.

(B)	The primary purpose of this Scheme is the transfer by Scheme Shareholders who hold Broadcom-Singapore Ordinary Shares (either directly or in the name of CEDE) of all of the Broadcom-Singapore Ordinary Shares held by them (either directly or in the name of CEDE) to New US Topco, in consideration for the issuance of the Scheme Consideration to such Scheme Shareholders by New US Topco.

(C)	The Company and New US Topco have entered into the Implementation Agreement to set out their respective rights and obligations with respect to, inter alia, this Scheme and the implementation thereof.

(D)	Each of the Company and New US Topco has agreed to appear by legal counsel at the hearing of the Originating Summons to approve this Scheme, and to consent thereto, and to undertake to the Court to be bound thereby and to execute and do and procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to this Scheme.

PART I

CONDITIONS PRECEDENT

1.	This Scheme is conditional upon:

(a)	each condition precedent set out in Clause 3 of the Implementation Agreement being satisfied; and

(b)	the Implementation Agreement not having been terminated in accordance with its terms.

PART II

TRANSFER OF THE SHARES

2.	With effect from the Effective Date, upon the effectiveness of the Scheme, all outstanding Broadcom-Singapore Ordinary Shares shall be transferred to New US Topco fully paid, free and clear of any liens, pledges, security interests or other encumbrances, and New US Topco shall become the holder of all outstanding Broadcom-Singapore Ordinary Shares, together with all rights, benefits and entitlements as at the Effective Date and thereafter attaching thereto, including the right to receive and retain all dividends and other distributions (if any) which may be declared, paid or made thereon by the Company on or after the Effective Date, but excluding the right to receive and retain all dividends and distributions (if any), the record date of which falls before the Effective Date, together with all interest accrued thereon.

3.	For the purpose of giving effect to the transfer of the Broadcom-Singapore Ordinary Shares provided for in paragraph 2 of this Scheme, the Company shall authorise any person to execute or effect on behalf of all the Entitled Scheme Shareholders as well as on behalf of CEDE, an instrument or instruction of transfer of all the Broadcom-Singapore Ordinary Shares held by such Entitled Scheme Shareholders (whether directly or held in the name of CEDE) and every such instrument or instruction of transfer so executed shall be effective as if it had been executed by such Entitled Scheme Shareholders and by CEDE respectively.

PART III

SATISFACTION OF SCHEME CONSIDERATION

4.	At or immediately after the Effective Time and subject to and upon the terms and conditions of the Implementation Agreement and the applicable provisions of the Companies Act, in consideration for the transfer of the Broadcom-Singapore Ordinary Shares provided for in paragraph 2 of this Scheme, New US Topco shall issue to each Entitled Scheme Shareholder the Scheme Consideration for each Broadcom-Singapore Ordinary Share transferred by that Scheme Shareholder to New US Topco.

5.	At or immediately after the Effective Time, New US Topco shall deposit with the Exchange Agent, acting as exchange agent and solely for the account and benefit of the Entitled Scheme Shareholders, book entry shares representing the full number of shares of common stock of New US Topco to be issued as Scheme Consideration (the “Broadcom Consideration Fund”).

6.	Promptly after the Effective Time, New US Topco shall cause the Exchange Agent to mail to each holder of Broadcom-Singapore Ordinary Shares who is a holder of record of Broadcom-Singapore Certificates: (i) a letter of transmittal in customary form and (ii) instructions for use in effecting the surrender of the Broadcom-Singapore Certificates in exchange for payment of the Scheme Consideration, the form and substance of which letter of transmittal and instructions shall be in a form prepared by New US Topco. Upon surrender of a Broadcom-Singapore Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and with such other documents as may be required pursuant to such instructions, the holder of such Broadcom-Singapore Certificate shall be entitled to receive in exchange therefor, the Scheme Consideration, and the Broadcom-Singapore Certificate so surrendered shall forthwith be cancelled.

7.	The issuance of the Scheme Consideration by New US Topco shall be deemed as good discharge to New US Topco and the Company in respect of the consideration for the Broadcom-Singapore Ordinary Shares.

8.	Any portion of the Broadcom Consideration Fund deposited with the Exchange Agent that has not been transferred to the Entitled Scheme Shareholders for 90 calendar days after the Effective Time shall (upon request by New US Topco) be delivered to New US Topco, and any holder of Broadcom-Singapore Certificates shall thereafter look only to New US Topco for payment of the Scheme Consideration, without any interest thereon.

9.	On and from the Effective Time, each Broadcom-Singapore Certificate will cease to be evidence of title of the Broadcom-Singapore Ordinary Shares represented thereby. The Scheme Shareholders will be notified of the procedures to submit the Broadcom-Singapore Certificates to the address of the Share Registrar for cancellation.

PART IV

EFFECTIVE DATE

10.	Subject to the satisfaction of the conditions set out in paragraphs 1(a) and 1(b) of this Scheme, this Scheme shall become effective upon a copy of the order of the Court approving this Scheme under Section 210 of the Companies Act (the “Court Order”) being duly lodged with ACRA. The Company may determine, at its sole discretion, the date on which the Court Order is lodged with ACRA, notwithstanding the obtainment of the approval of this Scheme by the Scheme Shareholders, the grant of the order of the Court approving this Scheme and/or the satisfaction of all of the other conditions precedent in the Implementation Agreement; provided, that, subject to the satisfaction of the conditions set forth in the Implementation Agreement, the Court Order shall be lodged with ACRA no later than the Long-Stop Date.

11.	For the avoidance of doubt, prior to the Scheme becoming effective in accordance with paragraph 10 of this Scheme, the approval by the Scheme Shareholders and/or the Court of this Scheme shall remain valid notwithstanding any change in the business or financial condition of, or any transactions undertaken by the Company (including any changes arising as a result of the Company’s proposed acquisition of Qualcomm Incorporated).

12.	Unless this Scheme shall have become effective as aforesaid on or before the Long-Stop Date (or such other date as the Court on the application of the Company or New US Topco, may allow), this Scheme shall lapse.

13.	The Company and New US Topco may jointly consent, for and on behalf of all concerned, to any modification of, or amendment to, this Scheme or to any condition which the Court may think fit to approve or impose.

14.	In the event that this Scheme does not become effective and binding for any reason, the costs and expenses incurred by the Company in connection with this Scheme will be borne by the Company.

15.	This Scheme shall be governed by, and construed in accordance with, the laws of Singapore, and the Company, New US Topco and the Scheme Shareholders submit to the non-exclusive jurisdiction of the courts of Singapore. Save as provided for in this Scheme, a person who is not a party to this Scheme has no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any term or provision of this Scheme.

Dated [●]

ANNEX B

IMPLEMENTATION AGREEMENT

THIS AGREEMENT is made on February 28, 2018

BETWEEN:

(1)	BROADCOM LIMITED, a company incorporated under the laws of Delaware and having its registered office at 1320 Ridder Park Drive, San Jose, California 95131, U.S.A. (“New US Topco”); and

(2)	BROADCOM LIMITED (Company Registration Number: 201505572G), a company incorporated in Singapore and having its registered office at 1 Yishun Avenue 7 Singapore 768923 (the “Company” or “Broadcom”),

(each,	a “Party” and collectively, the “Parties”).

WHEREAS:

The Company proposes to cause the transfer of all the issued ordinary shares in the capital of the Company (the “Broadcom Limited Ordinary Shares”) to New US Topco by way of a scheme of arrangement (the “Redomiciliation”) in accordance with Section 210 of the Companies Act (Chapter 50 of Singapore) (the “Companies Act”), and New US Topco and the Company have agreed in good faith to implement the Redomiciliation upon and subject to the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement and the Schedules, unless the context otherwise requires:

“ACRA” means the Accounting and Corporate Regulatory Authority of Singapore;

“Broadcom Consideration Fund” shall have the meaning ascribed to it in Clause 4.6.1;

“Broadcom Limited Certificate” shall have the meaning ascribed to it in Clause 4.3;

“Broadcom Limited Equity Plans” means (i) the Avago Technologies Limited 2009 Equity Incentive Award Plan, (ii) the LSI Corporation 2003 Equity Incentive Plan, (iii) the Avago Technologies Limited Employee Share Purchase Plan, (iv) the Emulex Corporation 2005 Equity Incentive Plan, (v) the Broadcom Corporation 2012 Stock Incentive Plan, (vi) the Broadcom Corporation 1998 Stock Incentive Plan, (vii) the Brocade Communication Systems, Inc. 2009 Stock Plan, and (viii) the Brocade Communications Systems, Inc. Amended and Restated Inducement Award Plan, each as amended to date;

“Broadcom Limited ESPP” means the Broadcom Limited Second Amended and Restated Employee Share Purchase Plan;

“Broadcom Limited ESPP Award” shall have the meaning ascribed to it in Clause 5.4;

“Broadcom Limited Ordinary Shares” shall have the meaning ascribed to it in the Recital;

“Broadcom Limited Preference Shares” means the redeemable preference shares in the capital of the Company bearing the rights, privileges and restrictions set forth in the constitution of the Company;

“Broadcom Limited PSU Award” means a performance share unit denominated in Broadcom Limited Ordinary Shares granted pursuant to one of the Broadcom Limited Equity Plans;

“Broadcom Limited RSU Award” means a restricted share unit award denominated in Broadcom Limited Ordinary Shares granted pursuant to one of the Broadcom Limited Equity Plans;

“Broadcom Limited Share Option” means an option to purchase Broadcom Limited Ordinary Shares granted pursuant to one of the Broadcom Limited Equity Plans;

“Broadcom Limited Shares” means the Broadcom Limited Ordinary Shares and the Broadcom Limited Preference Shares;

“Business Day” means a day (excluding Saturdays, Sundays and gazetted public holidays) on which commercial banks are open for business in the State of California and the Republic of Singapore;

“CEDE” shall have the meaning ascribed to it in Clause 7.1.2;

“Companies Act” shall the meaning ascribed to it in the Recital;

“Consideration” shall have the meaning ascribed to it in Clause 4.2;

“Converted Topco Option” shall have the meaning ascribed to it in Clause 5.1;

“Converted Topco RSUs” shall have the meaning ascribed to it in Clause 5.2;

“Court” means the High Court of the Republic of Singapore, or where applicable on appeal, the Court of Appeal of the Republic of Singapore;

“Court Meeting” means the meeting of the Shareholders to be convened pursuant to the order of the Court, to approve the Redomiciliation and any adjournment thereof;

“Court Order” means the order of the Court sanctioning the Redomiciliation under Section 210 of the Companies Act;

“Effective Date” means the date on which the Redomiciliation becomes effective in accordance with Clause 4.4 of this Agreement and Section 210(5) of the Companies Act, and which date shall, in any event, be no later than the Long-Stop Date;

“Effective Time” means the time on the Effective Date at which the Court Order is lodged with ACRA;

“Encumbrances” means any liens, equities, mortgages, charges, encumbrances, security interests, hypothecations, easements, pledges, title retention, trust arrangement, hire purchase, judgment, preferential right, rights of pre-emption and other rights or interests conferring security or similar rights in favour of a third party;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Exchange Agent” shall have the meaning ascribed to it in Clause 4.6.1;

“Governmental Agency” means any international, national, federal, state, provincial or local government or governmental, semi-governmental, administrative, regulatory, fiscal or judicial agency, authority, body, commission, department, exchange, tribunal or entity;

“Law” means any federal, state, local or foreign law (including common law), statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, franchise, license, agency requirement or permit of any Governmental Agency;

“Long-Stop Date” means November 17, 2018;

“NASDAQ” means The NASDAQ Global Select Market;

“NASDAQ Shares” shall have the meaning ascribed to it in Clause 7.1.2;

“New US Topco Shares” means the shares of common stock, par value $0.001 per share, of New US Topco;

“Ordinary Shareholders” means the holders of Broadcom Limited Ordinary Shares as at the Effective Time;

“Proxy Statement” means the definitive proxy statement (including any amendment or supplement thereto) relating to the Redomiciliation and this Agreement to be sent by Broadcom to the Shareholders relating to the Court Meeting;

“Redomiciliation” shall have the meaning ascribed to it in the Recital;

“Right” shall have the meaning ascribed to it in Clause 9.6;

“SEC” means the United States Securities and Exchange Commission;

“Shareholders” means the holders of Broadcom Limited Shares;

“Taxes” or “Taxation” means all forms of taxation and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies, including income, withholding, stamp, goods and services tax and any other form of value-added tax, in each case whether of Singapore, the United States or elsewhere in the world, and all penalties, charges, costs and interest relating thereto;

“Warranties” means the representations, warranties, covenants and undertakings made by New US Topco in Schedule 1 or the representations, warranties, covenants and undertakings made by the Company in Schedule 2 (as the case may be) and “Warranty” means any one of them; and

“%” or “per cent.” means per centum or percentage.

1.1	Modification of Statutes. Any reference in this Agreement to a statutory provision shall include that provision and any regulations made in pursuance thereof as from time to time modified or re-enacted, whether before or after the date of this Agreement, so far as such modification or re-enactment applies or is capable of applying to any transactions entered into and (so far as liability thereunder may exist or can arise) shall include also any past statutory provision or regulation (as from time to time modified or re-enacted) which such provision or regulation has directly or indirectly replaced.

1.2	Companies Act

The words “company”, “corporation”, and “subsidiary” shall have the same meanings in this Agreement as their respective definitions in the Companies Act.

1.3	Miscellaneous

1.1.1	In this Agreement, a reference to:

(i)	“this Agreement” includes all amendments, additions, and variations thereto agreed between the Parties;

(ii)	“month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month; and

(iii)	“person” shall include an individual, corporation, company, partnership, firm, trustee, trust, executor, administrator or other legal personal representative, unincorporated association, joint venture, syndicate or other business enterprise, any governmental, administrative or regulatory authority or agency (notwithstanding that, “person” may be sometimes used herein in conjunction with some of such words), and their respective successors, legal personal representatives and assigns, as the case may be, and pronouns shall have a similarly extended meaning.

1.1.2

The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. The words “written” and “in writing” include any means of visible reproduction. References to “Clauses”, “Schedules” and “Recital” are to the clauses of, schedules to, and recital of this Agreement. The word “paragraph” is a reference to a paragraph of the Clause or the Schedule, as the case may be, in which such reference appears. The use of the words “include”, “includes” or “including” followed by one or more examples is intended to be illustrative and shall not be construed restrictively to limit the scope or extent of the description or term in respect of which the examples are provided, and shall bear the same meaning as the words “include without limitation”, “includes without limitation” or “including without limitation” respectively.

1.1.3	Any thing or obligation to be done under this Agreement which requires or falls to be done on a stipulated day, shall be done on the next succeeding Business Day, if the day upon which that thing or obligation to be done falls on a day which is not a Business Day.

1.1.4	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing a specific gender shall include the other genders (male, female or neuter).

1.1.5	The Schedules form part of this Agreement and have the same force and effect as if expressly set out in the body of this Agreement.

2.	AGREEMENT TO PROCEED WITH THE REDOMICILIATION

The Parties hereby agree to effect the Redomiciliation upon the terms and subject to the conditions of this Agreement.

3.	CONDITIONS PRECEDENT

3.1	Conditions. The Redomiciliation is conditional upon the following:

3.1.1	Shareholders’ Approval: the approval of the Redomiciliation by the Shareholders in compliance with the requirements under Section 210(3) of the Companies Act having been obtained;

3.1.2	Court Order: the grant of the Court Order by the Court and such Court Order having become final; and

3.1.3	No Prohibitions: between the date of this Agreement and immediately prior to the Effective Time, (a) no statute, rule or regulation is enacted or promulgated by any governmental entity of competent jurisdiction which prohibits or makes illegal the consummation of the Redomiciliation and (b) no order or injunction of a court of competent jurisdiction shall be in effect that prevents the consummation of the Redomiciliation.

3.2	Non-Satisfaction/Waiver. The Parties agree that none of the conditions precedent in Clause 3.1 are capable of being waived by either or both Parties.

3.3	All Actions. Subject to the terms and conditions provided in this Agreement, each Party agrees to use its reasonable efforts to take, or cause to be taken, all actions and to use its reasonable best efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated under this Agreement and the Redomiciliation.

4.	THE REDOMICILIATION

4.1	Redomiciliation. The Parties agree that the Redomiciliation will involve, inter alia, the transfer of all the outstanding Broadcom Limited Ordinary Shares to New US Topco, fully paid, free from all Encumbrances and together with all rights, benefits and entitlements as at the Effective Date and thereafter attaching thereto, including the right to receive and retain all dividends, rights and other distributions (if any) declared by the Company on or after the Effective Date. On the Effective Date, upon the effectiveness of the Redomiciliation, New US Topco will hold 100 per cent. of the Broadcom Limited Ordinary Shares.

4.2	Redomiciliation Consideration. The consideration to be paid by New US Topco to the Ordinary Shareholders for their Broadcom Limited Ordinary Shares pursuant to the Redomiciliation shall be one fully paid New US Topco Share for each such Broadcom Limited Ordinary Share (the “Consideration”).

4.3	Broadcom Limited Ordinary Shares. From and after the Effective Time, each existing share certificate representing a holding of Broadcom Limited Ordinary Shares by or on behalf of the Ordinary Shareholders (a “Broadcom Limited Certificate”) and each existing Broadcom Limited Ordinary Share held in uncertificated book-entry form will cease to be evidence of title of the Broadcom Limited Ordinary Shares represented by such certificate or book-entry notation and New US Topco shall issue to each Ordinary Shareholder the New US Topco Shares issued in exchange therefor.

4.4	Effective Date. The Redomiciliation shall become effective upon the lodgement of the Court Order with ACRA. At the Effective Time, all of the issued Broadcom Limited Ordinary Shares will be transferred to New US Topco, fully paid, free from all Encumbrances and together with all rights, benefits and entitlements attaching thereto as at such date and thereafter attaching thereto.

4.5	Directors and Officers. The directors of the Company immediately before the Effective Time shall, from and after the Effective Time, be the directors of New US Topco until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with applicable Laws. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of New US Topco until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with applicable Laws.

4.6	Exchange Procedures for Broadcom Limited Ordinary Shares

4.6.1	Prior to the Effective Time, New US Topco will designate a nationally-recognized U.S. financial institution to act as exchange agent in the Redomiciliation (the “Exchange Agent”). At or immediately after the Effective Time, New US Topco shall deposit with the Exchange Agent, acting as exchange agent and solely for the account and benefit of the Ordinary Shareholders, for exchange in accordance with Clauses 4.2 and 4.3, book entry shares representing the full number of New US Topco Shares issuable pursuant to Clauses 4.2 and 4.3 in exchange for outstanding Broadcom Limited Ordinary Shares (such New US Topco Shares, the “Broadcom Consideration Fund”).

4.6.2	Promptly following the Effective Time, New US Topco shall cause the Exchange Agent to mail to each Ordinary Shareholder who is a holder of record of Broadcom Limited Certificates whose shares were converted into the right to receive the Consideration pursuant to Clauses 4.2 and 4.3: (i) a letter of transmittal in customary form and (ii) instructions for use in effecting the surrender of the Broadcom Limited Certificates in exchange for payment of the Consideration, the form and substance of which letter of transmittal and instructions shall be in a form prepared by New US Topco. Upon surrender of a Broadcom Limited Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and with such other documents as may be required pursuant to such instructions, the holder of such Broadcom Limited Certificate shall be entitled to receive in exchange therefor, subject to any required withholding of Taxes, the Consideration, if any, pursuant to the provisions of this Clause 4 and Clause 5.7, and the Broadcom Limited Certificate so surrendered shall forthwith be cancelled. No interest will be paid to holders of Broadcom Limited Certificates in connection with, or accrued on, the Consideration. If any Consideration is to be paid to a person other than a person in whose name the Broadcom Limited Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes required by reason of payment of the Consideration to a person other than the registered holder of the Broadcom Limited Certificate surrendered, or shall establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not applicable.

4.6.3

At and after the Effective Time, there shall be no transfers on the register of transfer of Broadcom of Broadcom Limited Ordinary Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Broadcom Limited Certificates are presented to New US Topco,

Broadcom or the Exchange Agent for any reason, they shall be cancelled and exchanged for the Consideration pursuant to this Clause 4, except as otherwise provided by applicable Laws.

4.6.4	Any portion of the Broadcom Consideration Fund that remains unclaimed by the Ordinary Shareholders ninety calendar days after the Effective Time shall (upon request by New US Topco) be delivered to New US Topco. Any holders of Broadcom Limited Certificates who have not theretofore complied with this Clause 4 with respect to such Broadcom Limited Certificates shall thereafter (subject to applicable abandoned property, escheat or similar laws) look only to New US Topco for payment of their claim for the Consideration in respect thereof.

4.6.5	Notwithstanding anything herein to the contrary, neither the Exchange Agent nor any party hereto shall be liable to any person in respect of Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Broadcom Limited Certificate shall not have been surrendered or transferred prior to the date on which any Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Agency pursuant to applicable Laws, any Consideration in respect of such Broadcom Limited Certificate shall, to the extent permitted by applicable Law, become the property of New US Topco.

4.6.6	If any Broadcom Limited Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact (such affidavit shall be in a form reasonably satisfactory to New US Topco and the Exchange Agent) by the person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Broadcom Limited Certificate, the Consideration to which such person is entitled in respect of such Broadcom Limited Certificate pursuant to this Clause 4; provided, however, that New US Topco may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Broadcom Limited Certificate to deliver a bond in such reasonable and customary amount as New US Topco may direct as indemnity against any claim that may be made against New US Topco, the Company or the Exchange Agent with respect to the Broadcom Limited Certificate alleged to have been lost, stolen or destroyed.

4.6.7	No dividends or other distributions with respect to New US Topco Shares with a record date after the Effective Time shall be paid to the holder of any Broadcom Limited Certificate representing Broadcom Limited Ordinary Shares as at the Effective Time until the surrender of such Broadcom Limited Certificate in accordance with this Clause 4. Subject to applicable Laws, following surrender of any such Broadcom Limited Certificate, there shall be paid to the holder of the New US Topco Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole New US Topco Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to New US Topco Shares.

5.	BROADCOM EQUITY AWARDS

5.1	At the Effective Time, each Broadcom Limited Share Option outstanding immediately prior to the Effective Time shall, without any further action on the part of any holder thereof, be assumed by New US Topco and converted into an option to purchase the same number of New US Topco Shares as the number of Broadcom Limited Ordinary Shares subject to such Broadcom Limited Share Option immediately prior to the Effective Time at the same exercise price per New US Topco Share as the per share exercise price for the Broadcom Limited Ordinary Shares applicable to such Broadcom Limited Share Option immediately prior to the Effective Time (each, as so adjusted, a “Converted Topco Option”). Subject to applicable Laws, the Converted Topco Options shall continue to have, and shall be subject to, the same terms and conditions (including any applicable vesting and change in control provisions, provided that in no event shall this transaction constitute a change in control for the purposes of such provisions) that applied to the Broadcom Limited Share Options immediately prior to the Effective Time.

5.2	At the Effective Time, each Broadcom Limited RSU Award outstanding immediately prior to the Effective Time shall, without any further action on the part of any holder thereof, be assumed by New US Topco and converted into an award of restricted share units over that number of New US Topco Shares (“Converted Topco RSUs”) equal to the number of Broadcom Limited Ordinary Shares underlying such Broadcom Limited RSU Award immediately prior to the Effective Time. Subject to applicable Laws, the Converted Topco RSUs shall continue to have, and shall be subject to, the same terms and conditions (including any applicable vesting and change in control provisions, provided that in no event shall this transaction constitute a change in control for the purposes of such provisions) that applied to the Broadcom Limited RSU Awards immediately prior to the Effective Time.

5.3	At the Effective Time, each Broadcom Limited PSU Award outstanding immediately prior to the Effective Time shall, without any further action on the part of any holder thereof, be assumed by New US Topco and converted into an award consisting of that number of performance share units of New US Topco (“Converted Topco PSUs”) equal to the number of performance share units underlying such Broadcom Limited PSU Award, and the number of New US Topco Shares issuable upon vesting of each Converted Topco PSU shall be equal to the number of Broadcom Limited Ordinary Shares issuable upon vesting of each performance share unit underlying such Broadcom Limited PSU Award, in each case, immediately prior to the Effective Time. Subject to applicable Laws, the Converted Topco PSUs shall continue to have, and shall be subject to, the same terms and conditions (including any applicable vesting and change in control provisions, provided that in no event shall this transaction constitute a change in control for the purposes of such provisions) that applied to the Broadcom Limited PSU Awards immediately prior to the Effective Time.

5.4	At the Effective Time, each option to purchase Broadcom Limited Ordinary Shares that is outstanding under the Broadcom Limited ESPP (each, a “Broadcom Limited ESPP Award”) shall be assumed by New US Topco and converted into an option to purchase, on the same terms and conditions (including per share exercise price) as in effect under the Broadcom Limited ESPP immediately prior to the Effective Time, a number of New US Topco Shares equal to the total number of Broadcom Limited Ordinary Shares subject to such Broadcom Limited ESPP Award immediately prior to the Effective Time in accordance with Section 19(d) of the Broadcom Limited ESPP.

5.5	With respect to any Converted Topco Option, Converted Topco RSU and Converted Topco PSU for which the related Broadcom Limited Share Option, Broadcom Limited RSU Award or Broadcom Limited PSU Award vests based upon the achievement of applicable performance goals, New US Topco may, in its discretion and in accordance with the terms of the Broadcom Limited Equity Plan and award agreement applicable to each such award, adjust the applicable performance goals to reflect the consummation of the transactions contemplated by this Agreement.

5.6	Prior to the Effective Date, Broadcom shall take all actions necessary to effectuate the provisions set forth in this Clause 5; provided, that no action taken by Broadcom shall be required to be irrevocable until immediately prior to the Effective Time. The Parties may, to the extent necessary to minimize the tax impact to holders of Broadcom Limited Share Options, Broadcom Limited RSU Awards and Broadcom Limited PSU Awards of the provisions set forth in this Clause 5, cooperate in good faith prior to the Effective Date to develop an alternate mechanism for the conversion of such Broadcom Limited Share Options, Broadcom Limited RSU Awards and Broadcom Limited PSU Awards held by individuals subject to Taxes imposed by the Laws of a country other than the United States.

5.7	Each of Broadcom and New US Topco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the U.S. Internal Revenue Code of 1986, as amended, the rules and regulations promulgated thereunder, or any other applicable state, local or foreign Tax Law.

6.	TERMINATION

6.1	Termination for Governmental Order Prohibiting Redomiciliation. This Agreement may be terminated at any time prior to the Effective Time by either Party if any court of competent jurisdiction or Governmental Agency has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Redomiciliation or any part thereof, or has refused to do anything necessary to permit the Redomiciliation or any part thereof, and such order, decree, ruling, other action or refusal shall have become final and non-appealable.

6.2	Failure of Conditions Prior to Long-Stop Date. Notwithstanding anything contained in this Agreement, this Agreement shall terminate if any of the conditions precedent in Clause 3.1 has not been satisfied, or if the Redomiciliation has not become effective, on or before the Long-Stop Date.

6.3	Effect of Termination. In the event of termination of this Agreement by either Party pursuant to this Clause 6, this Agreement shall terminate (except for Clauses 1 and 9) and there shall be no other liability on any Party.

7.	IMPLEMENTATION

7.1	The Company’s Obligations. The Company must use its reasonable best efforts to execute all documents and do all acts and things necessary for the implementation of the Redomiciliation, including the following:

7.1.1	Proxy Statement: the preparation and filing with the SEC the Proxy Statement (including in preliminary form) and any other forms or notices required in connection with the issuance of New US Topco Shares, and furnishing the information required to be provided to its shareholders pursuant to the Laws of Singapore (including an explanatory statement in relation to the Redomiciliation complying with the requirements of the Companies Act) and the Exchange Act;

7.1.2	Court Meeting: the application to the Court for order(s) convening the Court Meeting and for any ancillary orders relating thereto (including an order that for the purposes of the Court Meeting, (i) CEDE & Co. (“CEDE”), as nominee of The Depositary Trust Company, shall be deemed not to be a shareholder of the Company, and (ii) instead, each of the persons or entities who are registered on the list maintained by CEDE as holders of the Broadcom Limited Ordinary Shares which are listed on NASDAQ (the “NASDAQ Shares”) shall be deemed to be a shareholder of Broadcom in respect of such number of NASDAQ Shares held in such persons or entities account under CEDE);

7.1.3	Court Order: if the Redomiciliation is approved by the Shareholders at the Court Meeting, applying to the Court as promptly as reasonably practicable thereafter in writing for seeking its sanction and confirmation of the Redomiciliation;

7.1.4	ACRA Lodgement: following the grant of the Court Order, delivering the same to ACRA for lodgement as promptly as practicable thereafter; provided, however, notwithstanding the obtainment of the approval of the Redomiciliation by the Shareholders, the grant of the Court Order by the Court and/or the satisfaction of all the conditions precedent in Clause 3.1, the Company may delay delivering the Court Order to ACRA for lodgement until the Long-Stop Date; and

7.1.5	Provision of Information: subject and without prejudice to the Company’s legal or regulatory obligations, from the date of this Agreement until (and including) the Effective Date, the Company will and will procure that its subsidiaries authorise and direct its officers, employees, auditors, legal advisers and other advisers to provide reasonable assistance and to co-operate with New US Topco as New US Topco may reasonably request for the completion and implementation of the Redomiciliation.

7.2	New US Topco’s Obligations. New US Topco must use its reasonable best efforts to execute all documents and do all acts and things necessary for the implementation of the Redomiciliation, including the following:

7.2.1	Provision of Information: subject and without prejudice to New US Topco’s legal or regulatory obligations, from the date of this Agreement until (and including) the Effective Date, New US Topco will and will procure that its subsidiaries authorise and direct its officers, employees, auditors, legal advisers and other advisers to provide reasonable assistance and to co-operate with the Company as the Company may reasonably request for the completion and implementation of the Redomiciliation;

7.2.2	Representation: if requested by the Court, New US Topco shall do all things and take all steps as are reasonably possible to ensure the fulfilment of its obligations under this Agreement and the Redomiciliation; and

7.2.3	Satisfaction of Consideration: subject to the fulfilment the conditions precedent in Clause 3.1, it will be bound by the Redomiciliation, and will issue the relevant New US Topco Shares in satisfaction of the Consideration pursuant to the Redomiciliation and on the terms set out in this Agreement.

7.3	Appeal Process: If the Court refuses to make any orders convening the Court Meeting or approving the Redomiciliation, the Company shall appeal the Court’s decision to the maximum extent permitted by Law.

8.	REPRESENTATIONS AND WARRANTIES

8.1	New US Topco’s Warranties. New US Topco represents and warrants to the Company on the terms set out in Schedule 1, subject only to:

8.1.1	any matter expressly provided for under the terms of this Agreement; and

8.1.2	any matter or thing hereafter done or omitted to be done pursuant to this Agreement or otherwise at the request in writing or with the approval in writing of the Company (such approval not to be unreasonably withheld, conditioned or delayed).

8.2	The Company’s Warranties. The Company represents and warrants to New US Topco on the terms set out in Schedule 2 subject only to:

8.2.1	any matter expressly provided for under the terms of this Agreement; and

8.2.2	any matter or thing hereafter done or omitted to be done pursuant to this Agreement or otherwise at the request in writing or with the approval in writing of the New US Topco (such approval not to be unreasonably withheld, conditioned or delayed).

9.	MISCELLANEOUS

9.1	Intended US Federal Income Tax Treatment. The Parties acknowledge that the transfer of the Broadcom Limited Ordinary Shares to New US Topco in exchange for New US Topco Shares pursuant to the Redomiciliation is intended to constitute a transfer of property qualifying under Section 351 of the U.S. Internal Revenue Code of 1986, as amended.

9.2	Successors and Assigns. This Agreement shall be binding on and shall enure for the benefit of the Parties and their respective successors and assigns. Any reference in this Agreement to either Party shall be construed accordingly. The Parties agree that the benefit of any provision of this Agreement may not be assigned by any Party without the prior written consent of the other Party.

9.3	Variation. No variation of this Agreement shall be effective unless agreed to by the Parties in writing and signed by or on behalf of each Party.

9.4	Costs. Each Party shall bear its own fees, costs and expenses in connection with the negotiation, preparation, execution and performance by it of this Agreement and requisite documentation in relation to the Redomiciliation, and all other costs and expenses relating to the Redomiciliation.

9.5	Entire Agreement. This Agreement and any other documents delivered pursuant to this Agreement (a) contain the entire agreement of the Parties with respect to the subject matter hereof and (b) supersede all prior agreements, arrangements, understanding, promises, covenants, representations and communications between the Parties, whether written or oral, with respect to the subject matter hereof.

9.6	Release, Indulgence and Waiver. Any liability to a Party under this Agreement may in whole or in part be released, compounded or compromised, or time or indulgence given, by that Party in writing, in its absolute discretion as regards the Party under such liability without in any way prejudicing or affecting its other rights against the other Party unless any such other rights are expressly waived in writing. No failure of any Party to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Agreement (each, a “Right”) will operate as a waiver thereof, nor will any single or partial exercise of any Right preclude any other or further exercise of such Right or the exercise of any other Right.

9.7	Further Assurance. Each Party undertakes with the other Party that it will execute such documents and do such acts and things as that other Party may reasonably require for the purpose of giving effect to the provisions of this Agreement.

9.8	Invalidity and Severability. If any provision in this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of Law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

9.9	No Representation or Reliance. Each Party acknowledges that:

9.9.1	neither Party (nor any person acting on its behalf) has made any representation or other inducement to it to enter into this Agreement, except for representations or inducements expressly set out in this Agreement; and

9.9.2	it does not enter into this Agreement in reliance of any representation or other inducement by or on behalf of the other Party, except for any representation or inducement expressly set out in this Agreement.

9.10	Notices. All notices, demands or other communications required or permitted to be given or made under or in connection with this Agreement shall be in writing in the English language and delivered personally or sent by prepaid registered post or by fax addressed to the intended recipient thereof at its address or fax number and marked for the attention of such person (if any), set out against its name below (or to such other address or fax number as such Party may from time to time notify the other Party):

New US Topco:	1320 Ridder Park Drive San Jose, California 95131

	Attention:	Thomas H. Krause, Jr.

with a copy to:

Latham & Watkins LLP	140 Scott Drive Menlo Park, California 94025

	Attention:	Anthony J. Richmond
	Telephone:	(650) 463-2643
	Fax:	(650) 463-2600

The Company:	1320 Ridder Park Drive San Jose, California 95131

	Attention:	Thomas H. Krause, Jr.

A demand, notice, or other communication made or given by one Party to another Party in accordance with this Clause 9.10 shall be effected and deemed to be duly served:

(a)	if it is delivered by hand, when left at the address required by this Clause 9.10;

(b)	if it is sent by prepaid post (air-mail, if international), two Business Days after it is posted; and

(c)	if it is sent by facsimile transmission, on the day of dispatch.

In proving such service it shall be sufficient to prove that delivery by hand was made, the envelope containing such notice or document was properly addressed and posted as a prepaid mail letter, and the facsimile confirmation note indicates the transmission was successful, as the case may be.

9.11	Equitable Remedies. Without prejudice to any other rights or remedies a Party may have, each Party acknowledges and agrees that damages may not be an adequate remedy for any breach of this Agreement and each Party shall be entitled to seek the remedies of injunction, specific performance and other equitable relief (but for the avoidance of doubt no right of rescission or, unless expressly provided hereunder, termination) for any threatened or actual breach of this Agreement.

9.12	No Merger. The rights and obligations of the Parties will not merge on completion of any transaction under this Agreement. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any transaction relating to the Redomiciliation.

9.13	Counterparts. This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart and each counterpart shall be as valid and effectual as if executed as an original.

9.14	Continuing Effect of Agreement. All provisions of this Agreement shall, as far as they have not been performed as of the Effective Date, not in any respect be extinguished or affected by the implementation of the Redomiciliation or by any other event or matter whatsoever and shall continue in full force and effect.

9.15	Contracts (Rights Of Third Parties) Act. A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) to enforce any term of this Agreement.

9.16	Governing Law and Submission to Jurisdiction. This Agreement and the documents to be entered into pursuant to it shall be governed by and construed in accordance with the laws of Singapore and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Singapore.

Schedule 1

New US Topco’s Warranties

New US Topco represents and warrants to the Company that:

1.	Incorporation

New US Topco is a company duly incorporated and validly existing under the laws of the State of Delaware.

2.	Power

New US Topco has the corporate power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement.

3.	Authority

New US Topco has taken all necessary corporate action and obtained all necessary corporate approval to authorise entry into this Agreement and the performance of this Agreement and to carry out the transactions contemplated by this Agreement.

4.	Binding Obligation

New US Topco’s obligations under this Agreement are valid, legally binding and enforceable in accordance with its terms.

Schedule 2

The Company’s Warranties

The Company represents and warrants to New US Topco that:

1.	Incorporation

The Company is a company duly incorporated under the laws of Singapore, with company registration number 201505572G and validly existing under its law of incorporation.

2.	Power

The Company has the corporate power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement.

3.	Authority

The Company has taken all necessary corporate action and obtained all necessary corporate approval to authorise entry into this Agreement and the performance of this Agreement and to carry out the transactions contemplated by this Agreement.

4.	Binding Obligation

The Company’s obligations under this Agreement are valid, legally binding and enforceable in accordance with its terms.

In witness whereof this Agreement has been entered into on the date stated at the beginning.

NEW US TOPCO

SIGNED by	ý ï ï ï ï þ ï ï ï ï ý
for and on behalf of		/s/ Thomas H. Krause, Jr. Thomas H. Krause, Jr.
BROADCOM LIMITED
in the presence of:

/s/ Virginia A. Mutoza
Witness’ signature

Name: Virginia A. Mutoza

Address: 1320 Ridder Park Dr. San Jose, California 95131 USA

COMPANY

SIGNED by	ý ï ï ï ï þ ï ï ï ï ý
for and on behalf of		/s/ Thomas H. Krause, Jr. Thomas H. Krause, Jr.
BROADCOM LIMITED
in the presence of:

/s/ Virginia A. Mutoza
Witness’ signature

Name: Virginia A. Mutoza

Address: 1320 Ridder Park Dr. San Jose, California 95131 USA

ANNEX C

FORM OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BROADCOM LIMITED

Broadcom Limited (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is Broadcom Limited. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 17, 2018.

2. This Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “DGCL”) and by the written consent of its sole stockholder in accordance with Section 228 of the DGCL.

3. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Broadcom Limited (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is The Corporation Service Company.

ARTICLE III

PURPOSE AND DURATION

The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the DGCL. The Corporation is to have a perpetual existence.

ARTICLE IV

CAPITAL STOCK

Section 1. Authorized Shares. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is three billion (3,000,000,000). The total number of shares of Common Stock that the Corporation is authorized to issue is two billion nine hundred million (2,900,000,000), having a par value of $0.001 per share, and the total number of shares of Preferred Stock that the corporation is authorized to issue is one hundred million (100,000,000), having a par value of $0.001 per share.

Section 2. Common Stock.

(a) Voting. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held by such holder on all matters put to a vote of the stockholders of the Corporation.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

(b) Dividends. Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, the holders of Common Stock shall be entitled to the payment of dividends when and as declared by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with applicable law and to receive other distributions from the Corporation. Any dividends declared by the Board of Directors to the holders of the then outstanding Common Stock shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock held by each such holder as of the record date of such dividend.

(c) Liquidation. Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders after payments to creditors shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

Section 3. Preferred Stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the DGCL, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

Section 1. Authority. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number of Directors. The Board of Directors shall consist of not fewer than one nor more than thirteen (13) members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors then in office.

Section 3. Term. Each director shall hold office until the next annual election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 4. Removal. Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, directors may be removed at any time by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares present and entitled to vote generally in the election of directors, voting together as a single class.

Section 5. Vacancies. Any vacancy on the Board of Directors, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by the sole remaining director.

Section 6. Powers. In addition to the powers and authority herein or by statute expressly conferred upon the Board of Directors, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and the Bylaws of the Corporation; provided, however, the amendment or repeal of any provision of the Bylaws, or the adoption of any new bylaw, after the effectiveness of this Amended and Restated Certificate of Incorporation, shall not invalidate any prior act of the Board of Directors which would have been valid if such bylaws had not been adopted.

Section 7. Officers. Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.

ARTICLE VI

STOCKHOLDERS

Section 1. Actions by Consent. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by written consent in lieu of a meeting.

Section 2. Special Meetings of Stockholders. Subject to the rights of holders of any series of Preferred Stock, unless otherwise required by law, special meetings of the stockholders, for any purpose or purposes, may only be called by either (i) the Chair of the Board of Directors or by the Secretary of the Corporation upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors constituting the Board of Directors or (ii) two or more stockholders as provided in the Bylaws of the Corporation.

Section 3. Meeting Location. Meetings of stockholders may be held within or outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors, or in the Bylaws of the Corporation. The books of the Corporation may be kept within or outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors, or in the Bylaws of the Corporation.

Section 4. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VII

LIABILITY AND INDEMNIFICATION

Section 1. Director Limitation of Liability. To the maximum extent permitted by Delaware law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If Delaware law is amended or interpreted after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by Delaware law as so amended or interpreted.

Section 2. Right to Indemnification.

(a) Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, except for liability (i) for any breach of a director’s loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, excise taxes or penalties under the Employment Retirement Income Security Act of 1974 and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in the Bylaws, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board of Directors.

(b) Employees and Agents. The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 3. Contract Rights. The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 4. Not Exclusive Remedy. The rights to indemnification and to the advancement of expenses conferred on any indemnitee in this Article VII shall not be exclusive of any other rights that such indemnitee may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, provision of the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 5. Amendment or Repeal. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the Bylaws of the Corporation or this Amended and Restated Certificate of Incorporation (as either may be amended from time to time) or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

ARTICLE IX

AMENDMENT

From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered, changed or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article IX.

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power of adopt, amend, alter or repeal the Bylaws of the Corporation as provided therein. The Bylaws of the Corporation also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of voting stock of the Corporation with the power to vote at an election of directors, voting together as a single class. The Corporation may in the Bylaws of the Corporation confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

(Signature Page to Follow.)

IN WITNESS WHEREOF, the Corporation has executed this Amended and Restated Certificate of Incorporation on this [●] day of [●], 2018.

BROADCOM LIMITED

By:
[Name]
[Title]

[Signature Page to Broadcom Limited Certificate of Incorporation]

ANNEX D

Form of Amended and Restated Bylaws of

Broadcom Limited

(a Delaware corporation)

D-i

(continued)

D-ii

Amended and Restated Bylaws of

Broadcom Limited

(Adopted as of [●], 2018)

Article I - Corporate Offices

1.1	Registered Office.

The address of the registered office of Broadcom Limited (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2	Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II - Meetings of Stockholders

2.1	Place of Meetings.

Meetings of stockholders shall be held at such place, if any, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive offices or at such other place as designated by the Board.

2.2	Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other business properly brought before the meeting in accordance with Section 2.4 may be transacted.

2.3	Special Meeting.

(i) Special meetings of the stockholders for any purpose or purposes may be called only (a) by the Chair of the Board or by the Secretary of the Corporation upon direction of the Board pursuant to a resolution adopted by a majority of the total number of directors constituting the Board or (b) by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.3 from two or more stockholders of record as of the record date fixed in accordance with Section 2.3(iv) who hold, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the Corporation. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 2.3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the Board at a special meeting must also comply with the requirements set forth in Section 2.5.

(ii) No stockholder may demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.3(i) unless a stockholder of record has first submitted a request in writing that the Board fix a record date (a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(iii) To be in proper form for purposes of this Section 2.3, a request by a stockholder of record for the Board to fix a Demand Record Date shall set forth:

(a) As to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a), except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a));

(b) As to each Requesting Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure in clause (10) of Section 2.4(iii)(b) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(c) As to the purpose or purposes of the special meeting, (1) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (2) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and

(d) If directors are proposed to be elected at the special meeting, the Nominee Information (as defined below) for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 2.3(iii), the term “Requesting Person” shall mean (A) the stockholder of record making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (C) any affiliate of such stockholder of record or beneficial owner.

(iv) Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 2.3 from any stockholder of record, the Board may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board. If no resolution fixing a Demand Record Date has been adopted by the Board within the ten (10) day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 2.3 to the contrary, no Demand Record Date shall be fixed if the Board determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (b), (d), (e) or (f) of Section 2.3(vi).

(v) Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 2.3(i) unless two or more stockholders of record as of the Demand Record Date who hold, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the Corporation (the

“Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. Only stockholders of record on the Demand Record Date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.3(i). To be timely, a stockholder of record’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Demand Record Date. To be in proper form for purposes of this Section 2.3, a demand to call a special meeting shall set forth (a) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (c) with respect to any stockholders of record submitting a demand to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”) the information required to be provided pursuant to this Section 2.3 of a Requesting Person. A stockholder of record may revoke a demand to call a special meeting by written revocation delivered to the Secretary of the Corporation at any time prior to the special meeting. If any such revocation(s) are received by the Secretary of the Corporation after the Secretary of the Corporation’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board shall have the discretion to determine whether or not to proceed with the special meeting.

(vi) The Secretary of the Corporation shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (a) that does not comply with this Section 2.3, (b) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (c) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (d) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (e) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the one hundred twentieth (120th) day after the Secretary of the Corporation receives such demand, or (f) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one (1) year prior to receipt by the Secretary of the Corporation of such demand to call a special meeting.

(vii) After receipt of demands in proper form and in accordance with this Section 2.3 from stockholders of record holding the Requisite Percentage, the Board shall duly call, and determine the place, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation; provided, that the date of any such special meeting shall not be more than one hundred twenty (120) days after the date on which valid special meeting demand(s) from stockholders of record holding the Requisite Percentage are delivered to the Secretary of the Corporation. Notwithstanding anything in these Bylaws to the contrary, the Board may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with Section 2.13 of these Bylaws. The Board shall provide written notice of such special meeting to the stockholders in accordance with Section 2.7 of these Bylaws.

(viii) In connection with a special meeting called in accordance with this Section 2.3, the stockholders of record (except for any Solicited Stockholder) who requested that the Board fix a record date for notice and voting for the special meeting in accordance with this Section 2.3 or who delivered a demand to call a special meeting to the Secretary of the Corporation shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2.3 shall be true and correct as of the record date for stockholders entitled to vote at the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

(ix) Notwithstanding anything in these Bylaws to the contrary, the Secretary of the Corporation shall not be required to call a special meeting pursuant to this Section 2.3 except in accordance with this Section 2.3. If the Board shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 2.3, or shall determine that the stockholders of record requesting that the Board fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2.3, then the Board shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 2.3, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.

2.4	Advance Notice Procedures for Business Brought before a Meeting.

(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (1)(A) was a stockholder of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.4 or (2) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act, which proposal has been included in the proxy statement for the annual meeting. The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting given by or at the direction of the Person calling the meeting pursuant to the Certificate of Incorporation and Section 2.3 of these Bylaws. As used in these Bylaws, unless the context otherwise requires, the term “Person” shall mean any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity. For purposes of this Section 2.4 and Section 2.5 of these Bylaws, “present in person” shall mean that the stockholder proposing that the business be brought before the annual or special meeting of the Corporation, or, if the proposed stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be, if such proposed stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust. This Section 2.4 shall apply to any business that may be brought before an annual or special meeting of stockholders other than nominations for election to the Board at an annual meeting, which shall be governed by Sections 2.5 and 2.6 of these Bylaws. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 or Section 2.6 of these Bylaws, and this Section 2.4 shall not be applicable to nominations for election to the Board except as expressly provided in Section 2.5 or Section 2.6 of these Bylaws.

(ii) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(iii) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(a) As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (2) the number of shares of each class or series of stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (1) and (2) are referred to as “Stockholder Information”);

(b) As to each Proposing Person, (1) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (2) any rights to dividends on the shares of any class or series of stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (3)(x) if such

Proposed Person is (i) a general or limited partnership, syndicate or other group, the identity of each general partner and each person who functions as a general partner of the general or limited partnership, each member of the syndicate or group and each person controlling the general partner or member, (ii) a corporation or a limited liability company, the identity of each officer and each person who functions as an officer of the corporation or limited liability company, each person controlling the corporation or limited liability company and each officer, director, general partner and person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) a trust, any trustee of such trust (each such Person or Persons set forth in the preceding clauses (i), (ii) and (iii), a “Responsible Person”), any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person and any material interests or relationships of such Responsible Person that are not shared generally by other record or beneficial holders of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, any material interests or relationships of such natural person that are not shared generally by other record or beneficial holders of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (4) any material shares or any Synthetic Equity Position in any principal competitor of the Corporation in any principal industry of the Corporation held by such Proposing Persons, (5) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names), (6) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (7) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (8) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (9) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (10) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (10) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(c) As to each item of business that the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other Person (including their names) in connection with the proposal of such business by such stockholder and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(iv) For purposes of this Section 2.4, the term “Proposing Person” shall mean (a) the stockholder of record providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these Bylaws) of such stockholder or beneficial owner and (d) any other Person with whom such stockholder or such beneficial owner (or any of their respective other participants in such solicitation) is Acting in Concert. A Person shall be deemed to be “Acting in Concert” with another Person for purposes of these Bylaws if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel with, or towards a common goal with such other Person, relating to changing or influencing the control of the Corporation or in connection with or as a participant in any transaction having that purpose or effect, where (1) each Person is conscious of the other Person’s conduct, and this awareness is an element in their decision-making processes, and (2) at least one additional factor suggests that such Persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, that a Person shall not be deemed to be Acting in Concert with any other Person solely as a result of the solicitation or receipt of (A) revocable proxies or consents from such other Person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A or (B) tenders of securities from such other Person in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO. A Person Acting in Concert with another Person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(v) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(vi) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(vii) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders, other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(viii) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.5	Advance Notice Procedures for Nominations of Directors.

(i) Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may only be made at such meeting only (a) by or at the direction of the Board, including by any committee or Persons authorized to do so by the Board or these Bylaws, (b) by a stockholder present in person (as defined in Section 2.4) (1) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.5 as to such notice and nomination, or (c) by a stockholder of the Corporation pursuant to Section 2.6 of these Bylaws; provided that this clause (c) shall apply only in the case of an annual meeting. The foregoing clauses (b) and (c) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual or special meeting of stockholders.

(ii) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice (as defined in Section 2.4(ii) of these Bylaws) thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be provided by this Section 2.5, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. If the election of directors is a matter specified in the notice of meeting given by or at the direction of the Person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (a) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its proposed nominee as required to be provided by this Section 2.5, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4(viii) of these Bylaws) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iii) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(a) As to each Nominating Person (as defined below), the Stockholder Information (as defined herein, except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a));

(b) As to each Nominating Person, any Disclosable Interests (as defined herein, except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(c) shall be made with respect to nomination of each person for election as a director at the meeting); and

(c) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (1) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such candidate for nomination were a Nominating Person, (2) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (3) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (1) through (3) are referred to as “Nominee Information”), and (4) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(vi).

(iv) For purposes of this Section 2.5, the term “Nominating Person” shall mean (a) the stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (c) any other participant in such solicitation.

(v) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(vi) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in this Section 2.5 and the candidate for nomination, if not nominated by the Board, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary of the Corporation at the principal executive offices of the Corporation, (a) a completed written questionnaire (in the form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination and (b) a written representation and agreement (in the form provided by the Corporation) that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (2) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the Corporation that has not been disclosed therein or to the Corporation and (3) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(vii) The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

(viii) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.5, if necessary, so that the information provided or required to be provided pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(ix) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(x) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.5, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots case for the nominee in question) shall be void and of no force or effect.

(xi) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.4 and this Section 2.5 or Section 2.6 of these Bylaws.

2.6	Proxy Access.

(i) Subject to the provisions of this Section 2.6, if any Eligible Stockholder (as defined below) or group of up to 20 Eligible Stockholders submits to the Corporation a Proxy Access Notice (as defined below) that complies with this Section 2.6 and such Eligible Stockholder or group of Eligible Stockholders otherwise satisfies all the terms and conditions of this Section 2.6 (such Eligible Stockholder or group of Eligible

Stockholders, a “Nominating Stockholder”), the Corporation shall include in its proxy statement and on its form of proxy and ballot, as applicable (collectively, “proxy materials”), for any annual meeting of stockholders, in addition to any persons nominated for election by the Board or any committee thereof:

(a) the name of any person or persons nominated by such Nominating Stockholder for election to the Board at such annual meeting of stockholders who meets the requirements of this Section 2.6 (a “Nominee”);

(b) disclosure about the Nominee and the Nominating Stockholder required under the rules of the Commission or other applicable law to be included in the proxy materials;

(c) subject to the other applicable provisions of this Section 2.6, a written statement, not to exceed 500 words, that is not contrary to any of the Commission’s proxy rules, including Rule 14a-9 under the Exchange Act (a “Supporting Statement”), included by the Nominating Stockholder in the Proxy Access Notice intended for inclusion in the proxy materials in support of the Nominee’s election to the Board; and

(d) any other information that the Corporation or the Board determines, in its discretion, to include in the proxy materials relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 2.6.

(ii) Maximum Number of Nominees.

(a) The Corporation shall not be required to include in the proxy materials for an annual meeting of stockholders more Nominees than that number of directors constituting twenty percent (20%) of the total number of directors of the Corporation on the last day on which a Proxy Access Notice may be submitted pursuant to this Section 2.6 (rounded down to the nearest whole number, but not less than two) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) the number of Nominees who are subsequently withdrawn and (2) the number of director candidates for which the Corporation shall have received notice that a stockholder intends to nominate as a candidate for director at the annual meeting of stockholders pursuant to Section 2.5(i)(b) of these Bylaws. In the event that one or more vacancies for any reason occurs on the Board after the deadline set forth in Section 2.6(iv) but before the date of the annual meeting of stockholders, and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors as so reduced.

(b) Any Nominating Stockholder submitting more than one Nominee for inclusion in the Corporation’s proxy materials shall rank such Nominees based on the order that the Nominating Stockholder desires such Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Nominees submitted by Nominating Stockholders exceeds the Maximum Number. In the event that the number of Nominees submitted by Nominating Stockholders exceeds the Maximum Number, the highest ranking Nominee from each Nominating Stockholder will be included in the Corporation’s proxy materials until the Maximum Number is reached, going in order from largest to smallest of the number of shares of common stock of the Corporation owned by each Nominating Stockholder as disclosed in each Nominating Stockholder’s Proxy Access Notice. If the Maximum Number is not reached after the highest ranking Nominee of each Nominating Stockholder has been selected, this process will be repeated as many times as necessary until the Maximum Number is reached. If, after the deadline for submitting a Proxy Access Notice as set forth in Section 2.6(iv), a Nominating Stockholder ceases to satisfy the requirements of this Section 2.6 or withdraws its nomination or a Nominee ceases to satisfy the requirements of this Section 2.6 or becomes unwilling or unable to serve on the Board, whether before or after the mailing of definitive proxy materials, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy materials the disregarded Nominee and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy materials, that the Nominee will not be included as a Nominee in the proxy materials and the election of such Nominee will not be voted on at the annual meeting of stockholders.

(iii) Eligibility of Nominating Stockholder.

(a) An “Eligible Stockholder” is a person who has either (1) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 2.6(iii) continuously for the three-year period specified in Subsection (b) below or (2) provides to the Secretary of the Corporation, within the time period referred to in Section 2.6(iv), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that satisfies the requirements as established by the Commission for a stockholder proposal under Rule 14a-8 under the Exchange Act (or any successor rule).

(b) An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 2.6 only if the person or each member of the group, as applicable, has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s outstanding common stock throughout the three-year period preceding and including the date of submission of the Proxy Access Notice, and continues to own at least the Minimum Number through the date of the annual meeting of stockholders. Two or more funds that are (1) under common management and investment control, (2) under common management and funded primarily by a single employer or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (two or more funds referred to under any of clause (1), (2) or (3), collectively a “Qualifying Fund”), shall be treated as one Eligible Stockholder. For the avoidance of doubt, in the event of a nomination by a group of Eligible Stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in this Section 2.6, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Stockholders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.

(c) The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Commission prior to the submission of the Proxy Access Notice.

(d) For purposes of this Section 2.6, an Eligible Stockholder “owns” only those outstanding shares of the common stock of the Corporation as to which the Eligible Stockholder possesses both:

(1)	the full voting and investment rights pertaining to the shares; and

(2)	the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided, that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares: (x) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares, cash or other property based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (i) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares; provided that the Eligible Stockholder has the power to recall such loaned shares on no more than five (5) business days’ notice and includes in the Proxy Access Notice an agreement that it will (1) promptly recall such loaned shares upon being notified that any of its Nominees will be included in the Corporation’s proxy materials pursuant to this Section 2.6 and (2) continue to hold such recalled shares (including the right to vote such shares) through the date of the annual meeting of stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Each Nominating Stockholder shall furnish any other information that may reasonably be required by the Board to verify such stockholder’s continuous ownership of at least the Minimum Number during the three-year period referred to above.

(e) No person may be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that owns the greatest aggregate number of shares of the Corporation’s common stock as reflected in the Proxy Access Notice, and no shares may be attributed as owned by more than one person constituting a Nominating Stockholder under this Section 2.6.

(iv) To nominate a Nominee, the Nominating Stockholder must, no earlier than one hundred fifty (150) calendar days and no later than one hundred twenty (120) calendar days before the date of the Corporation’s proxy materials released to stockholders in connection with the preceding year’s annual meeting of stockholders, submit to the Secretary of the Corporation at the principal executive offices of the Corporation all of the following information and documents (collectively, the “Proxy Access Notice”):

(a) A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the Commission by the Nominating Stockholder as applicable, in accordance with the Commission’s rules;

(b) A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):

(1)	the information, representations and agreements required with respect to the nomination of directors pursuant to Sections 2.5(iii), (vi), (vii), (viii), (ix), (x) and (xi) of these Bylaws, except that for purposes of this Section 2.6 the term “Nominating Stockholder” shall be substituted for the term “Nominating Person”;

(2)	the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(3)	a representation and warranty that the Nominating Stockholder acquired securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation and that neither the Eligible Stockholder nor any Nominee being nominated presently has such intent;

(4)	a representation and warranty that the Nominee’s candidacy or, if elected, Board membership, would not violate the Certificate of Incorporation, these Bylaws, or any applicable state or federal law or the rules of any stock exchange on which the Corporation’s common stock is traded;

(5)	a representation and warranty that the Nominee:

(A)	does not have any direct or indirect material relationship with the Corporation and otherwise would qualify as an “independent director” under the rules of the primary stock exchange on which the Corporation’s common stock is traded and any applicable rules of the Commission and any publicly disclosed standards used by the Board in determining and disclosing independence of the Corporation’s directors;

(B)	would meet the audit committee independence requirements under the rules of the Commission and of the principal stock exchange on which the Corporation’s common stock is traded;

(C)	would qualify as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(D)	would qualify as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision);

(E)	is not and has not been, within the past three (3) years, an officer, director, affiliate or representative of a competitor, as defined under Section 8 of the Clayton Antitrust Act of 1914, as amended, and if the Nominee has held any such position during this period, details thereof; and

(F)	is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) under Regulation S-K (or any successor rule) under the Exchange Act;

(6)	a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.6(iii), has provided evidence of ownership to the extent required by Section 2.6(iii)(a), and such evidence of ownership is true, complete and correct;

(7)	a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 2.6(iii) through the date of the annual meeting of stockholders;

(9)	a representation and warranty that the Nominating Stockholder has not and will not engage in or support, directly or indirectly, a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of stockholders, other than a solicitation in support of the Nominee or any nominee of the Board;

(10)	a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting of stockholders;

(11)	if desired by the Nominating Stockholder, a Supporting Statement;

(12)	in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(13)	in the case of any Eligible Stockholder that is a Qualifying Fund consisting of two or more funds, documentation demonstrating that the funds are eligible to be treated as a Qualifying Fund and that each such fund comprising the Qualifying Fund otherwise meets the requirements set forth in this Section 2.6; and

(14)	a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election any individual as director at the annual meeting of stockholders other than its Nominee(s);

(c) An executed agreement pursuant to which the Nominating Stockholder (including each group member) agrees:

(1)	to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(2)	to file with the Commission any solicitation materials with the Corporation’s stockholders relating to any Nominee or one or more of the Corporation’s directors or director nominees, regardless of whether any such filing is required under any law, rule or regulation or whether any exemption from filing is available for such materials under any law, rule or regulation;

(3)	to assume all liability stemming from any action, suit or proceeding concerning actual or alleged legal or regulatory violations arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Proxy Access Notice;

(4)	to indemnify and hold harmless (jointly and severally with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses, demands, claims or other costs (including reasonable attorneys’ fees and disbursements of counsel) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Nominating Stockholder (including, without limitation, relating to any breach or alleged breach of its obligations, agreements, representations or warranties) pursuant to this Section 2.6; and

(5)	in the event that (x) any information included in the Proxy Access Notice, or any other communication by the Nominating Stockholder (including with respect to any group member) with the Corporation, its stockholders or any other person in connection with the nomination or election of directors ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or (y) the Nominating Stockholder (including any group member) fails to continue to satisfy the eligibility requirements described in Section 2.6(iii), the Nominating Stockholder shall promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) (i) in the case of clause (x) above, notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission, and (ii) in the case of clause (y) above, notify the Corporation why, and in what regard, the Nominating Stockholder fails to comply with the eligibility requirements described in Section 2.6(iii) (it being understood that providing any such notification referenced in clauses (i) and (ii) above shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Nominee from its proxy materials as provided in this Section 2.6); and

(d) An executed agreement by the Nominee:

(1)	providing the representations and information required of a nominee for election as a director of the Corporation in Section 2.5(vi) of these Bylaws, and such other information as the Corporation may reasonably request; and

(2)	that the Nominee (x) consents to be named in the proxy materials as a nominee and, if elected, to serve on the Board and (y) has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines and any other Corporation policies and guidelines applicable to directors generally.

The information and documents required by this Section 2.6(iv) shall be: (a) provided with respect to and executed by each group member, in the case of information applicable to group members; and (b) provided with respect to the persons specified in Instruction 1 to Items 6(c) and 6(d) of Schedule 14N (or any successor item) if and to the extent applicable to a Nominating Stockholder or group member. The Proxy Access Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.6(iv) (other than such information and documents contemplated to be provided after the date the Proxy Access Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation. For the avoidance of doubt, in no event shall any adjournment or postponement of an annual meeting of stockholders or the public announcement thereof commence a new time period for the giving of a Proxy Access Notice pursuant to this Section 2.6.

(v) Exceptions and Clarifications.

(a) Notwithstanding anything to the contrary contained in this Section 2.6, (1) the Corporation may omit from its proxy materials any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s Supporting Statement), (2) any nomination shall be disregarded, and (3) no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Proxy Access Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:

(A)	the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this Section 2.6 or the Nominating Stockholder withdraws its nomination prior to the annual meeting of stockholders;

(B)	the Board determines that such Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with the Certificate of Incorporation, these Bylaws or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s common stock is traded; or

(C)	(x) the Nominating Stockholder fails to continue to satisfy the eligibility requirements described in Section 2.6(iii), (y) any of the representations and warranties made in the Proxy Access Notice cease to be true, complete and correct in all material respects (or omits to state a material fact necessary to make the statements made therein not misleading), (z) the Nominee becomes unwilling or unable to serve on the Board or (w) the Nominating Stockholder or the Nominee materially violates or breaches any of its agreements, representations or warranties in this Section 2.6.

(b) Notwithstanding anything to the contrary contained in this Section 2.6, the Corporation may omit from its proxy materials, or may supplement or correct, any information, including all or any portion of the Supporting Statement included in the Proxy Access Notice, if: (1) such information is not true and correct in all material respects or omits a material statement necessary to make the statements therein not misleading; (2) such information directly or indirectly impugns the character, integrity or personal reputation of, or, without factual foundation, directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations with respect to, any person; or (3) the inclusion of such information in the proxy materials would otherwise violate the Commission’s proxy rules or any other applicable law, rule or regulation. Once submitted with a Proxy Access Notice, a Supporting Statement may not be amended, supplemented or modified by the Nominee or Nominating Stockholder.

(c) For the avoidance of doubt, the Corporation may solicit against, and include in the proxy materials its own statement relating to, any Nominee.

(d) This Section 2.6 provides the exclusive method for a stockholder to include nominees for election to the Board in the Corporation’s proxy materials (including, without limitation, any proxy card or written ballot).

2.7	Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with either Section 2.8 or Section 8.1 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.8	Manner of Giving Notice; Affidavit of Notice.

Notice of any meeting of stockholders shall be deemed given:

(i) if mailed, when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or

(ii) if electronically transmitted as provided in Section 8.1 of these Bylaws.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.9	Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders; provided, that in no event shall a quorum consist of less than a majority of the shares entitled to vote at any such meeting of the stockholders. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.10 of these Bylaws until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.10	Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

2.11	Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other Persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.12	Voting.

Except as may be otherwise provided in the Certificate of Incorporation, these Bylaws or the DGCL, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

2.13	Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.14	Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of a telegram, cablegram or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder.

2.15	List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder entitled to vote and the number of shares registered in the name of each stockholder entitled to vote. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive offices. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.15 or to vote in person or by proxy at any meeting of stockholders.

2.16	Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint a Person to fill that vacancy.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count all votes or ballots;

(iii) count and tabulate all votes;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such Persons to assist them in performing their duties as they determine.

Article III - Directors

3.1	Powers.

Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws related to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2	Number of Directors.

The authorized number of directors constituting the Board shall be determined from time to time by one or more resolutions of the Board, provided the Board shall consist of at least one (1) member and not more than thirteen (13) members. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	Election, Qualification and Term of Office of Directors.

Each director to be elected by the stockholders of the Corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at a meeting of the stockholders for the election of directors at which a quorum is present (an “Election Meeting”); provided, however, that if the Board determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), and the Board has not rescinded such determination by the record date of the Election Meeting as initially announced, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. For purposes of this Section 3.3, a “majority of votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as votes cast as either “for” or “against” such director’s election). In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable.

If an incumbent director who is nominated for an election other than a Contested Election fails to receive a majority of the votes present and voting for such director’s reelection, such director shall tender his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board (or any future committee the equivalent thereof) will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the recommendation of such committee and will publicly disclose its decision within ninety (90) days from the date of the certification of the election results. A director who tenders his or her resignation may not participate in any meeting of the Board or any committee thereof until the Board has determined not to accept his or her resignation.

Except as provided in Section 3.4 of these Bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws. The Certificate of Incorporation or these Bylaws may prescribe other qualifications for directors.

3.4	Resignation, Removal and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Except as otherwise provided by the DGCL or the Certificate of Incorporation, any director may be removed at any time by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares present and entitled to vote generally in the election of directors, voting together as a single class.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the term to which the director is appointed and until such director’s successor shall have been elected and qualified. A vacancy in the Board shall be deemed to exist under these Bylaws in the case of the death, removal or resignation of any director, unless the size of the Board is reduced by the remaining directors.

3.5	Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting pursuant to these Bylaws shall constitute presence in person at the meeting.

3.6	Regular Meetings.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7	Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chair of the Board, the Chief Executive Officer, the President, the Secretary of the Corporation or a majority of the authorized number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i)	delivered personally by hand, by courier or by telephone;

(ii)	sent by U.S. first-class mail, postage prepaid;

(iii)	sent by facsimile or electronic mail; or

(iv)	sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive offices) nor the purpose of the meeting.

3.8	Quorum.

At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9	Board Action by Written Consent without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10	Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV - Committees

4.1	Committees of Directors.

The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

4.2	Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3	Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)	Section 3.5 (place of meetings and meetings by telephone);

(ii)	Section 3.6 (regular meetings);

(iii)	Section 3.7 (special meetings and notice);

(iv)	Section 3.8 (quorum);

(v)	Section 3.9 (action without a meeting); and

(vi)	Section 7.12 (waiver of notice),

with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) regular meetings of committees may be held without notice at such time and at such place as shall from time to time be determined by the applicable committee, or otherwise by either resolution of the Board or resolution of the applicable committee;

(ii) special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

Article V - Officers

5.1	Officers.

The officers of the Corporation shall include a president and a secretary. The Corporation may also have, at the discretion of the Board, an executive chair of the Board, a chief executive officer, a chief financial officer, a treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.

5.2	Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.

5.3	Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a chief executive officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4	Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5	Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

5.6	Representation of Shares of Other Corporations and Entities.

The Chair of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or Assistant Secretary of the Corporation, or any other person authorized by the Board, the Chief Executive Officer, the President or a Vice President, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations or other entity or entities standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other Person authorized to do so by proxy or power of attorney duly executed by such Person having the authority.

5.7	Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Article VI - Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code.

Article VII - General Matters

7.1	Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2	Stock Certificates.

The shares of the Corporation shall not be represented by certificates but shall be uncertificated and represented by book-entry notations in the books of the Corporation, provided that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be represented by certificates. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chair of the Board, the President, Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile or electronic signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

7.3	Lost Certificates.

The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.4	Shares Without Certificates

Unless the Board determines that all of the shares of any class or series of stock of the Corporation shall be represented by certificates, the Corporation shall adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.5	Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.6	Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.7	Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.8	Seal.

The Corporation may, but shall not be required to, adopt a corporate seal, which, if adopted by the Board, may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.9	Transfer of Stock.

Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate Person or Persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the Persons from and to whom it was transferred.

7.10	Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.11	Registered Stockholders.

The Corporation:

(i) shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.12	Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Article VIII - Notice by Electronic Transmission

8.1	Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

(ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other Person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)	if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)	if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2	Definition of Electronic Transmission.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Article IX - Indemnification

9.1	Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, except for liability (i) for any breach of a director’s loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such Person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a Person in connection with a Proceeding initiated by such Person only if the Proceeding was authorized in the specific case by the Board.

9.2	Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such Person in connection with any such Proceeding, if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Person’s conduct was unlawful.

9.3	Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Person to repay all amounts advanced if it should be ultimately determined that the Person is not entitled to be indemnified under this Article IX or otherwise.

9.4	Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article IX is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5	Non-Exclusivity of Rights.

The rights conferred on any Person by this Article IX shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6	Insurance.

The Corporation may purchase and maintain insurance on behalf of any Person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7	Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8	Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the Person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such Person.

9.9	Amendment or Repeal; Interpretation.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such Person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses Bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to the executive chair of the Board, a chief executive officer, a chief financial officer, a treasurer appointed pursuant to Article V of these Bylaws, and to any vice president, assistant secretary, assistant treasurer, or other officer of the Corporation appointed by (x) the Board pursuant to Article V of these Bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the Board (or equivalent governing body) of such other entity pursuant to the Certificate of Incorporation and Bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “vice president” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article IX.

Article X - Amendments

The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation or waive the observance of any bylaw (either generally or in a particular instance, and either retroactively or prospectively). Any adoption, amendment or repeal of the Bylaws of the Corporation or waiver of the observance of any bylaw by the Board shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the Corporation or waive the observance of any bylaw (either generally or in a particular instance, and either retrospectively or prospectively); provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote at an election of directors, voting together as a single class.

Article XI - Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time) or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Broadcom Limited

Certificate of Amendment and Restatement of Bylaws

The undersigned hereby certifies that he is the duly elected, qualified and acting [Title] of Broadcom Limited, a Delaware corporation (the “Corporation”), and that the foregoing Amended and Restated Bylaws were approved on                     , 2018, effective as of                     , 2018 by the Corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this          day of         , 2018.

Name:
Title:

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 IMPORTANT SPECIAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT LINE SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 MMMMMMMMM ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Special Meeting Proxy Card q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposal — The board of directors of Broadcom Limited, a public company limited by shares incorporated under the laws of the + Republic of Singapore (“Broadcom”), unanimously recommends a vote “FOR” the approval of Proposal 1. For Against Abstain 1. To approve the scheme of arrangement under Singapore law among Broadcom, the shareholders of Broadcom and Broadcom Limited, a Delaware corporation, subject to approval of the High Court of the Republic of Singapore, as set forth in Broadcom’s notice of, and proxy statement relating to, its Special Meeting. In their discretion, the Proxies, and either of them acting alone, are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement of the meeting. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1UPX 3628461 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 02QXDE

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting: The notice and proxy statement to shareholders are available at http://investors.broadcom.com/phoenix.zhtml?c=203541&p=proxy. If you would like to reduce the costs incurred by Broadcom in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please contact Broadcom’s transfer agent, Computershare Investor Services at 1-877-373-6374 within the U.S., U.S. Territories and Canada, or at +1-781-575-3100 outside the U.S., U.S. Territories and Canada. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — BROADCOM LIMITED + (Incorporated in the Republic of Singapore) (Company Registration Number 201505572G) THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, being a member of Broadcom Limited (“Broadcom”), hereby appoints Hock E. Tan and James V. Diller, or either of them acting alone, with full powers of substitution, as proxies (the “Proxies”) of the undersigned and hereby authorizes the Proxies to represent and to vote, as designated on the reverse side, all of the ordinary shares or non-economic voting preference shares of Broadcom owned by the undersigned entitled to vote at the Special Meeting to be held at 8:00 a.m. Pacific Time on March 23, 2018, at 1320 Ridder Park Drive, San Jose, California 95131, U.S.A., and at any adjournment or postponement thereof. This Proxy Card, when properly executed and returned in a timely manner, will be voted at the Special Meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, this Proxy Card will be voted “FOR” the approval of Proposal 1, and in accordance with the judgment of the persons named as Proxies herein on any other matters that may properly be put before the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and the accompanying proxy statement. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, TO ARRIVE NO LATER THAN 8:00 A.M. PACIFIC TIME ON MARCH 22, 2018. B Non-Voting Items Change of Address — Please print your new address below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below This Proxy Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signatory is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signatory is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +